                                                       EXHIBIT 4.1
                                                       -----------

===============================================================================

                        POOLING AND SERVICING AGREEMENT

                                  by and among

                          FIRST SIERRA FINANCIAL, INC.

                                  as Servicer,


                       FIRST SIERRA RECEIVABLES II, INC.

                                 as Depositor,


                                      and

                             BANKERS TRUST COMPANY


                        as Back-up Servicer and Trustee


                       -------------------------------

                          Dated as of November 1, 1996

                       -------------------------------

                   First Sierra Equipment Lease Trust 1996-2
                      Equipment Lease-Backed Certificates



===============================================================================

                               TABLE OF CONTENTS

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
ARTICLE I.     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

     Section 1.01. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.02. General Interpretive Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II.    TRANSFER OF INITIAL TRANSFERRED PROPERTY; ORIGINAL ISSUANCE OF CERTIFICATES  . . . . . . . . . . . . .   2

     Section 2.01. Transfer of Initial Transferred Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 2.02. Trustee to Act as Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 2.03. Conditions to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 2.04. Acceptance by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Section 2.05. Liabilities of the Trust and Parties to this Agreement; Limitations Thereon  . . . . . . . . . . .   5
     Section 2.06. Intended Tax Characterization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE III.   REPRESENTATIONS, WARRANTIES AND COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

     Section 3.01. Representations, Warranties and Covenants of Depositor   . . . . . . . . . . . . . . . . . . . . .   7
     Section 3.02. Representations, Warranties and Covenants of the Servicer  . . . . . . . . . . . . . . . . . . . .  21
     Section 3.03. Representations and Warranties of the Back-up Servicer   . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE IV.    PERFECTION OF TRANSFER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

     Section 4.01. Filing; Custody of Lease Files   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 4.02. Name Change or Relocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 4.03. Chief Executive Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 4.04. Costs and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE V.     ADMINISTRATION AND SERVICING
               OF LEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

     Section 5.01. Acceptance of Appointment; Duties of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 5.02. Collection of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Section 5.03. Servicer Advances.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 5.04. Realization Upon Defaulted Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 5.05. Maintenance of Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 5.06. Servicing Compensation; Payment of Certain Expenses by Servicer  . . . . . . . . . . . . . . . . .  36






                                      i

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
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     Section 5.07. Monthly Statement; Annual Report   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 5.08. Quarterly Certificate as to Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 5.09. Annual Independent Public Accountant's Servicing Reports   . . . . . . . . . . . . . . . . . . . .  37
     Section 5.10. Access to Certain Documentation and Information Regarding the Transferred Property   . . . . . . .  38
     Section 5.11. Financial Statements and Other Necessary Data  . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 5.12. Security Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     Section 5.13. Responsibilities of the Back-up Servicer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     Section 5.14. Back-up Servicer Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     Section 5.15. Merger or Consolidation of, or Assumption of the Obligations of, Back-up Servicer  . . . . . . . .  43
     Section 5.16. Back-up Servicer's Waiver of Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE VI.    ACCOUNTS; ALLOCATION AND APPLICATION OF THE TRUST FUND   . . . . . . . . . . . . . . . . . . . . . . .  43

     Section 6.01. Collection Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 6.02. Security Deposit Account and New Transferred Property Funding Account  . . . . . . . . . . . . . .  45
     Section 6.03. Investment of Monies Held in the Accounts; Subaccounts   . . . . . . . . . . . . . . . . . . . . .  45
     Section 6.04. The Certificate Insurance Policies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 6.05. Transfer of New Transferred Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 6.06. Disbursements From Collection  Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     Section 6.07. Statements to Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Section 6.08. Compliance With Withholding Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE VII.   REMOVAL OF NONCONFORMING TRANSFERRED
               PROPERTY; SUBSTITUTION OF LEASES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

     Section 7.01. Removal of Non-Conforming Transferred Property.  . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Section 7.02. Substitution of Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

ARTICLE VIII.  THE CERTIFICATES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

     Section 8.01. The Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Section 8.02. Initial Issuance of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66





                                       ii
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
     Section 8.03. Registration of Transfer and Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . .  66
     Section 8.04. Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  67
     Section 8.05. Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     Section 8.06. Access to List of Certificateholders' Names and Addresses  . . . . . . . . . . . . . . . . . . . .  68
     Section 8.07. Acts of Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

ARTICLE IX.    THE SERVICER, THE DEPOSITOR AND THE BACK-UP SERVICER   . . . . . . . . . . . . . . . . . . . . . . . .  69

     Section 9.01.  Liability of Servicer; Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 9.02.  Merger, Consolidation, or Assumption of the Obligations of Servicer   . . . . . . . . . . . . . .  70
     Section 9.03.  Limitation on Liability of Servicer and Others  . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Section 9.04.  Servicer Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     Section 9.05.  Liability of the Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     Section 9.06.  Limitation on Liability of the Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     Section 9.07.  Limitation on Liability of Back-up Servicer and Others  . . . . . . . . . . . . . . . . . . . . .  72
     Section 9.08.  Back-up Servicer Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     Section 9.09.  Indemnity for Liability Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     Section 9.10.  Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     Section 9.11.  General Limitation of Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

ARTICLE X.     EARLY AMORTIZATION EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

     Section 10.01.  Early Amortization Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     Section 10.02.  Declaration of Early Amortization Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     Section 10.03.  Collection of Indebtedness and Suits for Enforcement by Trustee. . . . . . . . . . . . . . . . .  78
     Section 10.04.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     Section 10.05.  Trustee May Enforce Claims Without Possession of Certificates. . . . . . . . . . . . . . . . . .  79
     Section 10.06.  Application of Money Collected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     Section 10.07.  Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     Section 10.08.  Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     Section 10.09.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     Section 10.10.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
     Section 10.11.  Control by Certificateholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81





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     Section 10.12.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
     Section 10.13.  Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
     Section 10.14.  Waiver of Stay or Extension Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

ARTICLE XI.    SERVICING TERMINATION; BACK-UP SERVICING TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . .  82

     Section 11.01.  Events of Servicing Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
     Section 11.02.  Trustee to Act; Appointment of Successor   . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
     Section 11.03.  Notification to Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     Section 11.04.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     Section 11.05.  Effects of Termination of Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     Section 11.06.  Events of Back-up Servicing Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
     Section 11.07.  Waiver of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

ARTICLE XII.   THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

     Section 12.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
     Section 12.02.  Eligible Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
     Section 12.03.  Trustee's Assignment of Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
     Section 12.04.  Certain Matters Affecting the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
     Section 12.05.  Trustee Not Liable for Certificates or Leases  . . . . . . . . . . . . . . . . . . . . . . . . .  94
     Section 12.06.  Trustee May Own Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
     Section 12.07.  Trustee's Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
     Section 12.08.  Eligibility Requirements for Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
     Section 12.09.  Resignation or Removal of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
     Section 12.10.  Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
     Section 12.11.  Merger or Consolidation of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
     Section 12.12.  Appointment of Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  99
     Section 12.13.  Trustee May Enforce Claims Without Possession of Certificate   . . . . . . . . . . . . . . . . . 101
     Section 12.14.  Suits for Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
     Section 12.15.  Representations and Warranties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
     Section 12.16.  Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102





                                       iv
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ARTICLE XIII.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

     Section 13.01.  Termination of the Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
     Section 13.02.  Optional Removal of All Transferred Property; Final Disposition of Funds   . . . . . . . . . . . 104

ARTICLE XIV.   MISCELLANEOUS PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105

     Section 14.01.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
     Section 14.02.  Limitation on Rights of Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . 106
     Section 14.03.  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
     Section 14.04.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
     Section 14.05.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
     Section 14.06.  Severability of Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
     Section 14.07.  Third Party Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
     Section 14.08.  Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
     Section 14.09.  Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
     Section 14.10.  Survival of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
     Section 14.11.  Captions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
     Section 14.12.  Exhibits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
     Section 14.13.  Calculations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
     Section 14.14.  No Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110

EXHIBITS

Exhibit A  -   Custody Receipt
Exhibit B  -   Forms of Lease
Exhibit C  -   Form of Monthly Statement
Exhibit D  -   Form of Wire Instructions
Exhibit E  -   Form of Class A Certificate
Exhibit F  -   Form of Class B-1 Certificate
Exhibit G  -   Form of Class B-2 Certificate
Exhibit H  -   Form of Trust Certificate
Exhibit I  -   Form of Transferee Letter (Non-144A)
Exhibit J  -   Form of Transferee Letter (144A)
Exhibit K  -   Form of Transferee Letter (Investment Company)
Exhibit L  -   Form of Instrument of Transfer

ANNEX

Annex A   - Defined Terms


                 This POOLING AND SERVICING AGREEMENT, dated as of November 1, 1996, is made with respect to the formation of the First Sierra Equipment Trust 1996-2 and is made by and among First Sierra Financial, Inc., a Delaware corporation, as Servicer (the "Servicer"), Bankers Trust Company, a New York banking corporation, as Back-up Servicer (the "Back-up Servicer"), First Sierra Receivables II, Inc. a Delaware corporation, as Depositor (the "Depositor"), and Bankers Trust Company, not in its individual capacity but solely as Trustee (the "Trustee").


                                  WITNESSETH:

                 In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I.

                                  DEFINITIONS

                 Section 1.01. Definitions. Capitalized terms used and not defined herein shall have the meanings specified in Annex A hereto.


                 Section 1.02. General Interpretive Principles. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                 (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                 (c) references herein to "Articles", "Sections", "subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, Paragraphs and other subdivisions of this Agreement;

                 (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                 (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                 (f) the term "include" or "including" shall mean without limitation by reason of enumeration.


                                  ARTICLE II.

                   TRANSFER OF INITIAL TRANSFERRED PROPERTY;
                       ORIGINAL ISSUANCE OF CERTIFICATES

                 Section 2.01. Transfer of Initial Transferred Property; Characterization of the Transaction. The Depositor, simultaneously with the execution and delivery of this Agreement, does hereby contribute, transfer, assign, and otherwise transfer and grant to the Trustee on behalf of the Trust, without recourse (except as otherwise expressly set forth herein), to be held in trust for the benefit of the Certificateholders and the Certificate Insurer as their interests may appear as provided in this Agreement, all the right, title, and interest of the Depositor in and to (a)(i) any Initial Equipment that is owned by the Depositor and any and all income and proceeds from such Initial Equipment, but subject to the rights of the Lessee to quiet enjoyment of such Initial Equipment under the related Initial Lease and (ii) any security interest of the Depositor in any of the Initial Equipment that is not owned by the Depositor, (b) the Initial Leases, including, without limitation, all Scheduled Payments, Residual Receipts, Defaulted Residual Receipts and any other payments due or made with respect to the Initial Leases after the Cut-Off Date relating to such Initial Leases, (c) any guarantees of a Lessee's obligations under an Initial Lease, (d) all other documents in the Lease Files relating to the Initial Leases, including, without limitation, any UCC financing statements related to the Initial Leases or the Initial Equipment,
(e) any Insurance Policies and Insurance Proceeds with respect to the Initial Leases, (f) all of the Depositor's right, title and interest in and to, and rights under the Sale Agreement executed and delivered in accordance therewith,
(g) the Certificate Insurance Policy, (h) all amounts on deposit in the Collection Account, the Lockbox Account, the Security Deposit Account and the New Transferred Property Funding Account; and (i) any and all income and proceeds of any of the foregoing; provided, however, that the contribution, transfer and assignment effected by this Section 2.01 shall not include the Initial Unpaid Amounts relating thereto.

                 It is the intention of the Depositor, which intention is acknowledged by the Trustee, that this assignment and related issuance of Certificates hereunder constitute the acquisition by the Trust of the Transferred Property conveying good title thereto and constituting a sale for financial accounting purposes, free and clear of all Liens from the Depositor to the Trust, and that the Transferred Property not be part of the Depositor's estate in the event of the insolvency or bankruptcy of the Depositor. In the event that the Transferred Property is held to be property of the Depositor's estate, or if for any reason this Agreement is held or deemed to create a security interest in the Transferred Property, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Article 8 and
Article 9 of the Uniform Commercial Code as in effect in the States of Florida, New York and Texas and (b) the transfer provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee on behalf of the Trust of (i) a valid first priority perfected security interest in all of the Depositor's right, title and interest in and to the Transferred Property, except for the Equipment not owned by the Depositor, and (ii) a valid assignment of its security interest in the Equipment not owned by the Depositor. The Depositor hereby grants such a security interest.

                 In the case of any Initial Lease which has been prepaid in full after the Cut-Off Date relating to the Initial Leases and prior to the Closing Date, the Depositor shall, on the Closing Date, deposit the Reconveyance Amount therefor and for the related Equipment in the Collection Account in lieu of taking the actions described in Section 4.01 with respect thereto.

                 Section 2.02. Trustee to Act as Custodian. The executed original counterpart of each Lease, together with the other documents or instruments, if any, which constitute a part of a Lease File shall be held by the Trustee for the benefit of the Certificateholders and the Certificate Insurer in accordance with the provisions herein.

                 Section 2.03. Conditions to Closing. As conditions to the execution, authentication and delivery of the Certificates by the Trustee and the sale of the Certificates by the Depositor (by issuance thereof by the Trust upon the Depositor's instructions) on the Closing Date, (i) the Depositor shall have received by wire transfer the net proceeds of sale of the Class A Certificates in authorized denominations equal in the aggregate to the Initial Class A Certificate Principal Amount and (ii) the Trustee shall have received the following on or before the Closing Date:

                 (a) The List of Initial Leases, certified by the President, any Senior Vice President, any Vice President or any Assistant Vice President of the Servicer;

                 (b) Copies of resolutions of the Board of Directors of the Depositor approving the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated hereby, certified by a Secretary or an Assistant Secretary of the Depositor;

                 (c) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date, evidencing the due organization and good standing of the Depositor in the State of Delaware;

                 (d) Copies of the Certificate of Incorporation and By-Laws of the Depositor certified by the Secretary of the Depositor;

                 (e) Delivery of the executed Financing Statements, prepared for filing;

                 (f) A certificate listing the Servicing Officers of the Servicer as of the Closing Date;

                 (g) Executed copies of the Sale Agreement, the Pooling and Servicing Agreement and the Lockbox Agreement in form and substance acceptable to the Certificate Insurer;

                 (h) Copies of resolutions of the Board of Directors of First Sierra approving the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of such entity;

                 (i) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date, evidencing the due organization and good standing of First Sierra and the Servicer in the States of Delaware and Texas;

                 (j)         An executed Certificate Insurance Policy;

                 (k) Custody Receipt, substantially in the form of Exhibit A hereto, pursuant to which the Trustee certifies that it has received the Lease File with respect to each Lease on the List of Initial Leases; and

                 (l)         All Necessary Consents.

and (iii) the Certificate Insurer shall have received in writing on or before the Closing Date the following:

                 (a) Acknowledgement by the Back-up Servicer that it and the Servicer have agreed to a format pursuant to which data will be received;

                 (b) An opinion of counsel to the Back-up Servicer dated as of the Closing Date, as to the due authorization, execution and delivery of this Agreement by the Back-up Servicer; and

                 (c) An officer's certificate from a responsible officer of the Back-up Servicer, dated as of the Closing Date, to the effect that (i) the representations and warranties contained in Section 3.03 hereof are true and correct in all material respects as of the Closing Date and (ii) no Event of Back-up Servicing Termination exists hereunder.

                 Section 2.04. Acceptance by Trustee. The Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Agreement, of all right, title and interest in and to the Transferred Property on behalf of the Trust and declares that the Trustee holds and will hold such right, title and interest on behalf of the Trust upon the trusts herein set forth for the benefit of all present and future Certificateholders, the Certificate Insurer and the holder of the Trust Certificate for the use and purpose and subject to the terms and provisions of this Agreement. The Depositor hereby (a) appoints the Trustee as the Depositor's attorney-in-fact with all power independently to enforce all of the Depositor's rights against First Sierra hereunder, under the Sale Agreement and under the Receivables Transfer Agreement and (b) directs the Trustee to enforce such rights. The Trustee hereby accepts such appointment and agrees to enforce such rights.

                 Section 2.05. Liabilities of the Trust and Parties to this Agreement; Limitations Thereon. (a) The obligations evidenced by the Certificates provide recourse only to the Trust Property and provide no recourse against the Depositor, First Sierra, the Servicer, the Trustee, or any other Person. The Holder of the Trust Certificate hereby instructs the Trustee to, and the Trustee hereby agrees to, cause the Trust to pay to (i) the Class A Certificateholders (A) an amount of principal equal to the Initial Class A Certificate Principal Amount and (B) Class A Certificate Interest, (ii) to the Certificate Insurer, the Reimbursement Amount, (iii) to the Class B-1 Certificateholders (A) an amount of principal equal to the Initial Class B-1 Certificate Principal Amount and (B) Class B-1 Certificate Interest and (iv) to the Class B-2 Certificateholders (A) an amount of principal equal to the Initial Class B-2 Certificate Principal Amount and (B) Class B-2 Certificate Interest, in each case at the times, from the sources and on the terms and conditions set forth herein.

                 (b) The Depositor, First Sierra, the Servicer and the Back-up Servicer shall not be liable to the Trust, the Trustee or the Certificateholders except as provided in Article VII and Sections 9.01, 9.03, 9.05, 9.06, 9.07, 9.08, 9.09, 9.11, 9.12 and 9.13 hereof, and, with respect to
First Sierra, as provided in the Sale Agreement. Without limiting the generality of the foregoing, if any Lessee fails to pay any Scheduled Payment, Final Lease Payment, exercised Purchase Option Payment or other amounts due under a Lease, then neither the Trustee, the Trust nor the Certificateholders will have any recourse against the Depositor, First Sierra or the Servicer for such Scheduled Payment, Final Lease Payment, exercised Purchase Option Payment, other amounts due under the Lease or any losses, damages, claims, liabilities or expenses incurred by the Trustee, the Trust or any Certificateholder as a direct or indirect result thereof, except as may be provided for in Article VII and Sections 9.01, 9.03, 9.05, 9.06, 9.07, 9.08, 9.09, 9.11, 9.12 and 9.13
hereof, and, with respect to First Sierra, as provided in the Sale Agreement.

                 (c) The Trustee agrees that in the event of a default by a Lessee under the terms of a Lease, which default is not cured within any applicable cure period set forth in such Lease, the Trustee, the Trust, and the Certificateholders shall be expressly limited to the sources of payment specified herein. In addition, the Trustee shall have the right to exercise the rights of First Sierra (assigned by First Sierra to the Depositor and then to the Trustee) under the Leases, the Insurance Policies and any document in any Lease File in the name of the Trustee, the Trust and the Certificateholders, either directly or through the Servicer as agent, and the Trustee is hereby directed by the Depositor to exercise such rights; provided, however, that the Trustee shall not be required to take any action pursuant to this Section 2.05(c) except upon written instructions from the Servicer. A carbon, photographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement in any State.

                 (d) The receipt of the Transferred Property by the Trustee on behalf of the Trust pursuant to this Agreement does not constitute and is not intended to result in an assumption by the Trustee, the Trust or any Certificateholder of any obligation (except for the obligation not to disturb a Lessee's right of quiet enjoyment) of First Sierra or the Servicer to any Lessee or other Person in connection with the Equipment, the Leases, the Insurance Policies or any document in the Lease Files.

                 Section 2.06. Intended Tax Characterization. The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Class A Certificates and the Class B Certificates shall constitute indebtedness and that for all applicable tax purposes, accordingly, the Holder of the Trust Certificate shall be treated as sole and exclusive owner of the Transferred Property. Further, each party hereto, including the Certificateholders, hereby covenants to every other party hereto to treat the Class A Certificates and the Class B Certificates as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take or participate in the taking of, or permit to be taken, any action that is inconsistent with the treatment of the Class A Certificates or of the Class B Certificates as indebtedness for tax purposes. All successors and assigns of the parties hereto shall be bound by the provisions hereof.


                                  ARTICLE III.

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

                 Section 3.01. Representations, Warranties and Covenants of Depositor. The Depositor hereby makes the following representations, warranties and covenants to the Trustee, the Trust, the Certificate Insurer and the Certificateholders on which the Trustee relies in accepting the Initial Transferred Property in trust and in authenticating the Certificates, on which the Certificate Insurer relies in executing and delivering the Certificate Insurance Policy and on which the initial Certificateholders have relied in purchasing the Certificates. Such representations, warranties and covenants are made as of the Closing Date, shall be deemed to be re-affirmed on each subsequent Transfer Date and shall survive each sale, transfer and assignment of any Transferred Property to the Trustee, until the Certificates have been paid in full.

                 (a) The Depositor represents and warrants, as to itself:

                          (i)     The Depositor is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of the State of Delaware and each other applicable jurisdiction to the extent necessary to perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The Depositor has the full power and authority and all requisite authorizations, approvals, orders, licenses, certificates and permits of and from all government or regulatory officials and bodies to own its properties, to conduct its business and to execute and deliver, engage in the transactions contemplated by, and perform and observe its obligations under, this Agreement and the other Transaction Documents to which it is a party; all such authorizations, approvals, orders, licenses and certificates are in full force and effect; and, there are no legal or governmental proceedings pending or, to the best knowledge of the Depositor, threatened that would result in a material modification, suspension or revocation thereof;

                         (ii) Each of this Agreement and the other Transaction Documents to which it is a party has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

                        (iii) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority, court or any other third party is required for the execution, delivery and performance of or compliance by the Depositor with its obligations under this Agreement and the other Transaction Documents or the consummation by the Depositor of any of the transactions contemplated hereby or thereby other than the Necessary Consents, each of which has been obtained and complete copies of which have been provided to the Trustee;

                         (iv) None of the execution and delivery of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (1) the certificate or bylaws of the Depositor, or (2) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (B) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (C) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Transferred Property or any documents or instruments evidencing or securing the Transferred Property;

                          (v) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement and the other Transaction Documents, or the validity or enforceability of this Agreement and the other Transaction Documents;

                         (vi) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder or under the other Transaction Documents;

                        (vii) The Depositor's principal place of business and chief executive office are located at the address of Depositor set forth in Section 14.05 hereof and, there are now no, and during the past four months there have not been, any other locations where the Depositor is located (as that term is used in the UCC in the state of such location) except that, with respect to such changes occurring after the date of this Agreement, as shall have been specifically disclosed to the Servicer, the Certificate Insurer and the Trustee in writing;

                       (viii) The Depositor's Registration Statement relating to the Class A Certificates has been declared effective under the Securities Act of 1933, as amended; such Registration Statement complies as to form with all requirements of such Act. The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible or which are attributed to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Depositor not misleading. To the best of the Depositor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading;

                         (ix) The Depositor is solvent and will not become insolvent after giving effect to the contemplated transactions. The Depositor is paying its debts as they become due and will have adequate capital to conduct its business after giving effect to the contemplated transactions;

                          (x)     The Depositor has no subsidiaries;

                         (xi) As of the Closing Date, the Depositor has filed, or has obtained an extension of time to file, returns for, and paid in full, all federal, State and local taxes required to be paid by it to the extent such filings and payments were required prior to the date of this Agreement except as disclosed prior to the Closing Date to the Certificate Insurer to the extent being contested in good faith and as to which adequate reserves have been maintained in accordance with GAAP;

                        (xii) The legal name of the Depositor is as set forth in the signature line of this Agreement and the Depositor has not changed its name since its incorporation and since its incorporation the Depositor did not use, nor does the Depositor now use any trade names, fictitious names, assumed names or "doing business as" names except that, with respect to such changes occurring after the date of this Agreement, as shall have been specifically disclosed to the Servicer, the Back-up Servicer, the Trustee and the Certificate Insurer in writing; and

                       (xiii) This Agreement constitutes a valid assignment, transfer and conveyance to the Trust of all right, title and interest of the Depositor in, to and under the Transferred Property.


                 (b) The Depositor represents and warrants with respect to the Leases as of the applicable Cut- Off Date as follows:

                          (i) Each Lease is for the Equipment identified therein and no Equipment (other than Vehicles) is of a type which requires issuance of a certificate of title to evidence ownership thereof or a security interest therein.

                         (ii) The information with respect to each Lease and the Equipment subject to each Lease in the List of Leases is true and correct and the computer tape from which the selection of the Leases was made, was made available to the Underwriter by First Sierra prior to the Closing Date and was complete and accurate as of its date and includes a description of the same Leases that are described in the List of Leases.

                        (iii) No provision of any Lease has been waived, altered or modified in any respect, except by instrument or documents contained in its Lease File and identified by the Depositor and no modification or amendment of any Lease would individually or in the aggregate materially and adversely affect the Depositor or the Trustee's rights thereunder or has reduced the amount of any Scheduled Payment or the aggregate amount of Scheduled Payments owing thereunder or extended the expiration date thereof.

                         (iv) Each Lease is a valid and binding payment obligation of the related Lessee and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect.

                          (v) Each Lease contains a "hell or high water" clause under which the Lessee's obligations are non-cancelable and unconditional and not subject to any right of set-off, defense, abatement, counterclaim, reduction or recoupment; no Lease is or will be subject to rights of rescission, set-off, counterclaim or defense, and each Lease provides for acceleration of the Scheduled Payments upon default by the Lessee.

                         (vi) The Leases do not violate the laws of any applicable state or of the United States, including, without limitation, usury, truth-in-lending and equal credit opportunities laws applicable to such Lease.

                        (vii) Each Lease is net to the lessor of any maintenance, taxes, insurance or other expenses and each Lease contains provisions requiring the Lessee to maintain the Equipment, at its sole expense, at all times during the term of the Lease, in good operating order, repair, condition and appearance, and protect the Equipment from deterioration (except for normal wear and tear) and maintain an Insurance Policy with respect to the Equipment in an amount at least equal to the replacement value thereof (and to the extent such

         Equipment had an original cost in excess of $35,000, a copy of such Insurance Policy shall be included in the Lease File delivered to the Trustee), and upon the occurrence of a casualty, to pay any difference between the proceeds of such insurance and the implicit principal balance of such Lease and to pay all sales, rental, property or similar taxes or fees, fines and penalties with respect to the Equipment and to assume all risk of loss or malfunction of the related Equipment.

                       (viii) As of the Closing Date (or as of the related Conveyance Date, Addition Date or Transfer Date), all action shall have been taken by the Depositor to convey all of its right, title and interest in and to the Leases and the related Equipment to the Trustee.

                         (ix) Any party executing a Lease on behalf of First Sierra had the legal capacity and authority to execute such Leases and, to the Depositor's knowledge, all other parties to the Lease had the legal capacity to execute such Lease.

                          (x)     The right, title and interest of the
         Depositor in and to each Lease and the related Equipment (or any other property conveyed by the Depositor pursuant to this Agreement) have not been sold, transferred, assigned or pledged by the Depositor to any other Person (or any such pledge has been released as evidenced by releases of collateral) and at the time of the conveyance of such Lease to the Trustee the Depositor was the sole owner of such Lease and the rights thereunder in and to the related Equipment and had good and marketable title to each Lease and had the power to convey such Lease and assign its interest in the related Equipment free and clear of any Liens.

                         (xi) No Lease provides for the substitution, addition or exchange of any item of Equipment which would result in any reduction of payments due under such Lease.

                        (xii) There is not more than one counterpart of each Lease that constitutes "chattel paper" for purposes of Section 9-105(1)(b) and 9-308 of the UCC and such counterpart shall be delivered to the Trustee on the respective Conveyance Date.

                       (xiii) The Depositor has duly fulfilled all material obligations on its part to be fulfilled under or in connection with each Lease, including, without limitation, giving any notices or consents necessary to effect the contribution, assignment, transfer, and conveyance of the Lease from the Depositor to the Trustee and has done nothing to materially impair the rights of the Trustee, the Trust, the Certificateholders, or the Certificate Insurer in such Lease or the proceeds with respect thereto.

                        (xiv) No Lease has been amended after the Cut-Off Date such that the amount of any Scheduled Payment (or the aggregate Scheduled Payments) has been reduced or the expiration date thereof has been extended.

                         (xv) No proceedings or, to the best of the Depositor's knowledge, investigations, are pending, or have been threatened asserting the invalidity of any Lease, or seeking any determination or ruling that might adversely and materially affect the validity or enforceability of any Lease.

                        (xvi) All filings (including UCC filings) necessary to evidence the conveyance of the Leases to the Trustee and to perfect the first perfected priority security interest of the Trustee in the Leases and related Equipment (in accordance with the Filing Requirements) have been made in all appropriate jurisdictions and are in full force and effect.

                       (xvii) No Lessee is, to the Depositor's knowledge, subject to bankruptcy or other insolvency proceedings.

                      (xviii)     Each Lessee's billing address is in the
         United States.

                        (xix) All payments under each Lease are required to be made in United States dollars.

                         (xx) No Lease requires the prior written consent of a Lessee or contains another restriction relating to the transfer or assignment of such Lease (except such as have been obtained).

                        (xxi) No Lease permits the prepayment thereof at the option of the Lessee for an amount that is less than the Prepayment Amount related to such Lease from time to time.

                       (xxii) No Lease is the subject of litigation or has been referred to counsel, and the Depositor has no knowledge of any challenge or dispute by any Lessee under any Lease.

                      (xxiii)     With respect to each Lease for which the
         Depositor collects maintenance payments, the Depositor remits such maintenance payments to the related maintenance providers.

                       (xxiv)     No Lease is a "consumer lease" as defined in
         Article 2A of the UCC or a "consumer credit contract" subject to the FTC Rule (16 C.F.R., Part 433).

                        (xxv) Each Lease was originated after October 31, 1994, and will commence no later than March 1, 1997, and no Lease had a final payment date later than May 1, 2004.

                       (xxvi) No Lessee is a government or municipality and no Lessee is an affiliate of the Depositor.

                      (xxvii)     Each Lease is either a lease "intended as
         security" within the meaning of UCC Section 1-201(37) or a "lease" within the meaning of UCC Section 2A-103(1)(j).

                     (xxviii)     As of the Cut-Off Date each Lease provides
         for monthly, quarterly or annual Scheduled Payments; no Lease has more than 10% of its total Scheduled Payments due on its final Scheduled Payment date; the weighted average life of the remaining Scheduled Payments comprising the Aggregate Discounted Contract Principal Balance does not exceed 28 months as of the Closing Date and the weighted average life of the remaining Scheduled Payments will not exceed 28 months as of any Addition Date.

                       (xxix) In the event of a Casualty Loss, the Source may require the Lessee, at the Lessee's expense, to (a) replace the Equipment with like equipment in good repair, acceptable to the Source; or (b) pay the Discounted Contract Principal Balance and the booked residual value of the Equipment.

                        (xxx) No Lease permits the Lessee to utilize any Security Deposit to offset any Scheduled Payment.

                       (xxxi) Any guarantees required at the time of origination of a Lease remain in full force and effect.

                      (xxxii)     No Lease was originated by First Sierra
         Graphics.

                     (xxxiii)     Each Lessee, Lease and Source meet First
         Sierra's Credit and Collections Policies and Procedures and no Lease was selected on any adverse basis which would have any material effect on the Certificateholders or the Certificate Insurer.

                      (xxxiv)     Each Source has entered into a valid sale and
         assignment of each Lease originated by such Source to First Sierra.

                       (xxxv) No one Source (including its affiliates) has originated more than 20% of all Leases except consented to by the Certificate Insurer.

                      (xxxvi)     Each Lease agreement conforms, in all
         material respects, to one of the forms of leases contained in Exhibit B hereto.

                     (xxxvii)     Each Source has agreed pursuant to its Source
         Agreement that the reserves established under each Source Agreement may be utilized to satisfy a default under any of the Leases covered by such Source Agreement.

                    (xxxviii)     As of the Cut-Off Date no one Lessee
         (including its Affiliates) is the Lessee under Leases for which the sum of the Discounted Contract Principal Balances exceeds $834,418; no more than $3,651,406 of the Aggregate Discounted Contract Principal Balance is attributable to Leases with any 10 Lessees (including their respective affiliates), and the average original equipment cost (based on GAAP) of the Equipment subject to the Leases shall not exceed $100,000.

                      (xxxix)     The transfer, assignment and contribution to
         the Trustee on behalf of the Trust of the Leases and the Depositor's right, title and interest in and to any item of Equipment will not violate the terms or provisions of any such Lease or any other agreement to which the Depositor then is a party or by which it is bound.

                         (xl) After giving effect to each assignment, transfer and contribution contemplated by this Agreement, the Trustee on behalf of the Trust will be (i) the sole owner of, and have good and marketable title to, the related Lease and (ii) the holder of a valid perfected first priority security interest in the related Equipment.

                        (xli) At the time that any item of the Equipment is assigned, transferred and contributed pursuant to the terms of this Agreement, the Depositor will have no knowledge that such Equipment has suffered any loss or damage except for such Equipment that has been restored to its original value, ordinary wear and tear excepted.

                       (xlii) To the best of the Depositor's knowledge after due inquiry, (i) there has been no default by First Sierra which is reasonably likely to have a material adverse effect on any Lease,
         (ii) no event has occurred and is continuing which with notice, the lapse of time or both would constitute a default under any Lease and
         (iii) First Sierra has not waived any of the foregoing.

                      (xliii)     As of the time of each assignment, transfer
         and contribution pursuant to the terms hereof (and based upon the Aggregate Discounted Contract Principal Balance of the Leases as of the Cut-off Date), (i) the sum of the Aggregate Discounted Contract Principal Balance of all Leases in any one state will not exceed 14% of the Aggregate Discounted Contract Principal Balance of all Leases except for California which will not exceed 25%, (ii) no Leases permit early termination for an amount less than the Prepayment Amount and
         (iii) the maximum collateral value of any Additional Lease purchased pursuant to a subsequent funding will not exceed the lesser of (a) 1.1% of the Aggregate Discounted Contract Principal Balance and (b) $813,000.

                       (xliv) As of the applicable Cut-Off Date, no Lessee will have been released, in whole or in part, from any of its obligations in respect of any such Lease; no such Lease will have been satisfied, canceled, extended or subordinated, in whole or in part, or rescinded, and no Equipment covered by any such Lease will have been released from such Lease, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

                        (xlv) No Lease has been originated in or be subject to the laws of any jurisdiction whose laws would make the assignment and transfer thereof pursuant to the terms hereof or any transaction contemplated by the Transaction Documents unlawful.

                       (xlvi) Each Lease provides that First Sierra has no obligation to assemble, install, test, adjust or service the Equipment subject to a Lease.

                      (xlvii)     As of the applicable Cut-off Date, no Lease
         has a balloon payment which is more than five times the amount of the regular Lease Payments or payments of principal and interest on such Lease, except as has been disclosed to, and approved by, the Certificate Insurer.

                     (xlviii)     To the Depositor's knowledge, no item of
         Equipment has been relocated from the jurisdiction set forth in the Lease or, if the Depositor has knowledge of any such relocation, all UCC filings necessary to continue the first priority security interest in such Equipment have been made in a manner consistent with the Filing Requirements.

                       (xlix) Each Lessee has accepted the related Equipment and, after reasonable opportunity to inspect and test, has not notified the Depositor of any defects therein.

                          (l) The Leases were originated or acquired by the Depositor in the ordinary course of its business. The origination and collection practices used by the Depositor with respect to each Lease have been legal in all respects except where the failure to do so would not result in a material adverse effect on the Leases.

                         (li) No Lease has been rewritten or extended other than with respect to non-credit related matters (ie. change in day of the month for payment or change due to damage to Equipment) and any document evidencing any such change has been included in the related Lease File.

                        (lii) The Aggregated Discounted Contract Principal Balance of all Leases as of the Cut-Off Date is equal to $72,024,443.60; and no Lease has a Discounted Contract Principal Balance as of the Cut-Off Date of more than $318,661.

                       (liii) As of the Cut-off Date, no item of Equipment has been repossessed.

                        (liv) Not more than 5% of the Leases (based upon the Aggregate Discounted Contract Principal Balance as of the Cut-Off
         Date) are true leases as of the Cut-Off Date.

                         (lv) The Depositor has the right under each Lease to exercise appropriate remedies with respect to the related Equipment without obtaining the consent of any third parties.

                        (lvi) The Depositor will cause its records to be marked to reflect the transfer of the Leases to the Trustee on behalf of the Trust.

                       (lvii) The Depositor purchased each item of Equipment from either (A) the manufacturer or other supplier following receipt of an invoice from such manufacturer or supplier or (B) a Lessee following confirmation that such item of Equipment was on such Lessee's premises.

                      (lviii)     The sale, transfer, assignment and conveyance
         contemplated by this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Depositor to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have been or will be paid by the Depositor as due. In the event that the Trustee receives actual notice of any Transfer Taxes arising out of such transfer, assignment and conveyance, on written demand by the Trustee, or upon the Depositor's otherwise being given notice thereof, the Depositor shall pay, and otherwise indemnify and hold the Trustee, and the Certificate Insurer harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Certificateholders, the Trustee, and the Certificate Insurer shall have no obligation to pay such Transfer Taxes).

                        (lix) Each Lease has a remaining term of at least 2 months but not greater than 84 months. With respect to Additional Leases, the remaining term is no greater than six months prior to the Maturity Date and each Lease includes only the remaining noncancellable payments purchased and funded by First Sierra.

                         (lx) Except with respect to Leases for which the related Equipment is Vehicles, First Sierra has filed UCC-1 financing statements naming the Trustee as secured party and the Equipment as collateral with respect to all Leases for which the related Equipment had an original cost in excess of $75,000.

                        (lxi) As of the related Transfer Date, the Depositor had no actual knowledge that any Lease would not be paid in full.

                       (lxii) Each Additional Lease was acquired by First Sierra from a Source pursuant to First Sierra's Private Label Program and not more than 1% of the Aggregate Discounted Contract Principal Balance of the Leases will result from the lease of software.

                      (lxiii)     Not more than 3.3% of the Leases (based upon
         the Aggregate Discounted Contract Principal Balance as of the Cut-Off
         Date) are Leases with respect to which the related Equipment are Vehicles.

                       (lxiv) With respect to each Lease for which the related Equipment is a Vehicle, First Sierra has filed, prior to the related Conveyance Date, an application for a Certificate of Title naming the Trustee as lienholder with the appropriate titling office and had provided the Trustee with a copy of such application and has taken all steps necessary to perfect the Trustee's security interest in such Vehicle.

                        (lxv) With respect to each Lease secured by a Vehicle, the Certificate of Title for such Vehicle shows, or if a new or replacement Certificate of Title is being applied for with respect to such Vehicle the Certificate of Title will show, the Trustee as the sole holder of a security interest in such Vehicle.

                       (lxvi) As of the Closing Date, or the related Addition or Transfer Date, there is no lien or claims against any Vehicle securing a Lease for delinquent taxes or for work, labor or material affecting any Vehicle.

                      (lxvii)     In connection with any Lease secured by a
         Vehicle, the related Source required the related Lessee to furnish evidence that the related Vehicle was covered by a comprehensive and collision insurance policy naming such Source as loss payee and insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage in an amount equal to the actual cash value on the related Vehicle.

                     (lxviii)     With respect to any Lease secured by a
         Vehicle, the Lessee is in fact the primary or sole operator of the related Vehicle.

                       (lxix)     Each Lease constitutes an Eligible Lease.

                        (lxx) Each Source has agreed to cross-collateralize any Lease sold to First Sierra with respect to defaults and reserves established, subject to the terms of the related Source Agreement.

                       (lxxi) With respect to each Lease (including, without limitation, any Additional Lease or Substitute Lease) secured by a Vehicle, the final maturity of such Lease is not less than 30 months prior to the Maturity Date.

                      (lxxii)     With respect to each Lease, the Lease File
         for such Lease has been delivered to the Trustee on or prior to (i) the Closing Date, with respect to the Initial Leases and (ii) the Transfer Date, with respect to the Additional Leases and Substitute Leases; provided, however, that with respect to Initial Lease No. 16870-1, the Lease File shall be delivered to the Trustee prior to the Payment Date occurring in January 1997.

                 (c) The Depositor additionally represents and covenants that:

                          (i) The Depositor shall be operated in such a manner that it would not be substantively consolidated in the trust estate of any other Person in the event of a bankruptcy or insolvency of such Person and in such regard, the Depositor shall:

                             (A)  not become involved in the day-to-day
                 management of any other Person;

                             (B) not permit First Sierra to become involved in the day-to-day management of the Depositor except to the extent provided in the Transaction Documents;

                             (C) not engage in transactions with any other Person other than those activities described in Article II hereof and matters necessarily incident thereto;

                             (D) maintain separate corporate records and books of account in a separate business office from any other Person;

                             (E)  the financial statements and books and
                 records of First Sierra prepared after the Closing Date will reflect the separate existence of the Depositor;

                             (F)  maintain its assets separately from the
                 assets of any other Person (including through the maintenance of a separate bank account);

                             (G) maintain separate financial statements, books and records from any other Person;

                             (H) not guarantee any other Person's obligations or advance funds to, or accept funds from, any other Person for the payment of expenses or otherwise permit First Sierra to guarantee any of the Depositor's obligations;

                             (I) conduct all business correspondence of the Depositor and other communications in the Depositor's own name;

                             (J) not act as an agent of any other Person in any capacity except pursuant to contractual documents indicating such capacity and only in respect of transactions described in Article II hereof and matters necessarily incident thereto;

                             (K) not fail to hold appropriate meetings of the Board of Directors at least three times per annum and otherwise as necessary to authorize all corporate action;

                             (L) not fail to hold meetings of the stockholders at least one time per annum;

                             (M)  not form, or cause to be formed, any
                 subsidiaries;

                             (N)  not act as an agent of First Sierra nor
                 permit First Sierra to act as its agent except to the limited extent permitted under the Transaction Documents;

                             (O) maintain two independent directors at all times; and

                             (P)  maintain a separate office from First Sierra;
                 and

                             (Q) not engage in intercorporate transactions except to the extent permitted under the Transaction Documents or as contemplated in the Registration Statement or Article III of its Certificate of Incorporation; and

                         (ii) The Depositor's Certificate of Incorporation limits the Depositor's activities to (A) the purchasing and lending against interests in pools of trade, account, consumer and lease receivables, loans and other obligations representing part or all of the sales price of merchandise, insurance or services or the obligations due under leases, (B) issuing securities secured by such obligations and (C) any activities incidental to the foregoing.

                 (d)         It is understood and agreed that the
representations, warranties and covenants set forth in this Section 3.01 shall survive delivery of the respective Lease Files to the Trustee and shall inure to the benefit of the Trustee, the Trust, the Certificate Insurer and the Certificateholders.

         Section 3.02. Representations, Warranties and Covenants of the Servicer. The Servicer hereby makes the following representations, warranties and covenants to the Trustee, the Trust, the Back-up Servicer, the Certificate Insurer and the Certificateholders on which the Trustee relies in accepting the Initial Transferred Property in trust and authenticating the Certificates, on which the Certificate Insurer relies in executing and delivering the Certificate Insurance Policy and on which the initial Certificateholders have relied in purchasing the Certificates from the Depositor. Such representations, warranties and covenants are made as of the Closing Date, shall be deemed to be re-affirmed on each subsequent Transfer Date and shall survive the contribution, transfer, and assignment of any Transferred Property to the Trustee.

                 (a) The Servicer represents and warrants as to itself and its responsibilities:

                          (i) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing in good standing under the laws of the State of Delaware, has the power to own its assets and to transact the business in which it is presently engaged, and had at all relevant times and now has the power, authority and legal right to service the Leases and perform its obligations hereunder and under the other Transaction Documents to which it is a party.

                         (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to be so qualified and in good standing or obtain such licenses or approvals would have a material adverse effect on the Servicer's business and operations or in which the servicing of the Leases as required by this Agreement or the performance of its obligations under the Transaction Documents requires or will require such qualification, licenses or approvals.

                        (iii) Authorization. The Servicer has the power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement and the other Transaction Documents have been duly authorized by the Servicer by all necessary corporate action.

                         (iv) Binding Obligation. Each of this Agreement and the other Transaction Documents to which it is a party, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

                          (v) No Violation. The consummation by the Servicer of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

                         (vi) No Proceedings. There are no proceedings or investigations to which the Servicer, or any of the Servicer's Affiliates, is a party pending or, to the best of the Servicer's knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or the other Transaction Documents, the other Transaction Documents or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

                        (vii) Approvals. All approvals, authorizations, consents, orders or other actions of any Person or court required on the part of the Servicer in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party have been or will be taken or obtained on or prior to the Closing Date.

                       (viii) Servicer Default. No Event of Servicing Termination has occurred and no condition exists, which, upon the issuance of the Certificates would constitute an Event of Servicing Termination or a default or event of default under any Transaction Document.

                 (b) The Servicer additionally covenants as follows as to the Transferred Property:

                          (i) Lease Management System. First Sierra as Servicer of the Leases will, at its own cost and expense, (A) retain the Lease Management System, or an alternative system of equal capability, used by the Servicer as a master record of the Leases and all Lease Files (except the original executed contract for each Lease) which shall be delivered to the Trustee and (ii) mark the Lease Management System and the secured party's original of each Lease, or other physical records of the Leases to the effect that the Leases listed thereon have been transferred to the Depositor pursuant to the Sale Agreement and conveyed by the Depositor to the Trustee on behalf of the Certificateholders and the Certificate Insurer pursuant hereto.

                         (ii) Compliance with Law. The Servicer will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Leases and the Equipment or any part thereof; provided, however, that the Servicer may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Certificateholders in the Leases and the Equipment; provided, however, that such contests shall be in good faith by appropriate proceedings and as to which adequate reserves in accordance with GAAP have been established, but only so long as such proceedings shall not individually or in the aggregate subject the Certificate Insurer or the Trustee to any civil or criminal liability or involve any risk of loss of any collateral.

                        (iii) Preservation of Security Interest. The Servicer shall execute and file such continuation statements and any other documents requested by the Trustee or which may be required by law to fully preserve and protect the interest of the Trustee on behalf of the Trust in and to the Transferred Property.

                         (iv) Obligations with Respect to Leases. The Servicer will use commercially reasonable best efforts to duly fulfill and comply, in all material respects, with all obligations on the part of the "lessor" to be fulfilled under or in connection with each Lease and Servicer will do nothing to impair the rights of the Trustee in the Leases and the Equipment. The Servicer will use such efforts and will not change or modify the Leases, except insofar as any change or failure so to comply or conform would not materially and adversely affect the rights of the Trust, the Trustee or the Certificateholders; provided, however, that any successor Servicer will be obligated to use commercially reasonable best efforts to fulfill and comply with the obligations on the part of the "lessor" under each Lease only to the extent that any out-of-pocket costs associated with such compliance or fulfillment are reimbursed.

                          (v) Notification. The Servicer agrees to notify the Depositor, the Certificate Insurer and the Trustee as soon as practicable, but in no event later than two (2) Business Days, upon a breach of any representation or warranty contained herein, or upon the failure of the Servicer to perform its duties hereunder.

                         (vi) Lien in Force. The Servicer shall not release or assign any Lien in favor of the Trustee on any item of Equipment related to any Lease in whole or in part, except as provided herein. The Servicer shall use its best efforts to remove, or to cause the related Lessee to remove, any Liens on the Trust Estate other than the Lien created hereby.

                        (vii) Fulfill Obligations. The Servicer will in all material respects duly fulfill all obligations on the Servicer's part to be fulfilled under or in connection with the Trust Property. The Servicer will not amend, rescind, cancel or modify any Lease or term or provision thereof, except as contemplated herein, and the Servicer will not do anything that would materially impair the rights of the Certificateholders or the Certificate Insurer in the Transferred Property, except as contemplated herein.

                       (viii) Preservation of the Equipment. As more specifically set forth in this Agreement, in performing its servicing duties hereunder, the Servicer shall, in accordance with the Servicing Standard, collect all payments required to be made by the Lessees under the Leases, enforce all material rights of the Depositor under the Leases and defend the Equipment against all Persons, claims and demands whatsoever. The Servicer shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Equipment, except as permitted under this Agreement.

                         (ix) Requests for Information. The Servicer shall deliver to the Depositor, the Certificate Insurer, each Certificateholder, the Trustee and the Back-up Servicer:

                             (1) Notice of Event of Servicing Termination or
                 Early Amortization Event. Immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Servicing Termination or an Early Amortization Event, or any event, which with the lapse of time would constitute an Event of Servicing Termination or an Early Amortization Event, a written notice describing its nature and period of existence and, in the case of an Event of Servicing Termination, which action the Servicer is taking or proposes to take with respect thereto; and

                             (2) Requested Information. With reasonable
                 promptness, any other data and information which may be reasonably requested from time to time, including any information required to be made available at any time to any prospective transferee of any Certificates in order to satisfy the requirements of Rule 144A under the Securities Act.

                          (x)     Delivery of Leases. Upon an Event of
         Servicing Termination, the Servicer shall promptly deliver possession of the Leases to the Trustee.

                         (xi)     Delivery of Computer Tapes. On each
         Determination Date, the Servicer shall deliver a computer tape to the Back-up Servicer to enable the Back-up Servicer to confirm the information contained in the Monthly Statement. Such computer tape shall be in the format agreed to by the parties.

                 Section 3.03. Representations and Warranties of the Back-up Servicer. The Back-up Servicer hereby makes the following representations and warranties for the benefit of the Depositor, the Trustee, the Certificate Insurer and the Certificateholders. Such representations and warranties are made as of the Closing Date, but shall survive the execution and delivery of this Agreement.

                 (a) The Back-up Servicer represents and warrants as to itself and its responsibilities:

                          (i) Organization and Good Standing. The Back-up Servicer is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the power, authority and legal right to perform its obligations hereunder.

                         (ii) Due Qualification. The Back-up Servicer has obtained all necessary licenses and approvals, in the State of New York where the failure to be so qualified and in good standing or obtain such licenses or approvals would have a material adverse effect on the Back-up Servicer's business and operations or in which the performance of its obligations hereunder requires or will require such qualification, licenses or approvals.

                        (iii) Authorization. The Back-up Servicer has the power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement has been duly authorized by the Back-up Servicer by all necessary corporate action.

                         (iv) Binding Obligation. This Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a legal, valid and binding obligation of the Back-up Servicer, enforceable against the Back-up Servicer in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

                          (v) No Violation. The consummation by the Back-up Servicer of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Back-up Servicer.

                         (vi) No Proceedings. To the actual knowledge of a Responsible Officer, there are no proceedings or investigations to which the Back-up Servicer, or any of the Back-up Servicer's Affiliates, is a party pending or, to the best of such Responsible Officer's knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
         (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Back-up Servicer of its obligations under, or the validity or enforceability of, this Agreement.

                        (vii) Approvals. All approvals, authorizations, consents, orders or other actions of any Person or court required on the part of the Back-up Servicer in connection with the execution and delivery of this Agreement in the State of New York have been or will be taken or obtained on or prior to the Closing Date.

                       (viii) Back-up Servicer Default. No Event of Back-up Servicing Termination has occurred and no condition exists, which, upon the issuance of the

         Certificates would constitute an Event of Back-up Servicing
         Termination.


                                  ARTICLE IV.

                             PERFECTION OF TRANSFER

                 Section 4.01. Filing; Custody of Lease Files. (a) On the Closing Date with respect to the Initial Transferred Property and on the related Transfer Date with respect to the New Transferred Property, the Servicer shall submit the Financing Statements for filing in the respective filing offices named therein. From time to time thereafter, the Servicer shall take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trust's, the Trustee's, the Certificateholders' and the Certificate Insurer's interests in the Transferred Property against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

                 (b)      (i)     The Trustee on behalf of the Trust hereby
acknowledges the transfer of the Transferred Property by the Depositor hereunder and declares that the Trustee, will hold such Transferred Property, including the Lease Files, in trust, for the use and benefit of all Certificateholders and the Certificate Insurer subject to the terms and provisions hereof.

                         (ii)     The Servicer shall hold and acknowledges that
it is holding the Lease Files and all other Transferred Property that it may from time to time receive hereunder as custodian for the Trustee.

                        (iii) To the extent the Servicer, as agent of the Trustee and the Trust holds any Lease File or other Transferred Property it shall do so in accordance with the Servicing Standard as such standard applies to servicers acting as custodial agents. The Servicer shall promptly report to the Trustee any failure by it to hold the complete Lease Files previously provided by the Trustee as herein provided and shall promptly take appropriate action to remedy any such failure but only to the extent (A) any such failure is caused by the acts or omissions of the Servicer and (B) such remedial action is otherwise within its capabilities or control. As custodian, the Servicer shall have and perform the following powers and duties:

                            (1) hold the Lease Files on behalf of the Trustee
                 for the benefit of the Trust, the

                 Certificateholders and the Certificate Insurer, maintain accurate records pertaining to each Lease (including any Certificate of Title or other title documentation) to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

                             (2) implement policies and procedures in
                 accordance with the Servicer's normal business practices with respect to the handling and custody of the Lease Files and consistent with the Servicing Standard so that the integrity and physical possession of the Lease Files will be maintained; and

                             (3) attend to all details in connection with
                 maintaining custody of the Lease Files on behalf of the Trustee on behalf of the Trust.

                         (iv)     In acting as custodian of the Lease Files
pursuant to this Article IV, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Leases or the Lease Files. Promptly upon the Trust's acquisition thereof and the Servicer's receipt thereof, the Servicer on behalf of the Trust shall mark conspicuously each original contractual document with a Lessee, and its Lease Management System with a legend evidencing that the Trust has acquired the Leases and all right and title thereto and interest therein as provided herein.

                          (v)     The Servicer agrees to maintain the related
Lease Files at its office located in Houston, Texas or at such other offices of the Servicer as shall from time to time be identified by prior written notice to the Trustee. Subject to the foregoing, the Servicer may temporarily move individual Lease Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with the Servicing Standard.

                 Section 4.02. Name Change or Relocation. If any change in the Depositor's name, identity, structure or the location of its principal place of business or chief executive office occurs, then the Depositor shall deliver thirty (30) days' prior written notice of such change or relocation to the Servicer and the Trustee. No later than five days after the effective date of such change or relocation, the Depositor shall file such amendments or statements as may be required to preserve and protect the Trust's, the Certificateholders' and the Certificate Insurer's interests in the Transferred Property and deliver copies thereof to the Trustee.

                 Section 4.03. Chief Executive Offices. During the term of this Agreement, the Depositor will maintain its chief executive office and principal places of business in one of the States of the United States.

                 Section 4.04. Costs and Expenses. The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trust's, the Certificateholders' and the Certificate Insurer's right, title and interest in and to the Trust Property (other than the Equipment). The Servicer agrees to pay all taxes (other than net income taxes or taxes imposed in lieu thereof), if any, owed in connection with ownership of the Equipment, together with all taxes required by the terms of the Leases to be paid by the Servicer on behalf of the related Lessees.


                                   ARTICLE V.

                          ADMINISTRATION AND SERVICING
                                   OF LEASES

                 Section 5.01. Acceptance of Appointment; Duties of Servicer.
(a) The Servicer shall service, administer and enforce the Leases as Servicer and shall have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable in accordance with this Agreement. The Servicer will manage, service, administer, and make collections on the Leases in accordance with the terms of this Agreement, the Leases, the Credit and Collection Policies and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small ticket equipment finance lease servicers and, in each case, taking into account its other obligations hereunder (the "Servicing Standard"). Notwithstanding the prior sentence, the Servicer shall, not later than five Business Days after the related Closing Date, Addition Date or Transfer Date, as the case may be, direct each Lessee to make all payments with respect to the respective Leases which are due after the related Cut-Off Date directly to the Lockbox Account. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Lessees on the Leases, investigating delinquencies, accounting for Collections and furnishing monthly, quarterly and annual statements as provided herein, making Servicer Advances and using commercially reasonable best efforts to maintain the perfected security interest of the Trust in the Transferred Property and to maintain the first priority perfected security interest of the Trustee on behalf of the Trust, for the benefit of the Certificateholders and the Certificate Insurer, in the Depositor's interest in the Equipment, including, but not limited to, the filing of any financing or continuation statements required to be filed pursuant to the Uniform Commercial Code, which continuation statements shall be filed on or before the 60th day prior to the expiration date of such financing statement; and promptly delivering evidence of all such filings to the Trustee and the Certificate Insurer which evidence shall be satisfactory in form and substance to the Trustee and the Certificate Insurer, with evidence of the filing of continuation statements being delivered on or before the 30th day before the expiration of such financing statements. The Servicer shall follow its customary standards, policies, and procedures as set forth in its Credit and Collection Policies and Procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it may deem necessary or desirable; provided, however, that the Servicer shall not allow any optional termination of any Lease prior to its scheduled expiration unless the Lessee shall have paid an amount not less than the sum of (i) the Discounted Contract Principal Balance and (ii) one-twelfth of the product of (A) the Discounted Contract Principal Balance (as of the date of such optional termination) and
(B) the Discount Rate. If the Servicer commences a legal proceeding to enforce a Defaulted Lease pursuant to Section 5.04 hereof or participates in a legal proceeding (including, without limitation, a bankruptcy proceeding relating to or involving a Lease or Defaulted Lease), the Trustee shall thereupon be deemed to have automatically assigned such Lease to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trustee, pursuant to this
Section 5.01, to execute and deliver, on behalf of itself or the Trustee, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. The Trustee shall furnish the Servicer, and the Servicer shall furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under the Agreement. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Lease on the ground that it shall not be a real party in interest or a holder entitled to enforce the Lease, the Depositor shall, at the Servicer's expense and direction, take steps to enforce the Lease, including bringing suit in its name or the name of the Trustee (prior written notice of which shall be given to the Trustee).

                 (b) Consent to Assignment or Replacement. At the request of a Lessee, the Servicer may in its sole discretion, consent to the assignment or sublease of a unit of the Equipment under a Lease provided that the Lessee will remain liable for all of its obligations under such Lease; provided, however, that such assignee or sublessee must satisfy the credit criteria set forth in the Credit and Collection Policies. Upon the request of any Lessee, the Servicer may, in its sole discretion, provide for additions and upgrades to a Lease, and the substitution or replacement of any unit of Equipment for a substantially similar unit of additional equipment having substantially the same fair market value as the unit of Equipment that will be replaced or substituted.

                 (c) Maintenance of Credit Files. The Servicer (i) shall maintain the Credit Files in a manner consistent with the Servicing Standard and the performance of its obligations as Servicer pursuant to the Agreement and will not dispose of any documents constituting the Lease Files in any manner which is inconsistent with the performance of its obligations as the Servicer pursuant to this Agreement, (ii) legend all original lease documentation with a notation indicating the Trustee's security interest and (iii) will not permit any person other than the Trustee to maintain possession of, or any lien upon, any Lease File (other than Lease Files which relate solely to an Early Termination Lease, an Expired Lease or a Repurchased Lease and, to the extent applicable, the related Equipment).

                 (d) Subservicers. The Servicer may enter into servicing agreements with one or more subservicers acceptable to the Certificate Insurer to perform all or a portion of the servicing functions on behalf of the Servicer; provided that the Servicer will remain obligated and be liable to the Trustee and the Trust for servicing and administering the Leases in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Leases. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and neither the Trustee, the Trust, the Certificateholders nor the Certificate Insurer will have any responsibility therefor. All actions of a subservicer taken pursuant to such a subservicer agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer.

                 (e) Further Assurances. The Trustee will furnish the Servicer, and the Servicer will furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement.

                 (f) Notice to Lessees. The Servicer shall be required to notify such Lessee in accordance with Section 5.01(a) hereof to make its payments to the Lockbox Account; provided, however, that in the event that any Servicer resigns or is replaced, then if the place for payment pursuant to any Lease is changed, the Successor Servicer must give each related Lessee prompt written notice of the appointment of the Successor Servicer the place to which such Lessee should make payments pursuant to each such Lease.

                 Section 5.02. Collection of Payments.

                 (a) The Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Leases as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable equipment leases that it services for itself or others in a manner consistent with the Servicing Standard. The Servicer may in its reasonable discretion waive any prepayment charge, late payment charge, or any other fees that may be collected in the ordinary course of servicing a Lease; if in the Servicer's reasonable and prudent determination such waiver, is not materially adverse to the Certificateholders or the Certificate Insurer.

                 (b) Notwithstanding the terms of a Lease, the Servicer may in its discretion (if in the Servicer's reasonable determination, such action is not materially adverse to the Certificateholders and the Certificate Insurer) allow full Prepayments of a Lease by or on behalf of the Lessee. Any Prepayments shall be in an amount no less than the Prepayment Amount with respect to the prepaid Lease. All Prepayments shall be deposited in the Collection Account.

                 (c) To the extent provided for in any Lease, the Servicer shall make all reasonable efforts to collect all payments with respect to amounts due for maintenance, taxes or assessments on the Equipment or the Leases and shall remit such amounts to the appropriate maintenance provider, governmental entity on or prior to the date such payments are due.

                 (d) The Servicer shall withdraw from the Lockbox Account all Excluded Amounts (which shall be deposited in the Servicer Account), and shall deposit or cause the Lockbox Bank to deposit all Collections received in the Lockbox Account on an as collected basis (other than Advance Payments which will be retained in the Lockbox Account as provided in the immediately following sentence) by wire transfer into the Collection Account no later than the second Business Day following the date of receipt of such Collections in the Lockbox Account or otherwise by the Servicer. The Servicer shall retain all Advance Payments (except to the extent that such Advance Payment relates to a Scheduled Payment for which has been invoiced by the Servicer) in the Lockbox Account until the last day of the Collection Period in which such Advance Payment or portion thereof is due in accordance with the provisions of the related Lease. The Servicer shall deposit on the Closing Date into the Collection Account all Collections received during the period from the applicable Cut-Off Date through the Closing Date or Addition Date, as the case may be.

                 (e) Based upon the amounts set forth on the Monthly Statement, the Servicer shall cause the distribution of Available Funds in the Collection Account according to the priority set forth in Section 6.06 hereof.

                 (f) On any date on or after a Covered Lease terminates in accordance with its terms, then so long as all amounts owing by the Lessee under such Lease have been paid in full and no default is then continuing with respect to such Covered Lease, the Servicer shall cause the withdrawal of any Security Deposit then on deposit in the Security Deposit Account with respect to such terminated Lease and forward such amounts to the related Lessee.

                 (g) In the event that Servicer acquires title to any item of Equipment in the enforcement of any lease, the Servicer shall use its best efforts to sell or otherwise dispose promptly of such item of Equipment, consistent with the Servicing Standard. The Servicer shall not lease, operate or otherwise manage any such items of Equipment unless prior thereto, the Servicer remits the related Prepayment Amount with respect to such Lease.

                 (h) Any payments received from a Lease will be allocated first to any sales or use taxes due or payable to any taxing authority, second to any Payments due on the related Lease (allocating such payments in the order that Payments become due), and third to all other amounts then payable under the Lease.

                 (i) The Servicer may not allow an offset of the amount of any Security Deposit against any Payment under such Lease.

                 (j) The Servicer, pursuant to the Lock-Box Agreement, shall establish the Lock-Box Account, for the benefit of the Trustee. The Lock-Box Account shall be a segregated account, initially established and maintained with the Lock-Box Bank. The Servicer shall not change the Lock-Box

Account or the Lock-Box Bank without the prior written consent of the Trustee and the Certificate Insurer.

                 Section 5.03. Servicer Advances. If on any Determination Date occurring prior to the repayment in full of the Certificates, the Servicer determines that any Scheduled Payments due on the Leases with respect to the related Collection Period have not been received by such Calculation Date, the Servicer, to the extent that in its reasonable discretion it determines that it can recoup such Servicer Advance from subsequent collections or recoveries under the related Lease, will make a Servicer Advance up to an amount equal to the amount of such delinquent Scheduled Payments not received by such Determination Date. The Servicer shall deposit any Servicer Advances into the Collection Account on or prior to 10:00 a.m. (New York time) on such Determination Date in next day funds. On each Determination Date, the Servicer shall deliver to the Trustee, the Certificate Insurer and the Rating Agencies the Servicer Report listing the aggregate amount of Scheduled Payments not received for the immediate prior Collection Period as of the related Determination Date which it has determined in its sole discretion and in accordance with its customary servicing practices is likely to be recoverable from the related Lessees. The Servicer shall be reimbursed for any outstanding Servicer Advance pursuant to Article VI hereof from Collections on all Leases or amounts on deposit in the Collection Account on any Payment Date.

                 Section 5.04. Realization Upon Defaulted Leases. (a) The Servicer shall use commercially reasonable best efforts consistent with the Servicing Standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the Lease remarket, either through sale or release, the Equipment upon the expiration of the term of the related Lease and act as sales and processing agent for Equipment which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such a Lease, which may include reasonable efforts to enforce any recourse obligations of Lessees and repossessing and selling the Equipment at public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

                 (b) Notwithstanding the foregoing, the Servicer shall take action to (i) enforce the obligations of the related Source and/or (ii) accelerate all amounts due under any Lease immediately after such Lease becomes a Defaulted Lease and shall, within 30 days of the declaration of default and acceleration of any Lease, bring an action against the Source under the Source Agreement or the Lessee for all amounts due under the Lease and, to the extent applicable institute proceedings to repossess and sell or re-lease the Equipment.

                 The Servicer shall remit to the Collection Account all Liquidation Proceeds received in connection with the sale or disposition of a Defaulted Lease to the extent such Liquidation Proceeds do not constitute Excluded Amounts.

                 Section 5.05. Maintenance of Insurance Policies. In connection with its activities as Servicer of the Leases, the Servicer agrees to present, on behalf of itself, the Trustee, the Trust and the Certificateholders and the Certificate Insurer claims to the insurer under each Insurance Policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Lease.

                 Section 5.06. Servicing Compensation; Payment of Certain Expenses by Servicer. As compensation for its activities, the Servicer shall be entitled to receive the Servicer Fee and any Servicing Charges. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including, without limitation, (a) fees and disbursements of the Independent Public Accountants, taxes imposed on the Servicer or the Trust (but excluding any sales taxes or other taxes imposed on any Lessee, the Depositor, First Sierra, the Trustee, any Certificateholder, or any other Person), (b) expenses incurred in connection with distributions and reports to Certificateholders and the Certificate Insurer and (c) all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders or the Certificate Insurer. The Servicer shall be reimbursed for any and all such amounts pursuant to Section 6.06(b)(iii) or 6.06(c)(iii) hereof, by the Trustee on behalf of the Holder of the Trust Certificate.

                 Section 5.07. Monthly Statement; Annual Report. (a)Monthly Statement. With respect to each Payment Date and the related Collection Period, the Servicer will provide to the Trustee, the Certificate Insurer, the Rating Agencies, the Clearing Agency and each Certificateholder, not less than three Business Days prior to such Payment Date, a monthly statement (a "Monthly Statement"), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit C; provided, that such monthly statement shall only be provided to each Class B Certificateholder evidencing, in the aggregate, not less than 25% of the unpaid principal amount of the Class B Certificates.

                 (b) Annual Statement. The Servicer will provide to the Trustee, the Certificateholder, the Certificate Insurer, the Rating Agencies and each Class B Certificateholder evidencing, in the aggregate, not less than 25% of the unpaid principal amount of the Class B Certificates, on or prior to March 31 of each year, commencing March 31, 1997, a cumulative summary of the information required to be included in the Monthly Statements for the Collection Periods ending during the immediately preceding calendar year.

                 Section 5.08. Quarterly Certificate as to Compliance. The Servicer will provide to the Trustee, the Certificateholder, the Certificate Insurer, the Rating Agencies and each Class B Certificateholder evidencing, in the aggregate, not less than 25% of the unpaid principal amount of the Class B Certificates, no later than 30 days following the end of each fiscal quarter, an Officer's Certificate stating that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the period ending on the last day of the immediately preceding fiscal quarter has been made under such Person's supervision and (b) to the best of such Person's knowledge, based on such review, the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such period and no Servicer Default has occurred and is continuing (or, if a Servicer Default has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Default occurred during such fiscal quarter and no notice thereof has been given to the Trustee and the Certificate Insurer, specifying such Servicer Default and the steps taken to remedy such event).

                 Section 5.09. Annual Independent Public Accountant's Servicing Reports. The Servicer will cause an Independent Public Accountant (who may also render other services to the Servicer) to furnish to the Trustee, the Certificateholder, the Certificate Insurer, the Rating Agencies and each Class B Certificateholder evidencing, in the aggregate, not less than 25% of the unpaid principal amount of the Class B Certificates, no later than March 31 of each year, commencing March 31, 1997, a report relating to the previous calendar year to the effect that (a) such firm has reviewed certain documents and records relating to the servicing of the Leases, and (b) based on such examination, such firm is of the opinion that the Monthly Statements for such calendar year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm's report.

                 Section 5.10. Access to Certain Documentation and Information Regarding the Transferred Property. (a) The Servicer shall provide the Trustee and their duly authorized representatives, attorneys or accountants access to any and all documentation regarding the Transferred Property (including the List of Initial Leases and the Lists of Additional Leases described in Section 6.05(a)(iv) hereof) that the Servicer may possess, such access being afforded without charge but only upon reasonable request and during normal business hours, so as not to interfere unreasonably with the Servicer's normal operations or customer or employee relations, at offices of the Servicer designated by the Servicer.

                 (b) At all times during the term hereof, the Servicer shall either (i) keep available in physical form at its principal executive office for inspection by the Trustee, any Certificateholder, the Certificate Insurer or their duly authorized representatives, attorneys or accountants a list of all Leases then held as a part of the Trust, together with a reconciliation of such list to the List of Initial Leases and all Lists of Additional Leases and each of the Monthly Statements, indicating the cumulative removals and additions of Leases from the Trust or (ii) maintain electronic facilities which allow such list and reconciliation to be generated.

                 (c) The Servicer will maintain accounts and records as to each respective Lease serviced by the Servicer that are accurate and sufficiently detailed as to permit (i) the reader thereof to know as of the most recent Calculation Date the status of such Lease, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Lease and the amounts from time to time deposited in the Collection Account in respect of such Lease.

                 (d) The Servicer will maintain its Lease Management System and other computerized records so that, from and after the time of transfer hereunder of each Lease to the Trustee, the Servicer's accounts and records (including any back-up computer archives) that refer to any Lease indicate clearly that the Lease is Trust Property. Indication of a Lease being Trust Property will be deleted from or modified on the Servicer's accounts and records when, and only when such Lease is an Early Termination Lease, an Expired Lease or a Repurchased Lease.

                 (e) Nothing in this Section 5.09 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Lessees, and the failure, as a result of such obligation of the Servicer, to provide access as provided in this
Section 5.09 shall not constitute a breach of this Section 5.09.

                 (f) The Trustee and the Certificateholders shall use their respective best efforts to maintain in confidence all information which has been described as "confidential" and obtained by any of them regarding the Lessees and the Leases, whether upon exercise of their respective rights under this Section 5.09 or otherwise. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Servicer or the Depositor,
(ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Trustee's Business or that of its affiliates; (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Servicer and the Certificate Insurer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Servicer, the Certificate Insurer or the Depositor. No person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Servicer or any lessee, or for any other purpose except as set forth in this Agreement.

                 Section 5.11. Financial Statements and Other Necessary Data.
(a) The Servicer shall provide to the Rating Agencies (i) any quarterly unaudited financial statements of the Servicer for the then-current fiscal year and (ii) annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available. Such financial statements shall also be supplied to the Certificate Insurer.

                 (b) The Servicer shall, on request of the Trustee, furnish the Trustee such data necessary for the administration of the Trust as can be generated by the Servicer's existing data processing systems; to the extent that the Servicer's existing data processing systems cannot generate such data, the Servicer will cooperate with the Trustee in finding a method of furnishing such data.

                 Section 5.12. Security Deposits. On the Closing Date the Servicer shall deposit to the Security Deposit Account the aggregate amount of Security Deposits held by it as of the Closing Date with respect to the Leases, together with any Security Deposits received by the Servicer after the Closing Date. The Security Deposits are held in the Security Deposit Account on behalf of the Lessees, the Certificateholders and the Certificate Insurer, as their interests may appear. In the event that (i) any Lessee requests that a Security Deposit be applied as an offset against such Lessee's payment obligations or Purchase Option Payment under a Lease or (ii) any Lease becomes a Defaulted Lease, the Servicer shall direct the Trustee in writing, on the related Determination Date, to withdraw from the Security Deposit Account and deposit to the Collection Account an amount (the "Offset Amount") equal to the lesser of (a) the amount of such Security Deposit and (b) the amount of all unpaid and remaining Scheduled Payments, Final Lease Payments and Purchase Option Payments not then on deposit in the Collection Account, as payment in respect of, first, any unpaid Scheduled Payments or Final Lease Payments under the related Lease, and second, any unpaid Purchase Option Payment under the related Lease. The Servicer shall not permit any Lessee any offset for its Security Deposit until the Offset Amount is deposited in the Collection Account, as required by this
Section 5.12.

                 In no event shall the Trust, the Depositor, the Trustee, any Certificateholder or the Certificate Insurer be liable to any Lessee with respect to the Security Deposits. The Servicer shall indemnify and hold harmless the Trustee, the Certificateholders and the Certificate Insurer for any loss, cost and expense (including legal fees and expenses incurred by such parties in connection with the prosecution of claims made in connection therewith) suffered as a result of the Servicer's misappropriation or misapplication of any Security Deposit. This right of indemnification shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

                 Section 5.13. Responsibilities of the Back-up Servicer.

                 (a) On or before the Closing Date until the receipt by the Servicer of a written notice of termination from the Trustee in accordance with
Section 11.01 hereof (a "Servicer Termination Notice"), the Back-up Servicer shall perform, on behalf of the Certificate Insurer, the Depositor and the Trustee, the following duties and obligations:

                              (i) On or before the Closing Date, the Back-up Servicer shall accept from the Servicer delivery of the information required to be set forth in the Monthly Statements in hard copy and on tape (including, without limitation, the Computer Tape); provided, however, the Tape is in an MS-DOS, PC readable ASCII format or format to be agreed upon by the Back-up Servicer and the Servicer prior to closing.

                             (ii) Not later than 12:00 noon New York time two
         (2) Business Days prior to each Determination Date, the Back-up Servicer shall accept delivery on tape from the Servicer, the data base with respect to the Leases used to verify the mathematical accuracy of the Monthly Statements (the "Tape").

                            (iii) The Back-up Servicer shall convert the data base received on Tape from the Servicer to the data base used by the Back-up Servicer and validate that the data therein matches the same received on the Tape.

                             (iv) Prior to the related Payment Date, the Back-up Servicer shall review the Monthly Statement for completeness.

                              (v) Within thirty (30) days after each Payment Date, beginning with the Payment Date occurring in December 1996, the Back-up Servicer shall verify the mathematical accuracy of the related Monthly Statement, the Back-up Servicer shall notify the Trustee, the Certificate Insurer and the Servicer of any material inconsistencies between the related Monthly Statement and the Tape and of any information that is missing from such Monthly Statement and shall confirm conformity of actual Servicer remittances to such Monthly Statement.

                             (vi) If the Servicer disagrees with the
         computations provided under paragraph (v) above by the Back-up Servicer or if the Servicer or any subservicer has not reconciled such discrepancy, the Back-up Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Servicer, and notify the Trustee of the resolution thereof. Servicer hereby agrees to cooperate, at its own expense, with the Back-up Servicer in reconciling any discrepancies herein. If within 30 days of notice to the Servicer, the Certificate Insurer and the Trustee, such discrepancy is not resolved, the Back-up Servicer shall promptly notify the Trustee and the Certificate Insurer of such discrepancy. Following receipt of such notice from the Trustee, the Servicer shall deliver to the Rating Agencies, the Certificateholders, the Certificate Insurer, the Back-up Servicer and the Trustee no later than the related Payment Date a certificate describing the nature and cause of such discrepancies and the actions the Servicer proposes to take with respect thereto.

                             (vii) Within 30 days after the Closing Date,
         Depositor will provide to Back-up Servicer the information agreed to by the Servicer and the Back-up Servicer.

                 With respect to the foregoing, the Back-up Servicer, in the performance of its duties and obligations hereunder, is entitled to rely in good faith on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer. The Servicer agrees that the Back-up Servicer will have access to the Lockbox Account for the purpose of carrying out its duties hereunder.

                 (b) After the receipt of an effective Servicer Termination Notice by the Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer, under this Agreement, whether with respect to the Leases or otherwise shall pass to and be vested in the Back-up Servicer as long as the Back-up Servicer is not prohibited by an applicable provision of law from fulfilling the same, as evidenced by an Opinion of Counsel.

                 Section 5.14. Back-up Servicer Compensation. (a) As compensation for its performance under Section 5.13(a) above, the Depositor agrees that the Back-up Servicer shall be paid the following amounts: (A) due upon Closing Date, the sum of $6,000 and (B) as a monthly fee payable on each Payment Date from the Collection Account, the product of (1) one-twelfth (1/12),
(2) 0.02% per annum and (3) the Aggregate Discounted Contract Principal Balance on the first day of the immediately preceding Collection Period.

                             (b) As compensation for its performance under
Section 5.13(b) above, the Back-up Servicer shall be entitled to such Back-up Servicer Fee and other amounts (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement as if no Servicer Termination Notice has been given to the Servicer. The Back-up Servicer shall not be entitled to receive any compensation in excess of that which the Servicer was entitled to under this Agreement.

                             (c) In the event of an Event of Servicing
Termination hereunder, the Depositor shall pay to the Back-up

Servicer a fee in an amount agreed to by the Depositor and the Back-up Servicer for conversion to Back-up Servicer's software system.

                 Section 5.15. Merger or Consolidation of, or Assumption of the Obligations of, Back-up Servicer. Any Person (a) into which the Back-up Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Back-up Servicer shall be a party, or (c) which may succeed to the properties and assets of the Back-up Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Back-up Servicer hereunder, shall be the successor to the Back-up Servicer under this Agreement without further act on the party of any of the parties to this Agreement. In the event that the resulting entity is not acceptable to the Certificate Insurer in its reasonable judgment, the Back-up Servicer, upon the written request of the Certificate Insurer, shall resign from its obligations and duties under this Agreement.

                 Section 5.16. Back-up Servicer's Waiver of Set-off. The Back-up Servicer, solely in its capacity as Back-up Servicer hereunder, hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of First Sierra or the Certificate Insurer, at any time held by or in the possession of the Back-up Servicer.


                                  ARTICLE VI.

                    ACCOUNTS; ALLOCATION AND APPLICATION OF
                                 THE TRUST FUND

                 Section 6.01. Collection Account. (a) The Servicer shall establish and maintain the Collection Account with the Trustee for the benefit of the Certificate Insurer and the Certificateholders, as their interests appear herein, as an Eligible Bank Account, in the name of "First Sierra Equipment Trust 1996-2 Collection Account." At the Servicer's written direction, the Trustee shall make withdrawals from the Collection Account only as provided in this Agreement. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders and the Certificate Insurer as their interests appear herein.

                 (b) At the times indicated in this Section 6.01(b) or in Section 6.01(c) below, the following amounts

(net of Excluded Amounts) shall be deposited in the Collection Account in immediately available funds:

                          (i) The Servicer shall deposit or cause to be deposited the aggregate amounts of Actual Payments;

                         (ii) The Servicer shall deposit the aggregate Servicer Advances payable pursuant to Section 5.03 hereof;

                        (iii) The Trustee shall transfer from the Security Deposit Account any Scheduled Payment, Final Lease Payment (or portion thereof) or Purchase Option Payment theretofore funded by the related Lessee through a deposit to the Security Deposit Account of a Security Deposit;

                         (iv) The Servicer shall deposit any Reconveyance Amounts payable by it under this Agreement, or by First Sierra under the Sale Agreement;

                          (v) Investment Earnings, as described in Section 6.03(a);

                         (vi) The amount, if any, on deposit in the New Transferred Property Funding Account shall be withdrawn therefrom on the Initial Amortization Date and deposited in the Collection Account in immediately available funds; and

                        (vii) The amount, if any, payable to the Class A Certificateholders pursuant to Section 6.04(d) hereof.

                 (c) The Servicer shall so transfer the aggregate amount of Actual Payments no later than two Business Days after the Servicer's receipt of such amount. The Servicer shall so deposit the aggregate amount of Servicer Advances no later than the related Determination Date. The Servicer shall instruct the Trustee in writing to deposit the portion of any Advance Payment due and owing for a Collection Period no later than the related Determination Date, and any Offset Amount as provided by Section 5.12. Except as otherwise expressly set forth, any other deposits and transfers of funds to be made pursuant to this Section 6.01 shall be made no later than the second Business Day immediately preceding the related Payment Date.

                 (d) Notwithstanding the foregoing, the Servicer may deduct from amounts otherwise payable to the Collection Account, Security Deposit Account or New Transferred Property Funding Account amounts previously deposited by the Servicer into the Collection Account but (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the Lessee or (ii) later determined to have resulted from mistaken deposits.

  Section 6.02. Security Deposit Account and New Transferred Property Funding Account.

                 (a) The Servicer shall establish and maintain the Security Deposit Account with the Trustee for the benefit of the Certificateholders and the Certificate Insurer, as their interests appear herein as one or more Eligible Bank Accounts in the Trustee's corporate trust department, in the name of "First Sierra Equipment Trust 1996-2 Security Deposit Account." The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Security Deposit Account. The Security Deposit Account will be under the sole dominion and control of the Trustee for the benefit of the Certificateholders and the Certificate Insurer as their interests appear herein. The Trustee shall make withdrawals from the Security Deposit Account only as provided in this Agreement.

                 (b) Security Deposits shall be deposited in the Security Deposit Account as required by Section 5.12 hereof.

                 (c) The Trustee shall withdraw payments from the Security Deposit Account in accordance with Section 6.01(d) hereof and deposit such amounts into the Collection Account.

                 (d) The Servicer shall establish and maintain the New Transferred Property Funding Account with the Trustee for the benefit of the Certificateholders and the Certificate Insurer as their interests appear herein, as one or more Eligible Bank Accounts in the Trustee's corporate trust department, in the name of "First Sierra Equipment Trust 1996-2 New Transferred Property Funding Account." The Trustee shall make withdrawals from the New Transferred Property Funding Account only as provided in this Agreement. The New Transferred Property Funding Account will be under the sole dominion and control of the Trustee for the benefit of the Certificateholders and the Certificate Insurer as their interests appear herein.

                 Section 6.03. Investment of Monies Held in the Accounts; Subaccounts. (a) The Servicer shall direct the Trustee in writing to invest the amounts in each Account in Eligible Investments that mature not later than the Business Day immediately preceding the next Payment Date following the investment of such amounts. Eligible Investments shall not be sold or disposed of prior to their maturities. Net investment earnings on amounts held in any Account shall be deposited in the Collection Account as earned. The amount of any Insured Payment shall be held uninvested.

                 (b) The Trustee and the Servicer may, from time to time and in connection with the administration of each Account, establish and maintain with the Trustee one or more sub-accounts of any of the Accounts, as the Trustee and/or the Servicer may consider useful.

                 Section 6.04. The Certificate Insurance Policies. (a) On each Determination Date the Servicer shall determine with respect to the immediately following Payment Date, the amounts to be on deposit in the Collection Account on such Payment Date with respect to the immediately preceding Collection Period and equal to the total of (A) Available Funds with respect to such Collection Period, minus (B) the Trust Operating Expenses (the "Available Distribution Amount") and shall inform the Trustee in writing of the results of such determination.

                 (b) If the Class A Insured Distribution Amount for any Payment Date exceeds the Available Distribution Amount for such Payment Date (such event being an "Available Funds Shortfall"), the Trustee shall complete a Notice in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for a Insured Payment in an amount equal to such Available Funds Shortfall.

                 (c) Upon receipt of Insured Payments from the Certificate Insurer, the Trustee shall immediately deposit such Insured Payments in the Collection Account and shall distribute such Insured Payments, or the proceeds thereof, in accordance with Section 6.06 to the Class A Certificateholders. The parties hereto recognize that the making of an Insured Payment does not relieve any of the parties hereto of any obligation hereunder or under any of the Transaction Documents.

                 (d) The Trustee shall (i) receive Insured Payments as attorney-in-fact of each of the Class A Certificateholders and (ii) disburse such Insured Payment to the Class A Certificateholders as set forth in Section
6.06. The Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Sections 6.06(b)(xi) and 6.06(c)(xii) hereof with respect to each Insured Payment made by the Certificate Insurer. The Trustee hereby agrees on behalf of each Class A Certificateholder and the Trust for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Sections 6.06(b)(xi) and 6.06(c)(xii) hereof.

                 (e) The Class A Certificates will be insured by the Certificate Insurance Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Agreement. All amounts received under the Certificate Insurance Policy shall be used solely for the payment to Class A Certificateholders of principal at maturity and interest on the Class A Certificates.

                 (f) If a Responsible Officer of the Trustee at any time has actual knowledge that there will not be sufficient moneys in the Collection Account to make all required payments of principal and interest to the Certificateholders on the applicable Payment Date, the Trustee shall immediately notify the Certificate Insurer or its designee by telephone, promptly confirmed in writing by overnight mail or facsimile transmission, of the amount of such deficiency. In addition, if a Responsible Officer of the Trustee has actual notice that any of the Class A Certificateholders have been required to disgorge payments of principal or interest on the Class A Certificate pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Holders within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Certificate Insurer or its designee of such fact by telephone, promptly confirmed in writing by overnight mail or facsimile transmission. Such notice shall be in addition to the procedures set forth in the Certificate Insurer Policy for making a claim under the Certificate Insurance Policy.

                 (g) The parties hereto recognize that, to the extent that the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Certificates, the Certificate Insurer shall be subrogated to the rights of the Holders to receive distributions of principal and interest in accordance with the terms hereof.

                 (h) The parties hereto grant to the Certificate Insurer the right of prior approval of amendments or supplements to the Transaction Documents and of the exercise of any option, vote, right, power or the like available to the Class A Certificateholders hereunder.

                 Section 6.05. Transfer of New Transferred Property. (a)(i) On each Payment Date during the Interest- Only Period, and provided that no Early Amortization Event has occurred as set forth in the Monthly Statement and at the written direction of the Servicer (with the written consent of the Certificate Insurer) and in accordance therewith,

                            (1) pursuant to Section 6.06(b)(xiv), the Trustee
                 shall pay from the Available Funds and

                 Residual Receipts then remaining in the Collection Account, an amount equal to the Base Principal Amount with respect to such Payment Date, in consideration of the transfer of the New Transferred Property, which New Transferred Property shall have been transferred by First Sierra under the Sale Agreement, and which relate to Leases having an Aggregate Discounted Contract Principal Balance on such Payment Date equal as nearly as practicable to but not less than the amount of such Adjusted Base Principal Amount; and

                             (2) if the Trust Certificate Principal Balance on
                 such Payment Date is below 6.50% of the Aggregate Discounted Contract Principal Balance of the Leases as of such Payment Date, any amounts otherwise payable to the holder of the Trust Certificate pursuant to Sections 6.06(b)(xv) or 6.06(c)(xviii) ("Excess Cash") hereof shall be disbursed upon the order of the Depositor in consideration of the transfer of the New Transferred Property to the extent described in the next sentence. The Additional Leases relating to such New Transferred Property shall have an Aggregate Discounted Contract Principal Balance on such Payment Date equal as nearly as practicable to, but in no event less than the Excess Cash; provided, however, that the Depositor shall only be required to transfer Additional Leases to the extent necessary to increase the Trust Certificate Principal Balance to 6.50%.

                         (ii) If the Depositor, on any Payment Date during the Interest-Only Period, provided that no Early Amortization Event has occurred or, due to the operation of this clause (ii), will occur on such Payment Date, advises the Trustee in writing that it cannot convey to the Trust New Transferred Property relating to Additional Leases having an Aggregate Discounted Contract Principal Balance as of the day preceding such Payment Date at least equal to an amount which, in the absence of losses, would equal the sum of (x) Base Principal Amount with respect to such Payment Date and (y) the amount described in Section 6.05(a)(i)(2) hereof, if any, on such Payment Date, then, pursuant to Section 6.06(b)(xiv)(B), the Trustee shall deposit to the New Transferred Property Funding Account to the extent funds are available therefor pursuant to Section 6.06(b)(xiv)(B) any difference between (A) an amount which, in the absence of losses, would equal the Base Principal Amount with respect to such Payment Date and (B) the Aggregate Discounted Contract Principal Balances of all Additional Leases relating to the New Transferred Property transferred to the Trust by the Depositor on such Payment Date. On future Payment Dates during the Interest-Only Period, amounts shall be disbursed from the New Transferred Property Funding Account upon the order of the Depositor in an amount equal to the Aggregate Discounted Contract Principal Balances of the Additional Leases relating to the New Transferred Property, to the extent that such New Transferred Property is available from the Depositor after the Depositor has transferred to the Trust the New Transferred Property required to be transferred on such future Payment Dates pursuant to clauses (1) and (2) of Section 6.05(a)(i) above. No deposit shall be made to the New Transferred Property Funding Account if following such deposit the amount on deposit therein would exceed $2,000,000. Such excess amounts will be retained in the Collection Account until such time as they may be deposited into the New Transferred Property Funding Account in accordance with this Section 6.05. If, on the Initial Amortization Date, any amount is on deposit in the New Transferred Property Funding Account, it shall be deposited in the Collection Account prior to making any payments or distributions on such Payment Date from the Collection Account and the New Transferred Property Funding Account shall be closed and any amounts retained in the Collection Account pursuant to this Section 6.05(a)(ii) shall be included in Available Funds for disbursement pursuant to Section 6.06(c) hereof.

                        (iii) Following the Interest-Only Period, the Depositor has the option with the consent of the Certificate Insurer (but not the obligation) to convey New Transferred Property to the Trust on each Payment Date. Such New Transferred Property shall relate to Additional Leases having an Aggregate Discounted Contract Principal Balance not in excess of the aggregate amount of Prepayments deposited to the Collection Account with respect to the prior Collection Period; provided, however, that the Depositor may not so transfer New Transferred Property relating to Additional Leases having an Aggregate Discounted Contract Principal Balance in excess of $5,000,000 or which otherwise does not comply with the provision of Section 7.02 hereof; and provided, further, that the final maturity date of any such Additional Lease shall not be later than May 1, 2004. The Trustee shall disburse on the applicable Transfer Date upon the order of the Depositor an amount equal to the lesser of 100% of the aggregate Discounted Contract Principal Balances of such Additional Leases as of the day preceding such Transfer Date and the aggregate amount of Prepayments deposited to the Collection Account with respect to the prior Collection Period. The Trustee on behalf of the Trust shall accept the transfer of any qualifying Additional Leases so tendered by the Depositor.

                         (iv) In connection with each transfer of New Transferred Property pursuant to this Section 6.05(a), the Trustee shall have received on the Determination Date preceding each Payment Date a List of Additional Leases listing all Additional Leases to be transferred to the Trust on such Transfer Date, together with an Assignment properly completed by an appropriate officer of First Sierra.

                 (b) Following the earlier to occur of (i) the Payment Date occurring in November 1997 and (ii) the declaration of an Early Amortization Event, no further transfers of Additional Leases pursuant to paragraphs (a)(i) or (a)(ii) above shall occur, and all amounts that would otherwise have been disbursed in consideration of such conveyances shall be retained in the Collection Account and shall be distributed, as provided in
Section 6.06.

                 Section 6.06. Disbursements From Collection Account. (a) On each Payment Date, the Trustee shall pay the entire amount of money then on deposit in the Collection Account with respect to the related Collection Period, as indicated on the Monthly Statement, pursuant to Section 6.06(b) or
(c) hereof, as applicable, to the Persons to which such money is then due, calculated on the basis of and in accordance with the Monthly Statement for the related Collection Period; provided, however, that in the event the Servicer fails to deliver a Monthly Statement by a Payment Date the Trustee shall make the following payments in the following amounts (i) the Class A Certificate Interest due on such Payment Date pursuant to Section 6.06(b)(viii) in an amount equal to the product of (a) one-twelfth of the Class A Certificate Rate and (b) the Class A Certificate Principal Balance reflected on the Monthly Statement most recently delivered by the Servicer (net of any payments in respect thereof on the immediately preceding Payment Date), (ii) the Class B-1 Certificate Interest due on such Payment Date pursuant to Section 6.06(b)(ix) hereof in an amount equal to the product of (A) one-twelfth of the Class B-1 Certificate Rate and (B) the Class B-1 Certificate Principal Balance reflected on the Monthly Statement most recently delivered by the Servicer (net of any payments in respect thereof on the immediately preceding Payment Date), and
(iii) the Class B-2 Certificate Interest due on such Payment Date pursuant to
Section 6.06(b)(x) hereof in an amount equal to the product of (A) one-twelfth of the Class B-2 Certificate Rate and (B) the Class B-2 Certificate Principal Balance reflected on the Monthly Statement most recently delivered by the Servicer (net of any payments in respect thereof on the immediately preceding Payment Date).

                 (b) On each Payment Date prior to the Initial Amortization Date, the Trustee shall disburse amounts on deposit in the Collection Account with respect to the immediately preceding Collection Period in the following order of priority, without duplication (to the extent funds are available therefor), all in accordance with the applicable Monthly
Statement:

                          (i)     To First Sierra by wire transfer of
         immediately available funds, the aggregate amount of any Initial Unpaid Amounts inadvertently deposited in the Collection Account;

                         (ii) From the amount then remaining in the Collection Account, to any party entitled thereto, by check, any other payments not included in the Trust Assets paid pursuant to any Lease, to the extent that such amounts are inadvertently deposited in the Collection Account;

                        (iii) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer to the account designated in writing by the Servicer of immediately available funds, the aggregate amount of the following:

                             (A) An amount equal to the unreimbursed Servicer Advances (other than Servicer Advances for the current Collection Period); and

                             (B) An amount equal to the Servicing Fee owing on such Payment Date, plus any unpaid Servicing Fee owing from prior Collection Periods; and

                             (C) Any Servicing Charges inadvertently deposited in the Collection Account;

                         (iv) From the Available Funds then remaining in the Collection Account, to the Back-up Servicer by wire transfer to the account designated in writing by the Back-up Servicer of immediately available funds, an amount equal to the Back-up Servicing Fee owing on such Payment Date, plus any unpaid Back-up Servicing Fees from prior Collection Periods;

                          (v) From the Available Funds then remaining in the Collection Account, to the Certificate Insurer by wire transfer to the account designated in writing by the Certificate Insurer, an amount equal to the Premium Amount owing on such Payment Date, plus any unpaid Premium Amounts from prior Collection Periods;

                         (vi) From the Available Funds then remaining in the Collection Account, to the Trustee by wire transfer to the account designated in writing by the Trustee, an amount equal to the Trustee Fees owing on such Payment Date, plus any unpaid Trustee Fees from prior Collection Periods;

                        (vii) From the Available Funds then remaining in the Collection Account, to the Trustee by wire transfer to the account designated in writing by the Trustee, an amount equal to the reimbursable expenses due and unpaid to the Trustee in accordance with
         Section 12.07(a)(ii);

                       (viii) From the Available Funds then remaining in the Collection Account, to the Class A Certificateholders, the Class A Certificate Interest and Class A Overdue Interest for the related Collection Period;

                         (ix) From the Available Funds then remaining in the Collection Account, to the Class B-1 Certificateholders, first in respect of the Class B-1 Overdue Interest for the related Collection Period and then in respect of the Class B-1 Certificate Interest for the related Collection Period;

                          (x) From the Available Funds then remaining in the Collection Account, to the Class B-2 Certificateholders first in respect of the Class B-2 Overdue Interest for the related Collection Period and then in respect of the Class B-2 Certificate Interest for the related Collection Period;

                         (xi) From the Available Funds then remaining in the Collection Account, to the Certificate Insurer by wire transfer to the account designated in writing by the Certificate Insurer, an amount equal to the Reimbursement Amount, if any, owing on such Payment Date;

                        (xii) From the Available Funds them remaining in the Collection Account, to the Trustee by wire transfer to the account designated in writing by the Trustee, an amount equal to the reimbursable expenses due and unpaid to the Trustee in accordance with
         Section 12.07(a)(iii);

                       (xiii) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer of immediately available funds to the account designated in writing by the Servicer, any other amounts due the Servicer as expressly provided in this Agreement, under Section 9.03 or otherwise;

                        (xiv) From the Available Funds and Residual Receipts then remaining in the Collection Account,

         (A) first, to the Depositor an amount equal to the lesser of (i) the Base Principal Amount and (ii) an amount equal to the Aggregate Discounted Contract Principal Balances of the new Leases available to be transferred to the Trust, and (B) second, the remainder of the Base Principal Amount, if any, to the New Transferred Property Funding Account; and

                         (xv) To the Holder of the Trust Certificate, any remaining amounts.

                 (c) On and after the Payment Date which is also the Initial Amortization Date, the Trustee shall pay such money to the following Persons, in the following order of priority, without duplication:

                          (i)     To First Sierra by wire transfer of
         immediately available funds, the aggregate amount of any Initial Unpaid Amounts inadvertently deposited in the Collection Account;

                         (ii) From the amount then remaining in the Collection Account, to any party entitled thereto, by check, any indemnity payments paid pursuant to any Lease, to the extent that such amounts are inadvertently deposited in the Collection Account;

                        (iii) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer to the account designated in writing by the Servicer of immediately available funds, the aggregate amount of the following:

                             (A) An amount equal to the unreimbursed Servicer Advances (other than Servicer Advances for the current Collection Period);

                             (B) An amount equal to the Servicing Fee owing on such Payment Date, plus any unpaid Servicing Fee owing from prior Collection Periods; and

                             (C) Any Servicing Charges inadvertently deposited in the Collection Account;

                         (iv) From the Available Funds then remaining in the Collection Account to the Back-up Servicer by wire transfer to the account designated in writing by the Back-up Servicer of immediately available funds, an amount equal to the Back-up Servicing Fee owing on such Payment Date, plus any unpaid Back-up Servicing Fees from prior Collection Periods;

                          (v) From the Available Funds then remaining in the Collection Account to the Certificate Insurer by wire transfer to the account designated in writing by the Certificate Insurer, an amount equal to the Premium Amount owing on such Payment Date, plus any unpaid Premium Amounts from prior Collection Periods;

                         (vi) From the Available Funds then remaining in the Collection Account to the Trustee by wire transfer to the account designated in writing by the Trustee, an amount equal to the Trustee Fees owing on such Payment Date, plus any unpaid Trustee Fees from prior Collection Periods;

                        (vii) From the Available Funds then remaining in the Collection Account, to the Trustee by wire transfer to the account designated in writing by the Trustee, an amount equal to the reimbursable expenses due and unpaid to the Trustee in accordance with
         Section 12.07(a)(ii);

                       (viii) From the Available Funds then remaining in the Collection Account, to the Class A Certificateholders, the Class A Certificate Interest and Class A Overdue Interest for the related Collection Period;

                         (ix) To the extent that such disbursement shall not result in an Available Funds Shortfall, from Available Funds then remaining in the Collection Account to the Class B-1 Certificateholders an amount equal to the Class B-1 Overdue Interest and the Class B-1 Certificate Interest for the related Collection Period;

                          (x) To the extent that such disbursement shall not result in an Available Funds Shortfall, from Available Funds then remaining in the Collection Amount to the Class B-2 Certificateholders an amount equal to the Class B-2 Overdue Interest and the Class B-2 Certificate Interest for the related Collection Period;

                         (xi) Until the Class A Certificate Principal Balance has been reduced to zero, to the Class A Certificateholders from the Available Funds then remaining in the Collection Account, the sum of (a) the Class A Base Principal Distribution Amount for such Payment Date, and (b) any Class A Overdue Principal;

                        (xii) From the Available Funds then remaining in the Collection Account, to the Certificate Insurer by wire transfer to the account designated in writing by the Certificate Insurer, the Reimbursement Amount, if any, owing on such Payment Date;

                       (xiii) Until the Class B-1 Certificate Principal Balance has been reduced to zero, to the Class B-1 Certificateholders from the Available Funds then remaining in the Collection Account, the sum of (a) the Class B-1 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-1 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date and the Outstanding Class A Principal Balance on such Payment Date (after giving effect to the payments to the Class A Certificateholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-1 Certificateholders under this clause (xiii), the Class B-2 Certificateholders under clause (xiv) and the Holder of the Trust Certificate under clause (xviii) shall be paid to the Class A Certificateholders as an additional reduction of the Outstanding Class A Principal Balance up to the amount necessary to reduce the Outstanding Class A Principal Balance to zero;

                        (xiv) Until the Class B-2 Certificate Principal Balance has been reduced to zero, to the Class B-2 Certificateholders from the Available Funds then remaining in the Collection Account, the sum of (a) the Class B-2 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-2 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date and the Outstanding Class A Certificate Principal Balance on such Payment Date (after giving effect to the payments to the Class A Certificateholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-2 Certificateholders under this clause (xiv) shall be paid to the Class A Certificateholders during such time as a Restricting Event is continuing as an additional reduction of the Outstanding Class A Principal Balance up to the amount necessary to reduce such balance to zero; provided, further that if an Issuer Restricting Event exists on such Payment Date and the Outstanding Class B-1 Certificate Principal Balance on such Payment Date (after giving effect to the payments to the Class B-1 Certificateholders made on such Payment Date) is greater than zero, then so long as a Restricting Event is not continuing, to the Class B-1 Certificateholders during such time as an Issuer Restricting Event is continuing as an additional reduction of the Outstanding Class B-1 Principal Balance up to the amount necessary to reduce the Outstanding Class B-1 Principal Balance to zero;

                         (xv) From the Available Funds them remaining in the Collection Account, to the Trustee by wire transfer to the account designated in writing by the Trustee, an amount equal to the reimbursable expenses due and unpaid to the Trustee in accordance with Section 12.07(a)(iii);

                        (xvi) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer of immediately available funds to the account designated in writing by the Servicer, any other amounts due the Servicer as expressly provided in this Agreement, under Section 9.03 or otherwise;

                       (xvii) Upon the order of the Depositor, the amount of Prepayments retained in the Lockbox Account with respect to the related Collection Period may be deposited to the Collection Account and disbursed in consideration of the transfer of New Transferred Property relating to Additional Leases having a cumulative Aggregate Discounted Contract Principal Balance not in excess of $5,000,000 in accordance with Section 6.05(a)(iii); and

                      (xviii)     To the Holder of the Trust Certificate, any
         remaining amounts; provided, however, that except to the extent provided in clause (xiii) if an Issuer Restricting Event exists on such Payment Date and the Outstanding Class B-1 Principal Balance or Class B-2 Principal Balance on such Payment Date (after giving effect to the payments to the Class B Certificateholders made on such Payment
         Date) exceeds zero, the amount otherwise required to be paid to the Holder of the Trust Certificate under this clause (xviii) shall be paid to the Class B Certificateholders first to the Class B-1 Certificateholders up to the amount necessary to reduce the Outstanding Class B-1 Principal Balance to zero and thereafter to the Class B-2 Certificateholders up to the amount necessary to reduce the Outstanding Class B-2 Principal Balance to zero; provided, further, in the event that any disbursement of funds to the Holder of the Trust Certificate would result in the total of (i) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period, minus (ii) the Class A Certificate Principal Balance, minus (iii) the Class B-1 Certificate Principal Balance and minus (iv) the Class B-2 Certificate Principal Balance (calculated with respect to clauses (ii), (iii) and (iv) after giving effect to the disbursements to be made on such Payment Date) being less than 3.5% of the Initial Aggregate Discounted Contract Principal Balance such amount shall not be disbursed to the Holder of the Trust Certificate but shall instead be disbursed to the Class A Certificateholders, the Class B-1 Certificateholders and the Class B-2 Certificateholders as an additional reduction of principal in an amount equal to the product of (x) a fraction, the numerator of which is the Class A Percentage, the Class B-1 Percentage, or the Class B-2 Percentage, as the case may be, and the denominator of which is the sum of the Class A

         Percentage, the Class B-1 Percentage and the Class B-2 Percentage (to the extent such class is outstanding) and (y) the amount that would otherwise be distributable to the Holder of the Trust Certificate pursuant to this clause (xviii).

                 (d) All payments to Certificateholders shall be made on each Payment Date to each Certificateholder of record on the related Record Date by check, or, if requested by such Certificateholder, by wire transfer to the account designated in writing in the form of Exhibit D hereto (or such other account as the Certificateholder may designate in writing) delivered to the Trustee on or prior to the related Determination Date, in immediately available funds, in amounts equal to such Certificateholder's pro rata share (based on the aggregate Class A Percentage Interest in the case of the Class A Certificateholders, the aggregate Class B Percentage Interest in the case of the Class B Certificateholders and the aggregate Trust Certificate Percentage Interest in the case of Holder of the Trust Certificate) of such payment.

                 Section 6.07. Statements to Certificateholders. (a) If the Servicer has delivered the Monthly Statement on the preceding Determination Date, then on each Payment Date the Servicer will forward it to the Certificate Insurer, and the Trustee will mail to the Rating Agencies and each Class B Certificateholder, a statement (which statement will be prepared by the Servicer furnished to the Trustee in the Monthly Statement delivered pursuant to Section 5.07 hereof or otherwise pursuant to this Agreement), not later than one Business Day prior to such Payment Date, setting forth the following information (per $1,000 of Initial Class A Certificate Principal Amount or of Initial Class B Certificate Principal Amount (as the case may be) as to (i) and
(ii) below):

                          (i) With respect to a statement to a Class A Certificateholder or a Class B Certificateholder, the amount of such payment allocable to such Certificateholder's Percentage Interest of the Principal Distribution Amount and Class A or Class B Overdue Principal;

                         (ii)     With respect to a statement to a
         Certificateholder, the amount of such payment allocable to such Certificateholder's Percentage Interest of Class A, Class B-1 or B-2 Certificate Interest and Class A or Class B Overdue Interest;

                        (iii) The aggregate amount of fees and compensation received by the Servicer pursuant to Section 6.06 hereof for the Collection Period;

                         (iv) The aggregate Class A Certificate Principal Balance, the aggregate Class B-1 Certificate Principal Balance, the aggregate Class B-2 Certificate Principal Balance, the Class A Certificate Percentage, the Class A Certificate Factor, the Class B-1 Certificate Factor, the Class B-2 Certificate Factor, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

                          (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

                         (vi)     The Subordinated Amount as of such Payment
         Date;

                        (vii) The amount of Residual Receipts and Defaulted Residual Receipts for the related Collection Period and the Aggregate Discounted Contract Principal Balances for all Leases that became Defaulted Leases during the related Collection Period;

                       (viii) The total number of Leases and the Aggregate Discounted Contract Principal Balances thereof, together with the number and Aggregate Discounted Contract Principal Balances of all Leases as to which the Lessees, as of the related Calculation Date, have missed one, two, three or four Scheduled Payments (including Final Lease Payments), and Delinquent Leases reconveyed; and

                         (ix) The Aggregate Discounted Contract Principal Balance of the New Transferred Property, if any.

                 (b) By January 31 of each calendar year, commencing January 31, 1997, or as otherwise required by applicable law, the Trustee shall furnish to each Person who at any time during the immediately preceding calendar year was a Certificateholder a statement prepared by the Servicer containing the applicable aggregate amounts with respect to such Certificateholder hereof for such calendar year or, in the event such Person was a Certificateholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns. In addition to the foregoing the Servicer and the Trustee (to the extent the Servicer has provided the necessary information to the Trustee) shall make available to Certificateholders or the Certificate Insurer any other information provided to the Servicer or the Trustee or otherwise in the Trustee's possession reasonably requested by Certificateholders or the Certificate Insurer in connection with tax matters, in accordance with the written directions of the Servicer.

                 (c) The Servicer shall furnish to each Class B Certificateholder, on request, during the term of this Agreement, such periodic, special or other reports or information not specifically provided for herein, as shall be necessary, reasonable or appropriate with respect to such Class B Certificateholder all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Class B Certificateholder may reasonably require and as the Servicer may reasonably be able to produce.

                 (d) The Trustee shall promptly send to the Certificate Insurer, each Certificateholder and to the Rating Agencies in writing:

                          (i) Notice of any breach by First Sierra, the Depositor or the Servicer of any of their respective representations, warranties and covenants made herein or in a Sale Agreement;

                         (ii) A copy of each Servicer compliance statement delivered to the Trustee pursuant to Section 5.07(b) hereof;

                        (iii) Notice of any breach by the Trustee of its representations and warranties set forth in Section 12.15 hereof of which a Responsible Officer has actual knowledge;

                         (iv) Notice of the occurrence of any Early Amortization Event (which shall also be given to the Rating Agencies);

                          (v) Notice of any Event of Servicing Termination or default under the Insurance Agreement, or any other event of default under the Transaction Documents;

                         (vi)     Notice of any Back-up Servicing Termination
         Event;

                        (vii) Notice of the resignation or removal of the Trustee;

provided, however, that in each case the Trustee shall only be required to send such notices and other items to the Class B Certificateholders to the extent that the Trustee has itself received the related information and the Class B Certificateholders have not already received such notice or other items. Except as may be specifically provided herein, the Trustee shall have no obligation to seek to obtain any such information.

                 Section 6.08. Compliance With Withholding Requirements. Notwithstanding any other provisions of this Agreement, the Trustee, as paying agent for and on behalf of, and at the direction of the Servicer, shall comply with all federal withholding requirements respecting payments (or advances thereof) to Certificateholders as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the related Certificateholder for all purposes of this Agreement. In no event shall the consent of Certificateholders be required for any withholding.


                                  ARTICLE VII.

                      REMOVAL OF NONCONFORMING TRANSFERRED
                        PROPERTY; SUBSTITUTION OF LEASES

                 Section 7.01. Removal of Non-Conforming Transferred Property.
(a) Upon discovery by the Depositor, the Certificate Insurer, the Servicer (or any of its successors or assigns) or in the case of the Trustee, upon actual knowledge of a Responsible Officer of the Trustee of a breach of any of the representations or warranties set forth in Section 3.01(b) hereof that materially and adversely affects any Lease, the related Equipment or the related Lease File, as the case may be, or if the Servicer fails to cause delivery of any UCC-3 financing statement or Certificate of Title in accordance with this Agreement, the party (including any such successor or assign) discovering such breach shall give prompt written notice to the other parties. As of the last day of the calendar month following the month of its discovery or its receipt of notice of breach (or, at the Depositor's election, any earlier date), the Depositor shall deposit (or cause to be deposited) the Reconveyance Amount with respect to such Lease or replace such contract with a Substitute Lease pursuant to Section 7.02 hereof. The Depositor shall deposit the Reconveyance Amount on the second Business Day prior to the second Payment Date following discovery of such breach. Any such nonconforming Lease so removed shall not be deemed to be a Defaulted Lease for purposes of this
Article VII.

                 The obligation of the Depositor to remove any Transferred Property from the Trust and to remit the Reconveyance Amount, as appropriate, with respect to the related Lease as to which a breach has occurred and is continuing shall constitute the sole remedy against the





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

Depositor for such breach available to the Trustee or the Certificateholders.

                 Section 7.02. Substitution of Leases. (a) Subject to the provisions of Sections 7.02(b) through (d) hereof, the Depositor, with the consent of the Certificate Insurer and upon notice from the Servicer, may substitute one or more Leases (each a "Substitute Lease") and the related Equipment for and replace Leases and the related Equipment that (i) becomes a Defaulted Lease or an Early Termination Lease or (ii) are the subject of a Prepayment, a Casualty Loss or a Warranty Event.

                 (b) Each Substitute Lease shall be a Lease, with respect to which all of the representations and warranties set forth in Section 3.01(b) were true as of the related Substitute Lease Cut-Off Date except to the extent such representation or warranty was expressly limited to the Initial Cut-Off Date. No substitution pursuant to Section 7.02(a) hereof shall cause any of the Specified Portfolio Characteristics to be untrue in any material respect as of such Substitute Lease Cut-Off Date, or if any of the Specified Portfolio Characteristics is untrue as of such Substitute Lease Cut-Off Date, increase the amount by which any Specified Portfolio Characteristic is untrue.

                 (c) Prior to any substitution pursuant to Section 7.01(a) hereof, the Depositor shall have received a Substitute Lease Transfer Agreement providing for the unconditional sale and transfer of the Substitute Leases and related Equipment by First Sierra to the Depositor and an amendment to the List of Leases reflecting the substitution.

                 (d) The Servicer shall not permit any substitution under Section 7.01(a) hereof on any Transfer Date if:

                          (i) on a cumulative basis from the Closing Date, the sum of the Discounted Contract Principal Balances (as of the related Substitution Cut-Off Date) of Leases substituted for Leases, including, without limitation, substitutions for Prepayments or other early amortizations would exceed ten percent (10%) of the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date;

                         (ii) on a cumulative basis from the Closing Date, the sum of the Discounted Contract Principal Balances (as of the related Substitution Cut-Off Date) of Leases substituted for Defaulted Leases would exceed five percent (5%) of the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date;

                        (iii) as of the related Substitution Cut-Off Date, the Substitute Leases and the related Equipment have a Discounted Contract Principal Balance, not less than the Discounted Contract Principal Balance of the Leases being replaced;

                         (iv) on such Transfer Date, the sum of the Scheduled Payments on all Leases (including any Substitute Leases) then subject to the Agreement due in any Collection Period prior to the May 2004 Collection Period would be less than the Scheduled Payments due on all Leases prior to such substitution for such Collection Period (a "Payment Deficiency"), or increase the amount of such a Payment Deficiency;

                          (v) as of such Transfer Date, a Restricting Event has occurred and is continuing; and

                         (vi) the addition of such Lease must not result in the Aggregate Discounted Contract Principal Balance of all Leases with the same Lessee exceeding 1.2% of the Aggregate Discounted Contract Principal Balance of all Leases.

                 (e) Upon the replacement of a Lease and the related Equipment with a Substitute Lease as described above, the security interest of the Trustee in such replaced Lease, the related Equipment and all proceeds thereon shall be terminated and such replaced Lease and the related Equipment shall be transferred to the Depositor.


                                 ARTICLE VIII.

                                THE CERTIFICATES

                 Section 8.01. The Certificates. (a) Class A Certificates will be issued in denominations of $1,000 and multiples thereof of Initial Class A Certificate Principal Amount, and the Class B Certificates will be issued in denominations of $1,000,000 and $1,000 increments above $1,000,000 of Initial Class B-1 Certificate Principal Amount and the Initial Class B-2 Certificate Principal Amount. The Trust Certificates will be issued without denomination. Each Certificate shall represent a validly issued and binding obligation, but only if such Certificate has been executed on behalf of the Trust, and authenticated on behalf of the Trust, in each case, by a Responsible Officer of the Trustee by manual signature. Certificates bearing the manual signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust shall be valid and binding obligations, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in the form of the Certificates of the related Class, attached as Exhibits hereto, signed by the Trustee by manual signature, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Class A Certificates shall be substantially in the form set forth in Exhibit E hereto, all Class B-1 Certificates shall be substantially in the form set forth in Exhibit F hereto, the Class B-2 Certificates shall be substantially in the form set forth in Exhibit G hereto, and the Trust Certificate shall be substantially in the form set forth in Exhibit H hereto. The Certificates shall be dated the date of their authentication. Neither the Certificates nor the Leases are insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                 (b) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the Initial Class A Certificate Principal Amount. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

                 The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

                 With respect to Class A Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Servicer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any ownership interest in any Class A Certificate,
(ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect

Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A Certificate.

                 Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

                 (c) In the event that (i) the Depository or the Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Servicer or the Depository is unable to locate a qualified successor or (ii) the Trustee at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names Certificateholders transferring Class A Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such registration shall be at the expense of the Servicer.

                 (d) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

                 In the event any Certificates are issued in book-entry form with the Depository: (i) the Trustee may deal with the Depository as the authorized representative of the Certificateholders; (ii) the rights of the Certificateholders shall be exercised only through the Depository and shall be limited to those established by law and agreement between the

Certificateholders and the Depository; (iii) the Depository will make book-entry transfers among the direct participants of the Depository and will receive and transmit distributions of principal and interest on the Certificates to such direct participants; and (iv) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

                 (e) No transfer of any Class B Certificate shall be made unless such transfer is made in a transaction which does not require registration or qualification under the Securities Act or qualification under any state securities or "Blue Sky" laws. If such a transfer is to be made in reliance upon an exemption from the Securities Act other than Rule 144A thereunder, (i) the Trustee shall receive an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, describing the applicable exemption and the basis therefor, which Opinion of Counsel shall not be an expense of First Sierra, the Servicer, the Depositor, the Trustee or the Trust or (ii) the Trustee shall require the transferee to execute a certification, substantially in the form of Exhibit I hereto, setting forth the facts surrounding such transfer. In the event that a transfer is to be made in reliance on Rule 144A under the Securities Act, the Class B Certificateholder shall cause its prospective transferee to execute and deliver a certificate substantially in the form of Exhibit J hereto; provided, however, that with respect to any sale of a Class B Certificate by an investment company registered under the Investment Company Act of 1940, as amended, made in reliance on Rule 144A, the Class B Certificateholder may (in lieu of delivering a certificate in the form of Exhibit J) deliver to the Trustee a certificate in the form of Exhibit K hereto with a copy of a Qualified Institutional Buyer Certificate in the form of Addendum 1 thereto. The Servicer promptly shall furnish to any Holder, or any prospective purchaser designated by a Holder, the information required to be delivered to Holders and prospective purchasers of Class B Certificates in connection with the resale of the Class B Certificates to permit compliance with Rule 144A in connection with such resale. No Class B Certificate may be subdivided for resale or other transfer into a unit smaller than a unit the initial offering price of which would have been in the aggregate $1,000,000.

                 (f) Notwithstanding anything else contained in this Agreement, neither the Trustee nor the Certificate Registrar and Transfer Agent shall effect the registration of any transfer of a Class B Certificate (i) unless, prior to such transfer, the Trustee shall have received from the Class B Certificateholder (with a copy to each Rating Agency) an Opinion of Counsel to the effect that such transfer will not result in the Trust becoming subject to taxation as an association taxable as a corporation or (ii) if following such transfer there would be more than 90 holders of the Class B Certificates and the Trust Certificate. Ownership of the Trust Certificate shall be nontransferable, but may be pledged to secure Non-Recourse Debt.

                 Section 8.02. Initial Issuance of Certificates. The Trustee shall, upon the written instruction of the Depositor, in exchange for the Transferred Property, execute on behalf of the Trust and authenticate and deliver Class A Certificates, Class B-1 Certificates and Class B-2 Certificates in authorized denominations equaling in the aggregate the Initial Class A Certificate Principal Amount and the Initial Class B Certificate Principal Amount and Trust Certificates evidencing an aggregate Trust Certificate Percentage Interest of 100%.

                 Notwithstanding anything herein to the contrary, in the case of the initial sale of a Certificate, the acquiror or of such Certificate shall be deemed to have represented and warranted that it is not acquiring its interest in the Certificate with the assets of (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to Title I of ERISA, (B) a plan or other arrangement described in Section 4975 of the Code or (C) any entity whose underlying assets include plan assets by reason of an investment in such entity by a plan described in (A) or (B) above (collectively, a "Benefit Plan Investor").

                 Section 8.03. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained, at the Corporate Trust Office, a register (the "Certificate Register") in which the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. All Certificates shall be so registered.

                 (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute on behalf of the Trust, authenticate and deliver, subject to the requirements of Section 8.01(e) hereof in the case of the Class B Certificates, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of the same class, of a like aggregate Class A Percentage Interest, Class B-1 Percentage Interest, Class B-2 Percentage Interest or Trust Percentage Interest, as the case may be, dated the date of such authentication.

                 (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same class (of authorized denominations in the case of Class A Certificates and Class B Certificates) of a like aggregate Class A Percentage Interest, Class B-1 Percentage Interest, Class B-2 Percentage Interest or Trust Certificate Percentage Interest, as the case may be, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute on behalf of the Trust, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form of Exhibit L hereto, duly executed by the Holder thereof or its attorney duly authorized in writing.

                 (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 (e) All Certificates surrendered for registration of transfer or exchange shall be delivered to the Trustee and cancelled and subsequently destroyed by the Trustee in accordance with its customary practices in effect from time to time.

                 (f) Notwithstanding anything to the contrary herein, the Trust Certificate shall not be transferable under any condition and the Trust Certificateholder, by accepting the Trust Certificate, agrees absolutely and unconditionally that it shall not assign any or all of its interest in the Trust Certificate to any Person; provided that the Trust Certificateholder may pledge its rights to distributions with respect to the Trust Certificate. Any transfer of any or all of the interest in the Trust Certificate in violation of the foregoing shall be null and void and of no effect.

                 (g) Notwithstanding the foregoing, in the case of any sale or other transfer of record or beneficial ownership of a Certificate, the transferee of such Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan Investor.

                 Section 8.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Depositor, the Servicer and the Trustee such security or indemnity





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

satisfactory to each of them as may be required by them to save each of them harmless (provided, that with respect to a Class B Certificateholder which is an insurance company whose long-term debt or claims paying ability is rated investment grade or better by the Rating Agencies at such time, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute on behalf of the Trust, authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate a new Certificate of like Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 8.04, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any other expenses (including the fees and expenses of the Trustee) in connection therewith shall be paid by the Servicer. Any duplicate Certificate issued pursuant to this Section 8.04 shall constitute a Certificate duly issued by the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                 Section 8.05. Persons Deemed Owners. The Certificate Insurer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.06 hereof and for all other purposes whatsoever, and the Certificate Insurer and the Trustee shall not be affected by any notice to the contrary.

                 Section 8.06. Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished to the Servicer within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, of the names and addresses of the Certificateholders as of the most recent Record Date. If one or more Certificateholders representing a Class A Percentage Interest, a Class B Percentage Interest or a Trust Certificate Percentage Interest of not less than 25% (an "Applicant") shall apply in writing to the Trustee, and such application shall state that the Applicant desires to communicate with other Certificateholders with respect to its rights under this Agreement or under the Certificates, then the Trustee shall, within five Business Days after the receipt of such application, send such notice to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees with the Depositor, the Servicer and the Trustee that none of the Depositor, the Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information, regardless of the source from which such information was derived.





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                 Section 8.07. Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and where required to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 12.01 hereof) conclusive in favor of the Trustee, the Depositor, First Sierra and the Servicer, if made in the manner provided in this Section 8.07.

                 (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proven in any reasonable manner which the Trustee deems sufficient.

                 (c) The ownership of Certificates shall be proven by the Certificate Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                  ARTICLE IX.

              THE SERVICER, THE DEPOSITOR AND THE BACK-UP SERVICER

                 Section 9.01. Liability of Servicer; Indemnities. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer herein. Such obligations shall include the following:

                          (i) The Servicer shall indemnify, defend and hold harmless the Trustee (which shall include any of its directors, employees, officers and agents), the Trust, First Sierra, the Back-up Servicer, the Certificateholders, the Certificate Insurer and the Depositor against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or





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

         resulting from the use, repossession or operation of the Equipment by the Servicer or any of its Affiliates; and

                         (ii) The Servicer shall indemnify, defend and hold harmless the Trustee (which shall include any of its directors, employees, officers and agents), the Trust, First Sierra, the Certificateholders, the Certificate Insurer, the Depositor, the Back-up Servicer and First Sierra against and from any and all costs, losses, expenses (including the reasonable fees and expenses of counsel) claims, damages and liabilities to the extent that such losses, claims, damages or liabilities arose out of, or were imposed upon the Trustee, the Trust, the Certificateholders, the Certificate Insurer, First Sierra, the Depositor or the Back-up Servicer in connection with or by reason of (i) the failure by the Servicer to perform its duties under this Agreement or errors or omissions of the Servicer related to such duties including the making of any inaccurate representations or warranties hereunder; or (ii) in the case of the Trustee and the Back-up Servicer, its performance of its duties hereunder, except to the extent that such loss, expense, claim or liability resulted from the Trustee's or the Back-up Servicer's gross negligence or wilful misconduct. The provisions of this section shall run directly to and be enforceable by an injured party subject to the limitations hereof, and the indemnification provided to the Trustee and the Back-up Servicer pursuant to this Article IX by the Servicer shall survive the payment in full of the Certificates, the termination of the Trust, and the resignation of the Trustee or the Back-up Servicer or removal of the Trustee or the Back-up Servicer.

                 (b) The Servicer shall pay any amounts owing pursuant to Section 9.01(a) hereof directly to the indemnified Person, and such amounts shall not be deposited in the Collection Account or the Security Deposit Account.

                 (c) Indemnification under this Section 9.01 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Servicer has made any indemnity payments to the Trustee, the Trust, the Depositor, the Certificateholders, the Certificate Insurer, First Sierra or the Depositor pursuant to this Section 9.01 and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest.

                 Section 9.02. Merger, Consolidation, or Assumption of the Obligations of Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the





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

Servicer shall be a party or (iii) succeeding to the business of the Servicer, shall be the successor to the Servicer hereunder provided such merger or consolidation has been approved by the Certificate Insurer, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and such corporation in any of the foregoing cases shall execute an agreement of assumption, in a form reasonably satisfactory to the Trustee, agreeing to perform every obligation of the Servicer hereunder; provided, however, that the Servicer shall not merge or consolidate with any other corporation nor discontinue its existence until the Trustee has received confirmation from the Rating Agencies that such action shall not affect the rating of the Class A Certificates or of the Class B Certificates, and any corporation succeeding to the business of the Servicer by merger, consolidation or otherwise shall have a net worth of at least $10,000,000. The Servicer shall provide prompt written notice of any such event to the Trustee and to the Rating Agencies.

                 Section 9.03. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trustee, the Trust, First Sierra, the Certificate Insurer, the Depositor or the Certificateholders, except as provided herein, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Except as provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred Property in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may take any such non-incidental action that is reasonable and that may be necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders and the Certificate Insurer hereunder, provided that the Servicer shall notify the Trustee and the Certificate Insurer of such proposed action and the Servicer may thereafter commence such action only with the consent of the Certificate Insurer, unless the Trustee shall have disapproved the proposed action by so notifying the Servicer within five Business Days. In the event the Servicer takes such action, the reasonably incurred legal expenses and costs of such action and any liabilities resulting therefrom





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

shall be expenses, costs and liabilities of the Trust, and the Servicer shall be entitled to be reimbursed therefor pursuant to Sections 6.06(b)(iii) and 6.06(c)(iii) hereof.

                 Section 9.04. Servicer Not to Resign. Subject to the provisions of Section 9.02 hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer except upon consent of the Certificate Insurer or determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and to the Rating Agencies. No such resignation shall become effective until a successor Servicer acceptable to the Certificate Insurer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02 hereof.

                 Section 9.05. Liability of the Depositor. The Depositor shall be liable for payments in respect of the Certificates in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor herein. The Trust Certificateholder shall be liable for all other obligations of the Trust.

                 Section 9.06. Limitation on Liability of the Depositor. The directors, officers, employees or agents of the Depositor shall not be under any liability to the Trust, the Trustee, the Certificateholders, First Sierra, the Servicer, the Trust Certificateholder or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the Depositor's execution and delivery of this Agreement and the issuance of the Certificates. The Depositor shall not be under any liability to the Trust, the Trustee, the Certificateholders, First Sierra, the Servicer, the Trust Certificateholder or any other Person for any action taken or for refraining from the taking of any action in its capacity as Depositor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Depositor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, misrepresentation or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any other Person respecting any matters arising hereunder.

    Section 9.07.    Limitation on Liability of Back-up Servicer and Others.





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

                 (a) Neither the Back-up Servicer nor any of the directors, officers or employees or agents of the Back-up Servicer shall be under any liability to the Servicer, the Trustee, the Depositor, the Certificateholders or the Certificate Insurer except as provided herein, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment not involving willful misconduct, bad faith or negligence; provided, however, that this provision shall not protect the Back-up Servicer against any liability resulting from its breach of any representation or warranty made herein, nor shall this provision protect the Back-up Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties hereunder. Neither the Back-up Servicer nor any of its directors, officers or employees or agents shall be under any liability of any kind or type to any Person arising from the incomplete or inaccurate contents of any Tape provided by the Servicer. The Back-up Servicer and any director, officer, employee or agent of the Back-up Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder or in connection with the transactions contemplated herein. The Back-up Servicer shall not be under any obligations to appear in, prosecute or defend any legal motion that is not incidental to its duties to service the Leases in accordance with this Agreement and that in its reasonable opinion may involve it in any expense or liability; provided, however, that the Back-up Servicer may, but shall not be obligated to, take any such action that is reasonable and that may be necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interest of the Certificateholders and the Certificate Insurer; provided that the Back-up Servicer shall notify the Depositor, the Certificateholders, the Certificate Insurer and the Trustee of such proposed action and Back-up Servicer may thereafter commence such action, provided the Certificate Insurer has consented to such action, unless the Depositor, the Certificateholders or the Trustee shall have disapproved the proposed action by so notifying the Back-up Servicer within five (5) Business Days. If any such proposed action is commenced, the reasonably incurred legal expenses and costs of such action and any liabilities resulting therefrom shall be expenses, costs and liabilities of the Certificateholders, and the Back-up Servicer shall be entitled to be reimbursed therefor pursuant hereto.

                 The Servicer shall indemnify the Back-up Servicer its officers, directors, employees and agents for, and to hold it harmless against, any loss, liability or expense incurred, except to the extent that such loss, liability or expense was incurred through gross negligence or bad faith on its part, arising out of or in connection with the acceptance or





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administration of this Trust and the performance of its duties hereunder, including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 Section 9.08. Back-up Servicer Not to Resign.

                 The Back-up Servicer shall not resign from the obligations and duties hereby imposed on it as Back-up Servicer except (a) upon determination that the performance of its duties hereunder is no longer permissible under applicable law, as provided in Section 11.06 hereof, (b) upon the resignation or removal of the Trustee, to the extent the Trustee and the Back-up Servicer are the same Person or (c) to the extent the Back-up Servicer is otherwise unable to perform its duties hereunder. Upon the Back-up Servicer resignation or termination pursuant to Section 11.06 hereof, the Back-up Servicer shall comply with the provisions of this Agreement until the acceptance of appointment by a successor Back-up Servicer. Any such successor Back-up Servicer shall be appointed by the Trustee subject to the approval of the Certificate Insurer.

                 Section 9.09. Indemnity for Liability Claims. The Holder of the Trust Certificate on behalf of the Trust shall indemnify, defend and hold harmless the Trustee (which shall include any of its directors, employees, officers and agents), the Trust, the Certificateholders, the Certificate Insurer, the Depositor and First Sierra against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, repossession or operation of the Equipment to the extent not covered by the Servicer's indemnity provided by Section 9.01 hereof.

                 Section 9.10. Liabilities. Notwithstanding any provision of this Agreement, by entering into this Agreement, the Depositor and any Holder of the Trust Certificate agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those losses incurred by a Class A Certificateholder or a Class B Certificateholder in the capacity of an investor in the Class A Certificates or the Class B Certificates) imposed on or asserted against the Trust or otherwise arising out of or based on the arrangements created by this Agreement (to the extent of the Trust Fund remaining after the Class A Certificateholders, the Class B Certificateholders and the Certificate Insurer have been paid in full are insufficient to pay such losses, claims, damages or liabilities) or the actions of the Servicer as though this Agreement created a partnership under the New York Uniform Partnership Act in which the Depositor and each such Holder was a general partner.

                 Section 9.11. General Limitation of Liability. In no event shall any indemnifying party hereunder be liable to any indemnified party for any indirect, incidental, special or consequential damages arising out of its representations, warranties, or agreements contained in this Agreement, even if such party has been advised of the possibility of such damages, whether any claim for recovery is based on theories of contract, negligence or tort (including strict liability).


                                   ARTICLE X.

                           EARLY AMORTIZATION EVENTS

                 Section 10.01. Early Amortization Events. "Early Amortization Event", whenever used herein, means any one of the following events (whatever the reason for such Early Amortization Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

                 (a) Default in the payment to the Class A Certificateholders or the Class B Certificateholders of any interest or principal due hereunder in accordance with the provisions of Section 6.06 when such payment becomes due and payable and continuance of such default for a period of five Business Days; or

                 (b) Default in the performance, or breach, of any covenant or agreement of the Depositor in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 10.01 specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Depositor by the Servicer, the Certificate Insurer or the Trustee, or to the Depositor, the Certificate Insurer and the Trustee by the Certificateholders of at least 50% in aggregate principal amount of the outstanding Class A Certificates a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or if, in any such case, the Depositor have consented in writing that any such event shall be an Early Amortization Event; or

                 (c) Any proceeding shall be instituted against the Depositor (or, if the Depositor is actively contesting the merits thereof, such proceeding is not dismissed within 90 days) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Indebtedness under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

                 (d) The commencement by the Depositor of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Depositor in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Depositor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Depositor in furtherance of any such action; or

                 (e) Judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against the Depositor shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

                 (f) There is a material breach of any of the representations and warranties of the Depositor set forth in Section 3.01(a) and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Depositor by the Servicer, the Certificate Insurer or the Trustee, or to the Depositor, the Certificate Insurer and the Trustee by the Certificateholders of at least 50% in aggregate principal amount of the outstanding Class A Certificates a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or if, in any such case, the Depositor have consented in writing that any such event shall be an Early Amortization Event; or

                 (g) (i) 100% minus (ii) the percentage equivalent of a fraction (A) the numerator of which is the Class A Certificate Principal Balance on such date (after giving effect to the payment of any amounts payable in reduction of the Class A Certificate Principal Balance on such date) and (B) the denominator of which is the Aggregate Discounted Contract Principal Balance plus the amount, if any, on deposit in the New Transferred Property Funding Account, as of the end of the immediately preceding calendar month equals less than 12%; or

                 (h) A Gross Charge-Off Event has occurred and is continuing; or

                 (i) A Delinquency Trigger Event has occurred and is continuing; or

                 (j) An Event of Servicing Termination has been declared and has not been cured within the time period set forth in this Agreement; or

                 (k) The Certificate Insurer has made an Insured Payment under the Certificate Insurance Policy.

                 Section 10.02. Declaration of Early Amortization Event. (a) If a default occurs under Sections 10.01(a), (c), or (d), and is continuing, the Trustee, at the direction of the Certificate Insurer, upon a Responsible Officer receiving written notice thereof, shall promptly declare that an Early Amortization Event has occurred, without demand, protest, or notice of any kind all of which are expressly waived by the Depositor; provided, that, in the event any of the events described in Section 10.01(c) or (d) shall have occurred, an Early Amortization Event shall automatically occur, without demand, protest, or notice of any kind all of which are expressly waived by the Depositor. If an Early Amortization Event occurs and is continuing, other than under Section 10.01(a), (c), or (d), then and in every such case the Trustee may in the case of any such other Early Amortization Event, or Certificateholders evidencing an aggregate unpaid principal amount of at least 51% of the aggregate unpaid principal amount of the Class A Certificates and the Class B Certificates may with the consent of the Certificate Insurer instruct the Trustee to and at the direction of the Certificate Insurer the Trustee shall, declare that an Early Amortization Event has occurred by a notice in writing to the Depositor. The Trustee shall simultaneously with any declaration of any Early Amortization Event, give notice thereof to the Rating Agency, the Certificate Insurer and the Servicer.

                 (b) The Depositor shall promptly (but in any event within five Business Days) notify the Trustee upon receiving actual knowledge of any event which constitutes an Early Amortization Event or would constitute an Early Amortization Event but for the requirement that notice be given or time elapse or both.

                 Section 10.03. Collection of Indebtedness and Suits for Enforcement by Trustee. If an Early Amortization Event occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Certificateholders and the Certificate Insurer by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Trustee shall notify the Depositor, the Certificate Insurer, the Servicer and the Rating Agency of any such action.

                 Section 10.04. Trustee May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Depositor, or any other obligor upon the Certificates, or the property of the Depositor, or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Certificates shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Depositor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                             (1) to file and prove a claim for the whole amount
                 of principal and interest owing and unpaid in respect of the Certificates or any amount owing on the Leases or the other assets in the Trust Fund and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and any predecessor Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel) and of the Certificateholders allowed in such judicial proceeding; and

                             (2) to collect and receive any moneys or other
                 property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Certificateholder to make such payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee and any predecessor Trustee under Section 6.06.

                 (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder or the Certificate Insurer any plan or reorganization, agreement, adjustment or composition affecting the Certificates or the Certificate Insurer or the rights of any Certificateholder or the Certificate Insurer thereof or affecting the Leases or the other assets included in the Trust Fund or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

                 Section 10.05. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement, the Certificates, the Leases or the other assets included in the Trust Fund may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, be for the ratable benefit of the Certificateholders and the Certificate Insurer in respect of which such judgment has been recovered.

                 Section 10.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article X shall be deposited in the Collection Account for disbursement in accordance with the provisions of
Article VI.

                 Section 10.07. Limitation on Suits. No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (a) there is a continuing Early Amortization Event and such Certificateholder has previously given written notice to the Trustee of a continuing Early Amortization Event;

                 (b) the Certificateholders holding Certificates evidencing at least 51% of the aggregate unpaid principal amount of the Class A Certificates and the Class B Certificates shall have made written request to the Trustee to





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

institute proceedings in respect of such Early Amortization Event in its own name as Trustee hereunder;

                 (c) such Certificateholder or Certificateholders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

                 (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Certificateholders of a majority in aggregate principal amount of the outstanding Certificates;

it being understood and intended that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Certificateholders, or to obtain or to seek to obtain priority or preference over any other Certificateholders or to enforce any right under this Agreement, except in the manner herein provided and for the ratable benefit of all the Certificateholders.

                 Section 10.08. Restoration of Rights and Remedies. If the Trustee, the Certificate Insurer or any Certificateholder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Certificate Insurer or such Certificateholder, then and in every such case, subject to any determination in such proceeding, the Depositor, the Certificate Insurer or the Trustee and the Certificateholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Certificate Insurer and the Certificateholders shall continue as though no such proceeding had been instituted.

                 Section 10.09. Rights and Remedies Cumulative. Except as otherwise provided in Section 8.04 with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates, no right or remedy herein conferred upon or reserved to the Trustee or to the Certificateholders or to the Certificate Insurer is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or





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otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 Section 10.10. Delay or Omission Not Waiver. No delay or omission of the Trustee, the Certificate Insurer or of any Certificateholder to exercise any right or remedy accruing upon any Early Amortization Event shall impair any such right or remedy or constitute a waiver of any such Early Amortization Event or an acquiescence therein. Every right and remedy given by this Article X or by law to the Trustee, the Certificate Insurer or to the Certificateholders may be exercised from time to time, and as often as may be deemed expedient, as permitted under the terms hereof, by the Trustee, the Certificate Insurer or by the Certificateholders, as the case may be.

                 Section 10.11. Control by Certificateholders. The Certificate Insurer shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that (a) such direction shall not be in conflict with any rule of law or with this Agreement, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 Section 10.12. Waiver of Past Defaults. The Certificate Insurer may, on behalf of Certificateholders of not less than a majority in aggregate principal amount of the outstanding Certificates waive, any past default hereunder and its consequences, except a default:

                 (a) in the payment of the principal of or interest on any Certificate, or

                 (b) in respect of a covenant or provision hereof which under Article XII cannot be modified or amended without the consent of a specified percentage of the Class of Certificates affected, or

                 (c)         described under Section 10.01(c) or (d).

Upon any such waiver, such default shall cease to exist, and any Early Amortization Event arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 Section 10.13. Undertaking for Costs. All parties to this Agreement agree, and each Certificateholder by his acceptance of an Certificate shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement,





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or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and disbursements, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 10.13 shall not apply to any suit instituted by the Depositor, to any suit instituted by the Trustee, to any suit instituted by the Certificate Insurer or any Certificateholder or group of Certificateholders holding in the aggregate more than 10% in principal amount of the outstanding Certificates, or to any suit instituted by the Certificate Insurer or any Certificateholder for the enforcement of the payment of any principal of or interest on any Certificate.

                 Section 10.14. Waiver of Stay or Extension Laws. The Depositor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Depositor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE XI.

              SERVICING TERMINATION; BACK-UP SERVICING TERMINATION

                 Section 11.01. Events of Servicing Termination. (a) If any of the following events (each an "Event of Servicing Termination") shall occur and be continuing:

                          (i) Any failure by the Servicer to make any payment, deposit, transfer or delivery required to be made hereunder (other than with respect to the Monthly Statement, as to which the remedy is set forth in Section 11.01(a)(ii) hereof) that continues unremedied for a period of three Business Days after the date such payment, deposit, transfer or delivery is required to be made; provided, that the Servicer shall be granted a three Business Day grace period on not more than one occasion during each Collection Period;

                         (ii) Any failure by the Servicer to submit a Monthly Statement pursuant to Section 6.07 hereof that continues unremedied for a period of three Business Days after the earlier of the date upon which (A) the Certificate Insurer or a Certificateholder provides written notification to the Servicer of such failure or (B) the Depositor becomes aware that the Certificate Insurer and the Certificateholders have not received a copy of the Monthly Statement in accordance with the provisions hereof;

                        (iii) Any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, as the case may be, or any breach of a representation or warranty of the Servicer set forth in Section 3.02 of this Agreement, which failure or breach (A) materially and adversely affects the rights of the Trustee, Certificateholders, the Certificate Insurer or the Depositor and (B) continues unremedied for a period of 30 days after the earlier to occur of (x) the date on which written notice of such failure or breach, requiring the situation giving rise to such failure or breach to be remedied, shall have been given to a Servicing Officer of the Servicer by the Trustee or to a Servicing Officer of the Servicer or a Responsible Officer of the Trustee by the Depositor or any Holder of Certificates or (y) the date on which any Servicing Officer is required pursuant to the terms of this Agreement to provide notice to the Certificateholders and the Certificate Insurer, of any such failure or breach;

                         (iv) The Servicer shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, a court of competent jurisdiction shall determine that the Servicer is generally not paying its debts as they come due or the Servicer shall make a general assignment for the benefit of creditors;

                          (v) The Servicer shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against the Servicer in any such proceeding, or the Servicer shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of debtors, or providing for





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

         an agreement, composition, extension or adjustment with its creditors;

                         (vi) An order, judgment or decree in excess of $500,000 shall be entered in any proceeding and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

                        (vii) A petition against the Servicer in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the Servicer, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Servicer, or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days;

                       (viii) Any assignment by the Servicer to a delegate of its duties or rights hereunder, except as specifically permitted hereunder, or any attempt to make such an assignment; or

                         (ix) a Servicer Trigger Event (as defined in the Insurance Agreement) shall occur and be continuing;

then, and in each and every case, so long as an Event of Servicing Termination shall not have been remedied within any applicable period set forth above, as applicable, the Trustee shall, at the direction of the Certificate Insurer or may, with the consent of the Certificate Insurer, by notice (the "Servicer Termination Notice") then given in writing to the Servicer, terminate all, but not less than all, of the rights and obligations of the Servicer under this Agreement; provided, that, in the event any of the events described in Sections 11.01(a)(iv) or 11.01(a)(v) shall have occurred, an Event of Servicing Termination shall automatically occur, without demand, protest, or notice of any kind all of which are expressly waived by the Depositor. The Trustee shall furnish a copy of any Servicer Termination Notice to the Rating Agencies.

                 (b) On and after the time the Servicer receives a Servicer Termination Notice pursuant to this Section 11.01, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Leases or otherwise, shall pass to and be vested in the successor Servicer acceptable to the Certificate Insurer and appointed pursuant to Section 11.02 hereof and, without limitation, such





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successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicer Termination Notice, whether to complete the transfer of the Leases and related documents or otherwise.

                 The Servicer agrees to cooperate with the Trustee and the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, the Lockbox Account or the Security Deposit Account or thereafter received with respect to Leases and in accordance therewith, the Certificate Insurer shall have the right to access amounts on deposit in the Lockbox Account. To assist the successor Servicer in enforcing all rights under Insurance Policies to the extent that they relate to the Leases, the Servicer, at its own expense, shall transfer its electronic records relating to such Leases to the successor Servicer in such electronic form as the successor Servicer may reasonably request and shall transfer the related Lease Files and all other records, correspondence and documents relating to the Leases that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request. In addition to any other amounts that are then payable to the Servicer under this Agreement, the Servicer shall be entitled to receive reimbursement for any unreimbursed Servicer Advances made during the period prior to the delivery of a Servicer Termination Notice pursuant to this Section 11.01.

                 Section 11.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a Servicer Termination Notice pursuant to Section 11.01, the Back-up Servicer shall without further action be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the Back-up Servicer shall not be liable for any acts or omissions of the Servicer or for any breach by either the Servicer or First Sierra of any of their respective representations and warranties contained herein or in any related document or agreement. As compensation for acting as Servicer hereunder, the Back-up Servicer shall be entitled to the Servicer Fees, Servicing Charges and other compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to





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hereunder if no such Servicer Termination Notice had been given.

                 (b) Notwithstanding the foregoing, if (x) the Back-up Servicer is not legally permitted to act as Servicer under any applicable law and provides to the Depositor, the Certificate Insurer and the Trustee an Opinion of Counsel to such effect the Trustee shall without further action be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall not assume any obligations of the Servicer pursuant to Article VII and Article IX hereof, (ii) the Trustee shall not be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law or if the Trustee in the exercise of its sole discretion determines that such Servicer Advance would not be reimbursed and (iii) the Trustee shall not be liable for any acts or omissions of the Servicer or for any breach by either the Servicer or First Sierra of any of its representations and warranties contained herein or in any related document or agreement. As compensation for acting as Servicer hereunder, the Trustee shall be entitled to the Servicer Fees, Servicing Charges and other compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to hereunder if no such Servicer Termination Notice had been given.

                 (c) Notwithstanding the above, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established financial institution reasonably acceptable to the Certificate Insurer and the Majority Holders, which has a net worth of, or is a member of a consolidated group of entities which has a net worth of, not less than $10,000,000 and whose regular business includes the servicing of receivables of a similar nature to the Leases, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Trustee shall inform the Rating Agencies of the identity of the successor Servicer.

                 (d) Notwithstanding the foregoing, if (i) the Trustee is not legally permitted to act as Servicer under any applicable law and provides to the Depositor an Opinion of Counsel to such effect or (ii) the Trustee is unwilling so to act, then the Trustee and the Depositor collectively shall use their best efforts to identify a successor, other than the Trustee, to the Servicer which is willing to act as Servicer





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

under the terms and conditions specified herein and for a fee equal to or less than the Servicer Fee. In any event the Trustee shall, pursuant to Section 11.02(b) hereof, act as successor Servicer until a different successor Servicer is appointed.

                 Section 11.03. Notification to Certificateholders. The Servicer shall promptly notify the Trustee in writing of any Event of Servicing Termination upon actual knowledge thereof by a Servicing Officer. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article XI, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Depositor and the Rating Agencies.

                 Section 11.04. Waiver of Past Defaults. The Certificate
Insurer may, on behalf of the Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived.

                 Section 11.05. Effects of Termination of Servicer. (a) Upon the appointment of the successor Servicer, the Servicer shall immediately remit any Scheduled Payments, Final Lease Payments, Residual Receipts, Defaulted Residual Receipts or Overdue Payments that it may receive pursuant to any Lease or otherwise to the successor Servicer for the benefit of the Trust after such date of appointment.

                 (b) After the delivery of a Servicer Termination Notice, the former Servicer shall have no further obligations with respect to the management or servicing of the Transferred Property or the enforcement, custody or collection of the Leases, and the successor Servicer shall have all of such obligations, except that the former Servicer will transmit or cause to be transmitted directly to the successor Servicer for the benefit of the Trust, promptly upon receipt and in the same form in which received, any amounts held by the former Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Leases. The former Servicer's indemnification obligations pursuant to
Section 9.04 hereof will survive the termination of the Servicer hereunder but will not extend to any acts or omissions of a successor Servicer.





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                 (c)         Notwithstanding Section 10.05(b) hereof, the
Servicer hereby agrees that in the event that it no longer continues to perform as Servicer hereunder, the Servicer will instruct First Sierra pursuant to the Sale Agreement to exercise any rights under any Lease or guaranty thereof or Insurance Policy for the benefit of the Trustee, the Trust and the Certificateholders upon the request of the Trustee.

                 (d) An Event of Servicing Termination shall not affect the rights and duties of the parties hereunder (including, but not limited to, the obligations and indemnities of the Servicer pursuant to Article VII, Sections 9.01 and 11.08 hereof) other than those relating to the management, servicing, custody or collection of the Leases.

                 Section 11.06. Events of Back-up Servicing Termination.

                 (a) If any one or more of the following events (each an "Event of Back-up Servicing Termination") shall occur and be continuing:

                   (i) Any failure on the part of the Back-up Servicer duly to observe or perform in any material respect any other covenants or agreements of the Back-up Servicer set forth in this Agreement (other than as a result of the failure by the Servicer to provide the Back-up Servicer with the computer tape or the Monthly Statement is accordance with the provisions of their Agreement), which failure or breach (A) materially and adversely affects the rights of the Depositor, the Trustee, the Certificate Insurer or the Certificateholders and
(B), if such failure is curable, continues unremedied for a period of thirty
(30) days after the earlier to occur of (1) knowledge of such failure or breach by a Responsible Officer and (2) the date on which the written notice of such failure or breach, requiring the situation giving rise to such breach or non-conformity to be remedied, shall have been given to the Back-up Servicer by the Servicer, the Certificate Insurer or the Trustee; or,

                  (ii) After the receipt of an effective Servicer Termination Notice by the Trustee and the passing and vesting of the authority, power, rights and responsibilities described in Section 11.02(a) above in the Back-up Servicer, an Event of Servicing Termination described in Section 11.01(a) hereof with the Back-up Servicer then being considered the Servicer;

                 (iii) The Back-up Servicer shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, a court of competent jurisdiction shall determine that the Back-up

Servicer is generally not paying its debts as they come due or the Back-up Servicer shall make a general assignment for the benefit of creditors;

                (iv) The Back-up Servicer shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against the Back-up Servicer in any such proceeding, or the Back-up Servicer shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

                 (v) Any representation or warranty made by the Back-up Servicer in this Agreement proves to have been incorrect in any material respect when made, which has a material adverse effect on the Certificate Insurer and which continues to have a material adverse effect or be incorrect in any material respect for a period of 30 days after the Back-up Servicer has knowledge of such inaccuracy or written notice of such inaccuracy requiring it to be remedied has been given by the Certificate Insurer or the Trustee;

then, and in each and every such case, so long as such Event of Back-up Servicing Termination shall not have been remedied within the applicable grace period set forth above, the Trustee shall, at the direction of the Certificate Insurer, or may, with the consent of the Certificate Insurer, by notice (the "Back-up Servicer Termination Notice") then given in writing to the Back-up Servicer, terminate all, but not less than all, of the rights and obligations of the Back-up Servicer under this Agreement. Such notice shall state the effective date of the termination, which shall not be prior to the acceptance of the appointment by the successor Back-up Servicer.

                 (b) If a Back-up Servicer Termination Notice is received by the Back-up Servicer while it is performing under Section 5.12(a) above, the Back-up Servicer agrees to cooperate with the Depositor, the Trustee, the Certificate Insurer, the successor Servicer or the successor Back-up Servicer in effecting the termination of the Back-up Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or the successor Back-up Servicer of all data then in the possession of the Back-up Servicer; all at the Back-up Servicer's expense.

                 (c) If a Back-up Servicer Termination Notice is received by the Back-up Servicer while it is performing under





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Section 5.12(b) above, the Back-up Servicer agrees to perform the obligations of the outgoing Servicer in accordance with this Agreement.

                 Section 11.07. Waiver of Defaults.

                 The Trustee with the prior written consent of the Certificate Insurer, or the Certificate Insurer may waive any events permitting removal of the Back-up Servicer under Section 11.06 hereof. Upon any waiver of a past default, such default shall cease to exist, and any Event of Back-up Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.


                                  ARTICLE XII.

                                  THE TRUSTEE

                 Section 12.01. Duties of Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement. No acceptance of, or reliance on, any such item by the Trustee shall constitute a representation by the Trustee of the enforceability or sufficiency of such item.

                 (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

                          (i) Prior to the occurrence of an Event of Servicing Termination, and after the curing of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this

         Agreement; the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Trustee; and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and, if specifically required to be furnished pursuant to any provision of this Agreement, conforming to the requirements of this Agreement;

                         (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                        (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement, pursuant to the direction of the Certificates evidencing Percentage Interests in the related Class of not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising, suffering or omitting to take any trust or power conferred upon the Trustee, under this Agreement; and

                         (iv) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 10.01(a)(i) hereof or any other Event of Servicing Termination or any Early Amortization Event, Restricting Event or Issuer Restricting Event unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event from the Servicer, the Depositor, the Certificate Insurer or any Certificateholder.

                          (v) The Trustee shall have no duty to monitor the performance of the Servicer (as custodian or otherwise), nor shall it have any liability in connection with the malfeasance or nonfeasance by the Servicer; provided, however, that the foregoing shall not diminish or in any way modify any obligation of the Back-up Servicer set forth herein. The Trustee shall have no liability in connection with compliance of the Servicer or the Depositor with statutory or regulatory requirements related to the Leases or the related Equipment. The Trustee shall not make or be deemed to





                                       91
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         have made any representations or warranties with respect to the Leases or related Equipment or the validity or sufficiency of any assignment of the Leases to the Trust or the Trustee. The Trustee shall have no obligation or liability in respect of the maintenance of casualty or liability insurance in connection with the Leases or the related Equipment.

                 (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                 (e) On each Determination Date, the Trustee shall give notice, by telecopy, to a Servicing Officer of the Servicer and the Certificate Insurer if the total amount then on deposit in the Collection Account is less than the amount indicated in the Monthly Statement.

                 (f) The Trustee shall immediately notify the Certificate Insurer of: (a) any proposed change herein or supplement hereto;
(b) the occurrence of any Early Amortization Event, Event of Servicing Termination or Event of Back-up Servicing Termination actually known to a Responsible Officer of the Trustee; (c) any proposed change of the Trustee hereunder; (d) any matter to be put to the Certificateholders for election hereunder; (e) any proposed exercise by the Certificateholders of any option, vote, right, power or the like hereunder; and (f) any other matter, notice of which is required hereunder to be given to any of the Certificateholders or to the Trustee.

                 Section 12.02. Eligible Investments. The Servicer shall direct the Trustee to invest in Eligible Investments, as further specified from time to time by written notice to the Trustee executed by a Servicing Officer, any cash amounts deposited in the Collection Account and the Security Deposit Account pursuant to the terms of this Agreement, immediately upon deposit of any such cash amounts; provided, however, that each such Eligible Investment
(i) shall mature no later than the Business Day immediately preceding the Payment Date in respect of the Collection Period during which such deposit was made and (ii) shall not be sold or disposed of prior to its





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maturity. The Trustee shall not be liable or responsible for the selection of or losses on any investments made by it pursuant to and in compliance with such instructions of the Servicer pursuant to this Section 12.02. The Trustee shall have no obligation to initiate any investments in the absence of such written direction.

                 Section 12.03. Trustee's Assignment of Leases. If in any enforcement suit or legal proceeding it is held, or in connection with the collection of a Defaulted Lease the Servicer or its assigns reasonably anticipate, that the Servicer or its assigns may not or will not be able to enforce a Lease on the ground that neither the Servicer nor its assigns are a real party in interest or a holder entitled to enforce the Lease, then the Trustee shall, at the Servicer's or its assigns' expense, take such steps as the Trustee deems necessary to enforce the Lease, including (i) bringing suit in the Trustee's name or the names of the Certificateholders and the Certificate Insurer and (ii) executing and delivering all such instruments or documents as shall be required to transfer title to a Lease to the Servicer or its assigns or otherwise enforce such Lease.

                 Section 12.04. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 12.01:

                          (i) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                         (ii) The Trustee may consult with counsel and any Opinion of Counsel or advice shall constitute full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel or advice;

                        (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement unless such Certificateholders shall have offered to the Trustee such security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred therein or thereby that are reasonable in the opinion of the Trustee; provided,





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

         however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination (that has not been cured), to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of skill and care in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs;

                         (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                          (v) Prior to the occurrence of an Event of Servicing Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Events of Servicing Termination that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or by the Holders of Applicable Certificates evidencing Percentage Interests of not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the requesting party or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Lessees; and

                         (vi) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for the misconduct, negligence or for the supervision of any of the Trustee's agents or attorneys appointed with due care by the Trustee hereunder or that of First Sierra, the Servicer or the Depositor.

                 Section 12.05. Trustee Not Liable for Certificates or Leases. The Certificates do not represent an obligation





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

issued by the Trustee or any Affiliate thereof. The promise to pay the Certificates according to their terms and the terms of this Agreement set forth in the Certificates and in Section 2.05 hereof provides recourse to the Trust Property only. The Trustee does not assume any responsibility for the accuracy of the statements herein or in the Certificates (other than the certificate of authentication on the Certificates). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Lease or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Equipment or any Lease, to the perfection or priority thereof, or to the efficacy of the Trust or any portion thereof to pay any Certificate, the existence or validity of any Lease, the validity of the assignment of any Lease or the related Transferred Property to the Trust or of any intervening assignment, the review of any Lease, any Lease File or the Computer Tape (it being understood that neither the Trustee nor any of its agents have reviewed or intend to review such matters, the sole responsibility for such review being vested in the Depositor), the completeness of any Lease File, the receipt by it or its custodian of any Lease, the performance or enforcement of any Lease, subject to Section 5.01(b) hereof, the compliance by the Depositor with any covenant or the breach by First Sierra or the Depositor of any warranty or representation made hereunder, under the Sale Agreement or in any related document or the accuracy of any such warranty or representation, any investment of monies in the Collection Account or the Security Deposit Account (except to the extent that the Trustee, in its individual capacity, is an obligor with respect to any such investment) or any loss resulting therefrom, the acts or omissions of the Servicer, or any Lessee, any action of the Servicer taken in the name of the Trustee, any action by the Trustee taken at the instruction of the Servicer or the preparation and filing of tax returns for the Trust. No recourse shall be had for any claim based on any provision of this Agreement, the Certificates or any Lease or assignment thereof against Bankers Trust Company in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein, except for such liability as is determined to have resulted from its own gross negligence or willful misconduct. The Trustee shall not be accountable for the use or application by First Sierra or the Depositor of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Servicer in respect of the Leases.





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


                 Section 12.06. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee, subject to the definition of the term "Certificateholder" in Annex A hereto.

                 Section 12.07. Trustee's Fees and Expenses. (a) The Servicer on behalf of the Holder of the Trust Certificate agrees:

                          (i) to pay to the Trustee, pursuant to Section 6.06(b)(vi) or 6.06(c)(vi), as applicable, on each Payment Date reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                         (ii) except to the extent otherwise expressly provided herein, to reimburse the Trustee, pursuant to Section 6.06(b)(vii) or 6.06(c)(vii), as applicable, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and expenses and disbursements of any of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; provided, that for purposes of this clause
         (ii), such expenses, disbursements and advances shall be limited to an aggregate amount of $75,000; and

                        (iii) to reimburse the Trustee, pursuant to Section 6.06(b)(xii) or 6.06(c)(xv), as applicable, for all reasonable expenses, disbursements and advances that would have been paid pursuant to Section 12.07(a)(ii) but for the $75,000 limitation.

                 (b)         The Servicer's obligations under this Section
12.07 shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee. The Trustee shall not be entitled to any other or additional compensation or reimbursement, except as expressly provided herein or as otherwise agreed from time to time.

                 (c) Subject to Section 12.09, the failure by the Servicer to pay to the Trustee any compensation or other expenses shall not relieve the Trustee of its obligations hereunder.

                 (d) In the event the Trustee performs services or incurs expenses in the context of a proceeding described in Sections 11.01(a)(iv), 11.01(a)(v) or 11.01(a)(vii), the fees for such services and such expenses shall be considered





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

expenses of administration for the purposes of any bankruptcy laws or laws relating to creditors rights generally.

                 Section 12.08. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation acceptable to the Certificate Insurer having its principal office in a State, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authority; provided, however, that no entity shall qualify as Trustee hereunder to the extent that such qualification would, in itself, affect any then current rating of the Class A Certificate or the Class B Certificates by the Rating Agencies. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 12.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Any successor Trustee's deposit ratings shall be at least "investment grade" by the Rating Agencies. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 12.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.09 hereof.

                 Section 12.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Depositor, the Certificate Insurer and each Certificateholder which resignation will not become effective until such time as a successor Trustee has been appointed in accordance with the provisions of this Section 12.09. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee acceptable to the Certificate Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.08 and shall fail to resign after written request therefor by the Servicer, the Certificate Insurer, the Holders of Applicable Certificates evidencing Percentage Interests of more than 25%, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of





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

the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may with the consent of the Certificate Insurer and shall at the direction of the Certificate Insurer, or Holders of Applicable Certificates evidencing Percentage Interests of more than 25% of the related Class may with the consent of the Certificate Insurer remove the Trustee. Notwithstanding anything in this Agreement to the contrary, the Certificate Insurer shall have the right to remove the Trustee for "cause." For purposes of this section, "cause" shall mean (i) the gross negligence or willful misconduct of the Trustee in the performance of its duties under this Agreement or the Insurance Agreement or
(ii) the failure or unwillingness of the Trustee to perform its duties under this Agreement or the Insurance Agreement; provided, however, the Certificate Insurer may not remove the Trustee for "cause" pursuant to clause (ii) of the immediately preceding sentence unless is has (A) consulted with the Trustee in good faith and provided notice to the Trustee regarding any actions or omissions of the Trustee under this Agreement or the Insurance Agreement which the Certificate Insurer believes constitutes a failure or unwillingness of the Trustee to perform its duties under this Agreement or the Insurance Agreement and (B) provided the Trustee with the opportunity to remedy such failure or unwillingness within 5 Business Days (or such longer period to which the Certificate Insurer may reasonably consent) following the receipt by the Trustee of notice thereof. In the event that the Trustee is removed by the Certificate Insurer pursuant to this Section, the removal and substitution procedures set forth in Sections 12.09 and 12.10 hereof shall be followed. If the Certificate Insurer, Servicer or Certificateholders remove the Trustee, the Servicer or such Certificateholders shall promptly appoint a successor Trustee (acceptable to the Certificate Insurer) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

                 (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to this Section 12.09 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 12.10 hereof. Notice of the resignation or removal of the Trustee shall be given in writing to the Rating Agencies. In the event no successor Trustee has been appointed within 30 days of the resignation or removal of the Trustee, the Trustee may petition a court of competent jurisdiction to appoint a successor Trustee.

                 Section 12.10. Successor Trustee. (a) Any successor Trustee appointed as provided in Section 12.09 hereof shall execute, acknowledge and deliver to the Servicer,





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

the Depositor and predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it hereunder. The Servicer, the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. The predecessor Trustee shall not be liable for the acts or omissions of any successor Trustee hereunder.

                 (b) No successor Trustee shall accept appointment as provided in this Section 12.10 unless at the time of such acceptance such successor Trustee shall be acceptable to the Certificate Insurer and eligible as the Trustee under the provisions of Section 12.08 hereof, and as a successor Servicer under the provisions of Section 11.02 hereof.

                 (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 12.10, the Servicer shall mail notice of the succession of such Trustee hereunder to the Certificate Insurer and all Certificateholders at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by such successor Trustee, then the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

                 Section 12.11. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 12.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                 Section 12.12. Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Equipment may at the time be located, the Servicer, the Depositor and the Trustee, acting jointly, shall with the consent of the Certificate Insurer, or the Certificate Insurer shall have the power from time to time, and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 12.12, such powers, duties, obligations, rights and trusts as the Servicer, the Depositor and the Trustee may consider necessary or desirable; provided, however, that if there is a conflict between the Depositor, Trustee and the Certificate Insurer regarding the appointment of a co-trustee or separate trustee, the Certificate Insurer shall prevail. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee and Depositor, acting jointly, shall have the power to make such appointment; provided, however, that if the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 12.08 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 12.12 hereof.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee but solely at the direction of the Trustee;

                         (ii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                        (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

                 (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                 (e) The Servicer shall be responsible for the payment of any fees or expenses of any separate trustee or co-trustee.

                 Section 12.13. Trustee May Enforce Claims Without Possession of Certificate. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                 Section 12.14. Suits for Enforcement. In case an Event of Servicing Termination as defined in Section 11.01 hereof or other default by the Servicer hereunder shall occur and be continuing, the Trustee, in its discretion, may, subject to the provisions of Section 11.04 hereof, proceed to protect and enforce its rights and the rights of the Certificateholders and the Certificate Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders and the Certificate Insurer.

                 Section 12.15. Representations and Warranties of Trustee. The Trustee represents and warrants for the benefit of the Certificateholders and the Certificate Insurer that:

                 (a) Organization and Good Standing. The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the state of New York.

                 (b) Authorization. The Trustee has the power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by the Trustee by all necessary corporate action.

                 (c) Binding Obligations. This Agreement, assuming due authorization, execution and delivery by all other parties thereto, constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

                 Section 12.16. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee in its individual capacity be liable for any liabilities, costs or expenses of the Trust, the Certificateholders, Depositor or the Servicer arising under any tax law or regulation, including, without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith).


                                 ARTICLE XIII.

                                  TERMINATION

                 Section 13.01. Termination of the Trust. The respective obligations and responsibilities of the Depositor, First Sierra, the Servicer, the Trustee, the Depositor and the Trust created hereby shall terminate (i) at the option of the Holder of the Trust Certificate, at any time which is 123 days after the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement, reducing the Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Trust Certificate Principal Balance to zero or (ii) after the 120th day following the earliest to occur of the Expected Final Payment Date or the occurrence of an Early Amortization Event described in
Section 10.01(c) or (d), if on such 120th day, the Class A Certificate Principal Balance and the Class B Certificate Principal Balance have not been reduced to zero; provided that all amounts then owing to the Certificate Insurer and the Trustee pursuant to the Transaction Documents have been paid to such parties; and provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, late Ambassador to the Court of St. James. Notwithstanding the foregoing, the representations and warranties and indemnification obligations of First Sierra and the Servicer hereunder and under the Sale Agreement shall survive the termination of the Trust and of this Agreement. Notwithstanding the provisions of the immediately preceding clause (ii), in the event on or prior to the 90th day following the occurrence of the Early Amortization Events described in Section 10.01(c) or 10.01(d), the Trustee receives written instructions from the Certificate Insurer (so long as the Class A Certificates are outstanding) that the Certificate Insurer disapproves of the termination of the Trust, the Trust shall be reconstituted with the successor appointed by the Certificate Insurer acting as the holder of the general partner interest. If authorization to continue the Trust is not received, the Trustee shall adopt a plan of liquidation that provides for the appointment of a conservator, who shall be acceptable to the Certificate Insurer, to make collections on the Leases and the other assets comprising the Trust Estate under this Agreement, for distribution in accordance with this Agreement. Otherwise, the Trustee, only with the consent of the Certificate Insurer, shall promptly sell the assets of the Trust in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale shall be treated as collections under this Agreement. Upon termination of the Trust, the Trustee shall release any remaining Trust Property to the Holders of the Trust Certificate but not if the Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have not been reduced to zero or any amounts are owing to the Certificate Insurer or the Trustee.

                 Section 13.02. Optional Removal of All Transferred Property; Final Disposition of Funds. (a) On any Payment Date following any Calculation Date as of which the sum of (1) the Class A Certificate Principal Balance, (2) the Class B-1 Certificate Principal Balance and (3) the Class B-2 Certificate Principal Balance is less than ten percent (10.00%) of the sum of (x) the Initial Class A Certificate Principal Amount, (y) the Initial Class B-1 Certificate Principal Amount and (z) the Initial Class B-2 Certificate Principal Amount (such date, an "Optional Removal Date"), the Holders of the Trust Certificate shall have the option with the consent of the Certificate Insurer to cause the retirement of the Certificates by depositing with the Trustee the sum of (i) the Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance as of such Payment Date (after giving effect to the payment of any principal on such Payment Date), (ii) the Class A Certificate Interest, the Class B-1 Certificate Interest and the Class B-2 Certificate Interest due on such Payment Date, (iii) the amount, if any, of all Class A Overdue Principal, all Class B-1 Overdue Principal, all Class B-2 Overdue Principal, all Class A Overdue Interest, all Class B-1 Overdue Interest and all Class B-2 Overdue Interest and
(iv) all amounts owed to the Certificate Insurer. Upon receipt of such amounts and all amounts then owed to the Trustee the Trustee shall (x) make the final payment in full to the Certificateholders, (y) pay all amounts owed to the Certificate Insurer and (z) release any remaining Trust Property to the Holders of the Trust Certificate.

                 (b)         Notice of any termination pursuant to this Section
13.02 shall be given promptly by the Trustee, by letter to Certificateholders and the Certificate Insurer mailed not later than the 10th day of the month immediately preceding the month of such final Payment Date specifying (i) the Payment Date upon which final payment of the

Certificates will be made, (ii) the scheduled amount of any such final payment,
(iii) that interest shall cease to accrue on the Class A Certificates and Class B Certificates on such final Payment Date and (iv) the address for presentation of the Certificates for final payment. On such final Payment Date, the Trustee shall cause to be distributed to Certificateholders an amount equal to (x) the amount otherwise distributable to the Certificateholders on such Payment Date but for such purchase pursuant to this Section 13.02 and (y) each Class A and Class B Certificateholder's pro rata share (based on the aggregate related Certificate Percentage) of the Class A Certificate Principal Balance, Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance deposited by the Holders of the Trust Certificate into the Collection Account pursuant to this Section 13.02. After such Payment Date, interest on the Class A and Class B Certificates shall cease to accrue.

                 (c) The final payment on any Certificate shall only be made upon the presentation of such Certificate to the Trustee at the office specified in the notice described in paragraph (b) above.

                 In the event that any amount due to any Certificateholder remains unclaimed, the Servicer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within two years after such publication, such amount remains unclaimed, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon written direction from the Servicer shall transfer such funds and shall be discharged of any responsibility for such funds and, the Certificateholders shall look to the Servicer for payment.


                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

                 Section 14.01. Amendment. (a) This Agreement may be amended from time to time by the Servicer, the Depositor and the Trustee, without the consent of any of the Certificateholders but with the consent of the Certificate Insurer, to cure any ambiguity herein; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Trustee adversely affect in any respect the interests of any Certificateholder.

                 (b) This Agreement may also be amended from time to time by the Servicer, the Depositor and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates of each Class evidencing at least 50% in

Percentage Interest in such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Leases or distributions that are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

                 (c)         Prior to the effectiveness of any amendment under
Section 14.01(a) or (b), the Rating Agencies shall have confirmed the respective rating of the Certificates.

                 (d) Promptly after the execution of any such amendment, the Trustee shall furnish a written copy of the text of such amendment (and any consent required with respect thereto) to each Certificateholder and the Rating Agencies.

                 (e) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of the Certificateholders under Section 14.01(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                 (f) The Trustee and the Certificate Insurer shall be entitled to receive an officer's certificate and an Opinion of Counsel to the effect that all conditions precedent to the amendment of this Agreement have been satisfied. The Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects that Trustee's rights, powers, immunities or indemnifications hereunder.

                 Section 14.02. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                 (b) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this

Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of the Applicable Class evidencing an aggregate Percentage Interest of not less than 25% in such class shall have made written request upon the Trustee to institute such action, suit or proceeding in the name of the Certificateholders and shall have offered to the Trustee such indemnity as may be satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

                 (c) The Majority Holders may direct the time, method and place of conducting any proceeding for any remedy with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to such Certificates; provided, however, that:

                             (1) such direction shall not be in conflict with any rule or law or with this Agreement;

                             (2) the Trustee shall have been provided with indemnity satisfactory to it; and

                             (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Certificateholders not so directing.

                 (d) It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, to obtain or seek to obtain priority over or preference to any other Holder of the same class of Certificates or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of the same class. For the protection and enforcement of the provisions of this
Section 14.02, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                 Section 14.03. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                 SECTION 14.04. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

                 Section 14.05. Notices. All demands, notices, instructions, directions and communications (other than periodic communications of a routine nature made in connection with the dissemination of information regarding the Transferred Property, the Servicer and the Trust required to be delivered hereunder, which shall be delivered or mailed by first class mail) hereunder shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, at Texas Commerce Tower, 70th Floor, 600 Travis Street, Houston, Texas 77002, Attention: Sandy Ho, telephone (713) 221-8822, telecopy (713) 221-1818, (b) in the case of the Depositor, at 1061 East Indiantown Road, Suite 204, Jupiter, Florida 33477, Attention: First Sierra Receivables II, Inc., telephone (561) 745-9292, telecopy (561) 745-9594, (c) in the case of the Trustee, at Four Albany Street, 10th Floor, New York, New York 10006,
Attention: Corporate Trust and Agency Group Structured Finance Team, telephone 212-250-5326, telecopy 212-250-6439, (d) in the case of S&P, at 26 Broadway,
15th Floor, New York, NY 10004, Attention: Asset Backed Surveillance, telephone
(212) 208-1278, telecopy (212) 208-8208, (e) in the case of Moody's, at 99
Church Street, New York, NY 10007-2701, telephone (212) 553-1402, telecopy
(212) 533-3856, (f) in the case of the Certificate Insurer, at 113 King Street, Armonk, NY 10504, Attention: Insured Portfolio Management - SF, telephone (914) 273-4545, telecopy (914) 765-3810 and (g) in the case of DCR, 55 East Monroe Street, Chicago, Illinois 60603, Attention: Asset Backed Monitoring, telecopy
(312) 263-2852. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Certificateholder receives such notice.

                 Section 14.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                 Section 14.07. Third Party Beneficiary. The parties hereto acknowledge and agree that the Certificate Insurer is an express third party beneficiary of this Agreement.

                 Section 14.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 9.02 hereof, this Agreement may not be assigned by the Servicer except with prior written consent of the Depositor, the Certificate Insurer and of the Holders of the Certificates of the Applicable Class evidencing Percentage Interests of not less than 66-2/3%. Notice of any such assignment received by a Responsible Officer of the Trustee shall be given to the Rating Agencies by the Trustee.

                 Section 14.09. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon the Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns, subject, however, to the limitations contained in this Agreement. This Agreement shall not inure to the benefit of any Person other than the Depositor, the Servicer, the Trustee, the Certificate Insurer and the Certificateholders.

                 Section 14.10. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the sale of the Transferred Property and the issuance of the Certificates and shall continue in full force and effect until terminated pursuant to Section 13.01 hereof.

                 Section 14.11. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

                 Section 14.12. Exhibits. The exhibits to this Agreement are hereby incorporated herein and made a part hereof and are an integral part of this Agreement.

                 Section 14.13. Calculations. Except as otherwise provided in this Agreement, all interest rate calculations under this Agreement, including those with respect to the Leases, will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least seven decimal places.

                 Section 14.14. No Proceedings. The Servicer, the Back-up Servicer and the Trustee each hereby agrees that it will not directly or indirectly institute, or cause to be instituted, against the Depositor or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Depositor.

                 IN WITNESS WHEREOF, the Servicer, the Back-Up Servicer, the Depositor and the Trustee have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                        FIRST SIERRA FINANCIAL, INC.
                                            as Servicer



                                        By:
                                           ------------------------------
                                           Name:   Thomas Depping
                                           Title:  President


                                        BANKERS TRUST COMPANY,
                                            as Back-up Servicer



                                        By:
                                           ------------------------------
                                           Name:   Linda A. Rakolta
                                           Title:  Vice President


                                        FIRST SIERRA RECEIVABLES II,
                                          INC.
                                          as Depositor



                                        By:
                                           ------------------------------
                                           Name:  Sandy M. Ho
                                           Title: Senior Vice President



                                        BANKERS TRUST COMPANY, not in
                                            its individual capacity but solely
                                            as Trustee



                                        By:
                                           -----------------------------
                                           Name:   Linda A. Rakolta
                                           Title:  Vice President

                                   EXHIBIT A


                      TRUSTEE'S ACKNOWLEDGEMENT OF RECEIPT

                   FIRST SIERRA EQUIPMENT LEASE TRUST 1996-2



                 Bankers Trust Company, in its capacity as Trustee (the "Trustee") under that certain Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1996, by and among First Sierra, as Servicer, First Sierra Receivables II, Inc., as Depositor ("Depositor") and the Trustee, hereby acknowledges receipt of the Lease Files with respect to each Lease on the List of Initial Leases.

                 The List of Initial Leases relating to the First Sierra Equipment Lease Trust 1996-2 is attached to this Receipt.


                                                   BANKERS TRUST COMPANY
                                                       as Trustee




                                                   By:
                                                      ---------------------
                                                      Name:
                                                      Title:



Dated:  November 15, 1996

                                   EXHIBIT C

FIRST SIERRA RECEIVABLES II SERIES 1996-2
-------------------------------------------------------------------------------
FIRST SIERRA RECEIVABLES INC.
MONTHLY SERVICER CERTIFICATE


CLASS A INTEREST SCHEDULE

    Prior Month Class A Principal Balance
    Class A Certificate Rate
    One twelfth of Class A Certificate Rate
    Class A Certificate Interest
    Prior Month Class A Overdue Interest

    Class A Interest Due
    Class A Interest Paid

    Current Month Class A Overdue Interest

CLASS A PRINCIPAL SCHEDULE

    Prior Month Class A Principal Balance
    Class A Percentage
    Base Principal Amount
    Class A Base Principal Distribution Amount
    Prior Month Class A Overdue Principal
    Total A Note Principal Due

    Class A Principal Paid

    Class A Overdue Principal

    Current Month Class A Principal Balance

CLASS B-1 INTEREST SCHEDULE

    Prior Month Class B-1 Principal Balance
    Class B-1 Certificate Rate
    One twelfth of Class B-1 Certificate Rate
    Class B-1 Certificate Interest
    Prior Month Class B-1 Overdue Interest

    Class B-1 Interest Due
    Class B-1 Interest Paid

    Current Month Class B-1 Overdue Interest

CLASS B-1 PRINCIPAL SCHEDULE

    Prior Month Class B-1 Principal Balance
    Class B-1 Percentage
    Base Principal Amount
    Class B-1 Base Principal Distribution Amount
    Prior Month Class B-1 Overdue Principal
    Total B-1 Note Principal Due

    Class B-1 Principal Paid

    Class B-1 Overdue Principal

    Current Month Class B-1 Principal Balance

CLASS B-2 INTEREST SCHEDULE

    Prior Month Class B-2 Principal Balance
    Class B-2 Certificate Rate
    One twelfth of Class B-2 Certificate Rate
    Class B-2 Certificate Interest
    Prior Month Class B-2 Overdue Interest

    Class B-2 Interest Due
    Class B-2 Interest Paid

    Current Month Class B-2 Overdue Interest

CLASS B-2 PRINCIPAL SCHEDULE

    Prior Month Class B-2 Principal Balance
    Class B-2 Percentage
    Base Principal Amount
    Class B-2 Base Principal Distribution Amount
    Prior Month Class B-2 Overdue Principal
    Total B-2 Note Principal Due

    Class B-2 Principal Paid

    Class B-2 Overdue Principal

    Current Month Class B-2 Principal Balance

SERVICING FEE SCHEDULE

    Prior Month ADCPB
    Servicer Fee Rate
    One-twelfth
    Servicer Fee

    Prior Servicer Fee Arrearage
    Servicer Fee Paid

    Current Servicing Fee Arrearage

BACK-UP SERVICING FEE SCHEDULE

    Prior Month ADCPB
    Back-Up Servicer Fee Rate
    One-twelfth
    Back-up Servicer Fee

    Prior Back-Up Servicer Fee Arrearage
    Total Back-Up Servicer Fee Due

    Back-Up Servicer Fee Paid

    Current Back-Up Servicing Fee Arrearage

TRUSTEE FEE SCHEDULE

    Trustee Fee
    Trustee Fee Rate

    Prior Trustee Fee Arrearage
    Total Trustee Fee Due

    Trustee Fee Paid

    Current Trustee Fee Arrearage

CERTIFICATE PREMIUM SCHEDULE

    Initial Class A Balance
    Premium Rate
    Prior Premium Arrearage
    Premium Amount Due

    Premium Amount Paid

    Current Premium Arrearage

EARLY AMORTIZATION EVENTS

(a) Default in the payment to the Class A Certificateholders or the Class B Certificateholders of any interest or principal due hereunder in accordance with the provisions of Section 6.06 when such payment becomes due and payable and continuance of such default for a period of five business days; or [10.01(a)]

(b) Default in the performance, or breach, of the any covenant or agreement of the Depositor in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this section
    10.01 specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Depositor by the Service, the Certificate Insurer or the Trustee, or to he Depositor, the Certificate Insurer and the Trustee by the Certificateholders of at least 50% in aggregate principal amount of the outstanding Class A Certificates a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or if, in any such case, the Depositor have consented in writing that any such event shall be an Early Amortization Event; or [10.01(b)]

(c) Any proceeding shall be instituted against the Depositor (or, if the Depositor is actively contesting the merits thereof, such proceeding is not dismissed within 90 days) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or any of its Indebtedness under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought n such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or [10.01(c)]

(d) The commencement by the Depositor of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Depositor in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or to the consent by it to the filing of such petition or to the appointment or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Depositor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the making by it of an admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Depositor in furtherance of any such action; or [10.01(d)]

(e) Judgments or orders in respect of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against the Depositor shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or [10.01(e)]

(f) There is a material breach of any of the representations and warranties of the Depositor set forth in Section 3.01(a) and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Depositor by the Servicer, the Certificate Insurer or the Trustee, or to the Depositor, the Certificate Insurer and the Trustee by the Certificateholders of at least 50% in aggregate principal amount of the outstanding Class A Certificates a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or if, in any such case, the Depositor have consented in writing that any such event shall be an Early Amortization Event; or [10.01(f)]

(g) The Trust Certificate Percentage Interest is less than the Subordinated Amount; or [10.01(g)]

(h) A Gross Charge-Off Event has occurred and is continuing; or [10.01(h)]

(i) A Delinquency Trigger Event has occurred and is continuing; or [10.01(i)]

(j) An Event of Servicing Termination has been declared; or [10.01(j)]

(k) The Certificate Insurer has made an Insured Payment under the policy. [10.01(k)]


RESTRICTING EVENT CALCULATIONS

         (a) Event of Servicer Termination (Yes/No)
                                                                             -----------------

         (b) Certificate Insurer makes an Insured Payment
                                                                             -----------------

         (a) Gross Charge-Off Event (Yes/No)
                                                                             -----------------

         (b) Delinquency Trigger Event
                                                                             -----------------

EVENTS OF SERVICER TERMINATION

(i) Any failure by the Servicer to make any payment, deposit, transfer or delivery required to be made hereunder (other than with respect to the Monthly Statement, as to which the remedy is set forth in section 11.01(a)(ii) hereof) for a period of three Business Days after the date of such payment, deposit, transfer or delivery is required to be made (provided that the Servicer shall be granted a two business day grace period on not more than one occasion during each Collection Period); or [11.01(a)(i)]

(ii)     Any failure by the Servicer to submit a Monthly Statement pursuant to
         Section 6.07 hereof that continues unremedied for period of three business days after the earlier of the date upon which (A) the Certificate Insurer or a Certificateholder provides written notification to the Servicer of such failure or (B) the Depositor becomes aware that the Certificate Insurer and the Certificateholders have not received a copy of the Monthly Report in accordance with the provisions hereof; or [11.01(a)(ii)]

(iii) Any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this agreement, as the case may, or any breach of representation or warranty of the Servicer set forth in Section 3.02 of this Agreement, which failure or breach (A) materially and adversely affects the rights of the Trustee, Certificateholders, the Certificate Insurer or the Depositor and (B) continues unremedied for a period of 30 days after the earlier to occur of (x) the date on which written notice of such failure or breach, requiring the situation giving rise to such failure or breach to be remedied, shall have been given to a Servicing Officer of the Servicer or a Responsible Officer of the Trustee by the Depositor or any Holder of Certificates or (y) the date on which any Servicing Officer is required pursuant to the terms of this Agreement to the Certificateholders and the Certificate Insurer of any such failure or breach; or [11.01(a)(iii)]

(iv) The Servicer shall consent to the appointment on a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, a court of competent jurisdiction shall determine that the Servicer is generally not paying its debts as they come due or the Servicer shall make a general assignment for the benefit of creditors; or [11.01(a)(iv)]

(v) The Servicer shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now defined hereafter in effect) or an answer admitting the material allegation of a petition filed against the Servicer shall, by voluntary petition, answer or consent, seek relief under the bankruptcy or other similar law providing for the reorganization or winding up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or [11.01(a)(v)]

(vi) An order, judgment or decree in excess of $500,000 shall be entered in any proceeding, and any such order, judgment or decree or appointment or sequestration shall remain in force, undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or [11.01(a)(vi)]

(vii) A petition against the Servicer in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any of any law providing for reorganization or winding up of debtors which may apply to the Servicer, or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for period of 60 days; or [11.01(a)(vii)]

(viii) Any assignment by the Servicer to a delegation of its duties or rights hereunder, except as specifically permitted hereunder, or any attempt to make such an assignment; or [11.01(a)(viii)]

(ix) A Servicer Trigger Event (as defined in the Insurance Agreement) shall occur and be continuing; or [11.01(a)(ix)]

GROSS CHARGE-OFFS
                                  Gross                               Gross                        Monthly
                                Defaults         Recoveries        Charge-Offs        ADLB       Charge-Offs
                                --------         ----------        -----------        ----       -----------
         2 months prior
         1 month prior
         Current month


                          Gross Charge-Off Ratio:
                          Maximum Charge-Off Ratio:

30+ DELINQUENCIES

                                                                     Monthly
                              Delinquencies        ADCPB          Delinquencies
                              -------------        -----          -------------
         2 months prior
         1 month prior
         Current month


                          Delinquency Ratio:
                          Maximum Delinquency Ratio:

ISSUER RESTRICTING EVENT CALCULATIONS

         (a)  Gross Defaults
                                                                    --------

         (b)  Total Delinquencies
                                                                    --------

GROSS DEFAULTS

                                                                     Monthly
                             Gross Defaults        ADCPB           Charge-Offs
                             --------------        -----           -----------

         Current


                  i.A     Subordinated Percentage
                    B     WAL of Remaining Leases
                 ii.      Two
                          Trigger (i/ii)

TOTAL DELINQUENCIES

                                                                     Monthly
                              Delinquencies        ADCPB          Delinquencies
                              -------------        -----          -------------

         2 months prior
         1 month prior
         Current month


                          Delinquency Ratio:
                          Maximum Delinquency Ratio:

EARLY AMORTIZATION

CHNG     (1)     Is Subordinate Interest less than 8.86% of ADLB?
                                                                             ----------------

         (2)     Has a Gross Charge-Off Event Occurred?
                                                                             ----------------

         (3)     Has a Delinquency Event Occurred?
                                                                             ----------------

Aging/Delinquency Statistics

                                                                      % of
                                                    ADLB              Total

Current
31-60 Days Past Due
61-90 Days Past Due
91+ Days Past Due

Total

Certificate Factors

Class A Notes
Class B-1 Notes
Class B-2 Notes


Substitution Limits [Section 7]

Initial ADCPB
Maximum Substitution (10% of Initial)
Maximum Substitution for Defaulted Contracts (5% of Initial)

Prior month ADCPB Substituted
Current month ADCPB Substituted
Cumulative ADCPB Substituted

Prior month ADCPB Substituted for Defaulted Contracts
Current month ADCPB Substituted for Defaulted Contracts
Cumulative ADCPB Substituted for Defaulted Contracts

# Substituted Leases that subsequently default
ADCPB of Substituted Leases that default

                                                                   New Transf.
                                                         Security   Property
                                    Lockbox  Collection  Deposit    Funding    Intra-Month    Payment Date
                                    Account    Account   Account    Account   Distributions   Distributions
----------------------------------------------------------------------------------------------------------
BEGINNING ACCOUNT BALANCES

LOCKBOX ACCOUNT
    Collections Received [5.02(b)(d)]
    Payments with respect to Maintenance, Taxes
      or Assessments [5.02(c)(h)]
    Excluded Amounts [5.02(d)][Definition]
    Collections on Deposit due Collection Account
      [5.02(d)]

COLLECTION ACCOUNT
    Aggregate Amount of Actual Payments
      [6.01b(i)]
    Add: Servicer Advances [5.03][6.01b(ii)]
    Add: Sch. Payments, Final Payments or
      Purchase Option from Sec. Deposit Account
      [6.01b(iii)]
    Add: Reconveyance Amounts by Servicer
      [6.01b(iv)]
    Add: Any Investment Earnings [6.01b(v)]
    Add: Deposits from New Transferred Property
      Funding Account [6.01b(vi)]
    Add: Amount Payable to Class A Certificate-
      holders under 6.04d [6.01b(vii)]
    Add: Advance Payments Due and Owing for
      Collection Period [6.01c]
    Add: Offset Amount as Provided by 5.12
      [6.01c]
    Less: Amounts transferred to the New Trans-
      ferred Property Funding Account [6.01d]
    Less: Amounts Servicer Advanced but deems uncollectible [6.01d]

SECURITY DEPOSIT ACCOUNT
    Add: Security Deposits [6.02b]
    Less: Amounts to Collection Account [6.02c]

NEW TRANSFERRED PROPERTY FUNDING ACCOUNT

    Less: Amount Transferred from Collection
      Account in consid. of New Trans. Property
      [6.05i1]
    Add: Amount transferred to New Transferred
      Property Funding Account [6.05ii]
    Less: Amount Transferred from Collection
      Account in consid. of New Trans. Property
      [6.01iii]

ENDING ACCOUNT BALANCES

----------------------------------------------------------------------------------------------------------

AVAILABLE AMOUNT TO CERTIFICATE HOLDERS

DISBURSEMENTS FROM COLLECTION ACCOUNT (PRIOR TO INITIAL AMORTIZATION DATE)

            (i)     Initial Unpaid Amts. inadvertently dep. in Collection
                    [6.06b(i)]

           (ii) Indemnity payments paid inadvertently dep. in Collection Account [6.06b(ii)]

          (iii)     Aggregate of: [6.06b(iii)]
                    (A) Unreimbursed Servicer Advances from current collection period
                    (B) Unreimbursed Servicer Advances from current collection period
                    (C) Servicing Charges inadvertently deposited in Collection Account

           (iv)     Current and unpaid Back-up Servicing Fees [6.06b(iv)]

            (v)     Premium Amount due on Payment Date and unpaid Premiums
                    [6.06b(v)]

           (vi) Trustee Fee due on Payment Date and unpaid Trustee Fees [6.06b(vi)]

          (vii) Trustee reimbursable expenses due and unpaid (up to $75,000 in aggregate) [6.06b(vii)]

         (viii) Class A Certificate Interest and Overdue Class Interest [6.06b(viii)]

           (ix) Class B-1 Certificate Interest and Overdue Class B-1 Interest [6.06b(iv)]

            (x) Class B-2 Certificate Interest and Overdue Class B-2 Interest [6.06b(x)]

           (xi) Certificate Insurer Reimbursement Amount, if any, due on Payment Date [6.06b(xi)]

          (xii) Trustee reimbursable expenses due and unpaid (in excess of $75,000 aggregate limitation) [6.06b(xii)]

         (xiii)     Any amounts due Servicer under 9.03 [6.06b(xiii)]

          (xiv) To the depositor the lesser of Base Principal Amount or ADCPB new Contracts transferred to the Trust [6.06b(xiv)]; and

                    If less than the Base Principal Amount, the remainder to the New Transferred Property Funding Account [6.06b(xiv)]

           (xv) To the Holder of the Trust Certificate any remaining amounts [6.06b(xv)]

DISBURSEMENTS FROM COLLECTION ACCOUNT (ON AND AFTER INITIAL AMORTIZATION DATE)

            (i) Initial Unpaid Assets inadvertently deposited in Collection Account [6.06c(i)]

           (ii) Indemnity payments paid inadvertently deposited in Collection Account [6.06c(ii)]

          (iii)     Aggregate of:  [6.06c(iii)]
                    (A)   Unreimbursed Servicer Advances from prior periods
                    (B)   Servicer Fee and unpaid Servicer Fee
                    (C) Servicing Charges inadvertently deposited in Collection Account

           (iv)     Current and unpaid Back-up Servicing Fees [6.06c(iv)]

            (v)     Premium Amount due on Payment Date and unpaid Premiums
                    [6.06c(v)]

           (vi) Trustee Fee due on Payment Date and unpaid Trustee Fees [6.06c(vi)]

          (vii) Trustee reimbursable expenses due and unpaid (up to $75,000 in aggregate) [6.06c(vii)]

         (viii) Class A Certificate Interest and Overdue Class A Interest [6.06c(viii)]

           (ix) Class B-1 Certificate Interest and Overdue Class B-1 Interest [6.06c(ix)]

            (x) Class B-2 Certificate Interest and Overdue Class B-2 Interest [6.06c(x)]

           (xi) Class A Base Principal Distribution Amount and Overdue Class A Principal [6.06c(xi)]

          (xii) Certificate Insurer Reimbursement Amount, if any, due on Payment Date [6.06b(xii)]

         (xiii) Class B-1 Base Principal Distribution Amount and Overdue Class B-1 Principal [6.06c(xiii)] provided no restricting event exists

          (xiv) Class B-2 Base Principal Distribution Amount and Overdue Class B-2 Principal [6.06c(xiv)] provided no restricting event exists

           (xv) Trustee reimbursable expenses due and unpaid (up to $75,000 in aggregate) [6.06c(xv)]

          (xvi)     Any amounts due Servicer under 9.03 [6.06b(xvi)]

         (xvii) Prepayments optionally transferred to collection account and disbursed in consideration of the transfer of New Transferred Property not in excess of $5,000,000 [6.06c(xvii)]

        (xviii) To the Holder of the Trust Certificate any remaining amounts [6.06b(xviii)]

                                   EXHIBIT D


                            WIRING INSTRUCTIONS FORM



                                                                          , 1996
                                                              ------------

Bankers Trust Company

                    Re:   Lease Backed Certificates, Series 1996-2, Issued by
First Sierra Equipment Lease Trust

Dear Sirs:

                    In connection with the sale of the above-captioned Certificate by __________ to __________ ("Transferee") you, as Trustee with respect to the related Certificates, are instructed to make all remittances to Transferee as Certificateholder as of ____________, 19__ by wire transfer pursuant to the instructions set forth on Schedule 1 hereto and you are directed to send all notices to the appropriate party at the address set forth on Schedule 1 hereto. You are further instructed to treat the Transferee as the record holder for purposes of the ________ 199_ payment.

                                           [TRANSFEREE]

                                           By:
                                              ------------------------------
                                           Title:
                                                 ---------------------------


Acknowledged

[TRANSFEROR]

By:
   --------------------------------
Title:
      -----------------------------

                                   EXHIBIT E

                          FORM OF CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


               FIRST SIERRA EQUIPMENT LEASE TRUST 1996-2 6.29% EQUIPMENT LEASE-BACKED CERTIFICATE, CLASS A

               evidencing a Class A Percentage Interest in a Trust, the property of which includes a pool of equipment, the related equipment leases and other property appurtenant thereto conveyed to the Trust by First Sierra Receivables II, Inc. (the "Depositor").

               Principal in respect of this Class A Certificate is payable monthly as set forth herein, after an initial interest-only period which is scheduled to end on the November 1997 Payment Date, but which may end earlier if a Required Amortization Event occurs earlier. Accordingly, the unpaid principal balance of the Class A Percentage Interest evidenced hereby may be less than the initial principal amount set forth below.

               This Class A Certificate does not represent any interest in or obligation of the Depositor, First Sierra Financial, Inc. ("First Sierra"), or any Affiliate of any of them. Neither the Class A Certificates nor the Leases are insured by any governmental agency.

        CUSIP: 33641QAF5
                                                           Class A
        Certificate      $63,381,510 Initial               Percentage
        No. A-1          Principal Amount                  Interest: 100%

                 THIS CERTIFIES THAT CEDE & CO. is the registered owner of a SIXTY-THREE MILLION THREE HUNDRED EIGHTY-ONE THOUSAND FIVE HUNDRED TEN DOLLARS ($63,381,510) nonassessable, fully-paid, 100% Class A Percentage Interest in the Class A

Certificates issued by First Sierra Equipment Trust 1996-2 (the "Trust") formed by the Depositor. The Trust hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class A Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class A Certificates are entitled to receive, as hereinafter set forth in this Class A Certificate and as more fully set forth in the Agreement (defined below), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

                 The property of the Trust includes a pool of equipment finance leases, installment sale contracts and loan contracts (the "Leases"), the equipment financed or leased thereby, if any, (the "Equipment"), all Scheduled Payments, Residual Receipts, Defaulted Residual Receipts and other monies due thereunder after November 1, 1996 (the "Cut-Off Date"), and other property.
The Trust was created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1996, by and among First Sierra, as Servicer, the Depositor and Bankers Trust Company, as trustee of the Trust (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

                 This Class A Certificate is one of the duly authorized Class A Certificates designated as "6.29% Equipment Lease Backed Certificates of First Sierra Equipment Lease Trust 1996-2, Class A" (the "Class A Certificates"). This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                 IN WITNESS WHEREOF, the Trust has caused this Class A Certificate to be duly executed.

                                  FIRST SIERRA EQUIPMENT LEASE TRUST 1996-2

                                  By:  BANKERS TRUST COMPANY,
                                       not in its individual capacity,
                                       but solely as Trustee


Dated:  November 15, 1996



                                  By:
                                      ----------------------------------

                         CERTIFICATE OF AUTHENTICATION

This is one of the Class A Certificates of the Series designated herein, issued under the within-mentioned Pooling and Servicing Agreement.



                                  BANKERS TRUST COMPANY, not in its individual capacity but solely as Trustee



                                  By:
                                     ---------------------------------------

                 This Class A Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class A Certificateholder, at its expense, upon a written request to the Servicer:
Texas Commerce Tower, 70th Floor, 600 Travis Street, Houston, Texas 77002;
Attention: Sandy Ho, Chief Financial Officer

                 Under the Agreement, the Trust is obligated to pay, to the extent that monies are available in the Collection Account for such distributions, on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing in December 1996, to the person in whose name this Class A Certificate is registered and at the address specified in the Certificate Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the product of the Class A Percentage Interest evidenced by this Class A Certificate and an amount equal to the sum of (i) the Class A Certificate Interest and (ii) on and after the Payment date which is also the Initial Amortization Date, but not prior thereto, the sum of (A) Class A Base Principal Distribution Amount and (b) one-half of the residual Receipts received by the Servicer during the prior Collection Period. The Initial Amortization Date is the earlier to occur of (x) the Payment Date occurring in November 1997 and (y) the Payment Date which immediately follows the Early Amortization Event. The final payment of principal and interest on this Class A Certificate will not be later than the November 10, 2004 Payment Date.

                 Payments on this Class A Certificate will be made by the Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Agreement or by such other means as the Person entitled thereto and the Trustee shall agree, without the presentation or surrender of this Class A Certificate or the making of any notation hereon.

                 The Holder hereof, by its acceptance of this Class A Certificate, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class A Certificate or the Agreement.

                 The Class A Certificates do not represent an obligation of, or an interest in, the Trustee or any Affiliate thereof. The Class A Certificates are limited in right of payment to certain collections and recoveries respecting the Leases, all or more specifically set forth above in the Agreement. Pursuant to the Agreement, the Trust shall, in addition to the Class A Certificates, issue Class B Certificates and the Trust Certificate.
THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE CLASS B CERTIFICATES AND THE TRUST CERTIFICATE IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A CERTIFICATES ON EACH PAYMENT DATE.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Servicer and the rights of the Class A Certificateholders under the Agreement at any time by the Servicer, the Depositor and the Trustee with, for so long as the Class A Certificates remain outstanding, the consent of Class A Certificateholders owning Class A Certificates representing an aggregate Class A Percentage Interest of not less than 50%. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Class A Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Class A Certificateholders.

                 As provided in the Agreement, the transfer of this Class A Certificate is registrable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate Class A Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                 The Class A Certificates are issuable only as registered Class A Certificates without coupons in minimum denominations of $1,000 of the Initial Class A Certificate Principal Amount. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate Class A Percentage Interest, as requested by the Class A Certificateholder surrendering the same.

                 The Holder of the Trust Certificate will have the option, subject to certain conditions set forth in the Agreement, including the deposit of the sum specified in the Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Payment Date following the date on which the aggregate Class A Certificate Principal Balance and the Class B Certificate Principal Balance is less than 10% of the Initial Class A Certificate Principal Amount and the Initial Class B Certificate Principal Amount. In the event of such removal, the entire outstanding Class A Certificate Principal Balance and the Class B Certificate Principal Balance, together with accrued interest thereon at the related Certificate Rate, will be required to be paid to the Class A Certificateholders and the Class B Certificateholders on such Payment Date.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Servicer, the Depositor and the Trustee and any agent of any of the foregoing may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

                                   EXHIBIT F

                             CLASS B-1 CERTIFICATE

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT APPLICABLE TO SUCH TRANSFER.


                     FIRST SIERRA EQUIPMENT LEASE TRUST 1996-2
                7.01% EQUIPMENT LEASE-BACKED CERTIFICATE, CLASS B-1

         evidencing a Class B-1 Percentage Interest in a Trust, the property of which includes a pool of equipment, the related equipment leases and other property appurtenant thereto conveyed to the Trust by First Sierra Receivables II, Inc. (the "Depositor").

         Principal in respect of this Class B-1 Certificate is payable monthly as set forth herein, after an initial interest-only period which is scheduled to end on the November 1997 Payment Date, but which may end earlier if a Required Amortization Event occurs earlier. Accordingly, the unpaid principal balance of the Class B-1 Percentage Interest evidenced hereby may be less than the initial principal amount set forth below.

         This Class B-1 Certificate does not represent any interest in or obligation of the Depositor, First Sierra Financial, Inc. ("First Sierra"), or any Affiliate of any of them. Neither the Class B-1 Certificates nor the Leases are insured by any governmental agency.

         CUSIP: 33641QAD0
                                                             Class B-1
         Certificate      $2,160,733 Initial                 Percentage
         No. B-1          Principal Amount                   Interest: 100%

                 THIS CERTIFIES THAT __________ is the registered owner of a TWO MILLION, ONE HUNDRED SIXTY THOUSAND, SEVEN HUNDRED THIRTY-THREE DOLLARS ($2,160,733) nonassessable, fully-paid, 100% Class B-1 Percentage Interest in the Class B-1 Certificates issued by First Sierra Equipment Trust 1996-2 (the "Trust") formed by the Depositor. The Trust hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class B-1 Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class B-1 Certificates are entitled to receive, as hereinafter set forth in this Class B-1 Certificate and as more fully set forth in the Agreement (defined below), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

                 The property of the Trust includes a pool of equipment finance leases, installment sale contracts and loan contracts (the "Leases"), the equipment financed or leased thereby, if any, (the "Equipment"), all Scheduled Payments, Residual Receipts, Defaulted Residual Receipts and other monies due thereunder after November 1, 1996 (the "Cut-Off Date"), and other property.
The Trust was created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1996, by and among First Sierra, as Servicer, the Depositor and Bankers Trust Company, as trustee of the Trust (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

                 This Class B-1 Certificate is one of the duly authorized Class B-1 Certificates designated as "7.01% Equipment Lease Backed Certificates of First Sierra Equipment Lease Trust 1996-2, Class B-1" (the "Class B-1 Certificates"). This Class B-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-1 Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                 IN WITNESS WHEREOF, the Trust has caused this Class B-1 Certificate to be duly executed.


                          FIRST SIERRA EQUIPMENT LEASE TRUST 1996-2

                          By:     BANKERS TRUST COMPANY,
                                  not in its individual capacity,
                                  but solely as Trustee


Dated:  November 15, 1996


                                  By:
                                     --------------------------------

                         CERTIFICATE OF AUTHENTICATION

This is one of the Class B-1 Certificates of the Series designated herein, issued under the within-mentioned Pooling and Servicing Agreement.

                                        BANKERS TRUST COMPANY,
                                        not in its individual capacity
                                        but solely as Trustee


                                        By:
                                           -------------------------------

                 This Class B-1 Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class B-1 Certificateholder, at its expense, upon a written request to the Servicer:
Texas Commerce Tower, 70th Floor, 600 Travis Street, Houston, Texas 77002;
Attention: Sandy Ho, Chief Financial Officer.

                 Under the Agreement, the Trust is obligated to pay, to the extent that monies are available in the Collection Account for such distributions, on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing in December 1996, to the person in whose name this Class B-1 Certificate is registered and at the address specified in the Certificate Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the product of the Class B-1 Percentage Interest evidenced by this Class B-1 Certificate and an amount equal to the sum of (i) the Class B-1 Certificate Interest and (ii) on and after the Payment Date which is also the Initial Amortization Date, but not prior thereto, the sum of (A) Class B-1 Base Principal Distribution Amount and (B) one-half of the Residual Receipts received by the Servicer during the prior Collection Period. The Initial Amortization Date is the earlier to occur of (x) the Payment Date occurring in November 1997 and (y) the Payment Date which immediately follows the Early Amortization Event. The final payment of principal and interest on this Class B-1 Certificate will not be later than the November 10, 2004 Payment Date.

                 Payments on this Class B-1 Certificate will be made by the Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Agreement or by such other means as the Person entitled thereto and the Trustee shall agree, without the presentation or surrender of this Class B-1 Certificate or the making of any notation hereon.

                 The Holder hereof, by its acceptance of this Class B-1 Certificate, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class B-1 Certificate or the Agreement.

                 The Class B-1 Certificates do not represent an obligation of, or an interest in, the Trustee or any Affiliate thereof. The Class B-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Leases, all or more specifically set forth above in the Agreement. Pursuant to the Agreement, the Trust shall, in addition to the Class B-1 Certificates, issue Class A Certificates, the Class B-2 Certificates and the Trust Certificate. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE CLASS B-1 CERTIFICATES IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A CERTIFICATES ON EACH PAYMENT DATE.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the rights of the Class B-1 Certificateholders under the Agreement at any time by the Servicer, the Depositor and the Trustee with, for so long as the Class B-1 Certificates remain outstanding, the consent of Class B-1 Certificateholders owning Class B-1 Certificates representing an aggregate Class B-1 Percentage Interest of not less than 50%. Any such consent by the Holder of this Class B-1 Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Class B-1 Certificate and of any Class B-1 Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B-1 Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Class B-1 Certificateholders.

                 As provided in the Agreement, the transfer of this Class B-1 Certificate is registrable in the Certificate Register upon surrender of this Class B-1 Certificate for registration of transfer at the offices or agencies maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B-1 Certificates of authorized denominations evidencing the same aggregate Class B-1 Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                 The Class B-1 Certificates are issuable only as registered Class B-1 Certificates without coupons in minimum denominations of $1,000 of the Initial Class B-1 Certificate Principal Amount. As provided in the Agreement and subject to certain limitations therein set forth, Class B-1 Certificates are exchangeable for new Class B-1 Certificates of authorized denominations evidencing the same aggregate Class B-1 Percentage Interest, as requested by the Class B-1 Certificateholder surrendering the same.

                 No transfer of any Class B-1 Certificate shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements of the Securities Act of 1933, as amended (the "Act"). If such a transfer is to be made in reliance upon an exemption from the Act other than Rule 144A under the Act, (i) the Trustee shall require an Opinion of Counsel that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Trust, or (ii) the Trustee shall require the transferee to execute a certification, substantially in the form attached as an Exhibit to the Agreement, setting forth the facts surrounding such transfer. In the event that a transfer is to be made in reliance on Rule 144A under the Act, the Holder of the Class B-1 Certificate shall cause its prospective transferee to execute and deliver a certificate substantially in the form attached as an Exhibit to the Agreement. The Servicer shall promptly furnish to any Holder, or any prospective purchaser designated by a Holder, the information required to be delivered to holders and prospective purchasers of Class B-1 Certificates in connection with resales of the Class B-1 Certificates to permit compliance with the Rule 144A in connection with such resales.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Holder of the Trust Certificate will have the option, subject to certain conditions set forth in the Agreement, including the deposit of the sum specified in the Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Payment Date following the date on which the aggregate Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance is less than 10% of the Initial Class A Certificate Principal Amount, the Initial Class B-1 Certificate Principal Amount and the Initial Class B-2 Certificate Principal Amount. In the event of such removal, the entire outstanding Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance, together with accrued interest thereon at the related Certificate Rate, will be required to be paid to the Class A Certificateholders and the Class B Certificateholders on such Payment Date.

                 The Servicer, the Depositor and the Trustee and any agent of any of the foregoing may treat the person in whose name this Class B-1 Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

                                   EXHIBIT G

                             CLASS B-2 CERTIFICATE

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT APPLICABLE TO SUCH TRANSFER.


                  FIRST SIERRA EQUIPMENT LEASE TRUST 1996-2
             8.22% EQUIPMENT LEASE-BACKED CERTIFICATE, CLASS B-2

         evidencing a Class B-2 Percentage Interest in a Trust, the property of which includes a pool of equipment, the related equipment leases and other property appurtenant thereto conveyed to the Trust by First Sierra Receivables II, Inc. (the "Depositor").

         Principal in respect of this Class B-2 Certificate is payable monthly as set forth herein, after an initial interest-only period which is scheduled to end on the November 1997 Payment Date, but which may end earlier if a required Amortization Event occurs earlier. Accordingly, the unpaid principal balance of the Class B-2 Percentage Interest evidenced hereby may be less than the initial principal amount set forth below.

         This Class B-2 Certificate does not represent any interest in or obligation of the Depositor, First Sierra Financial, Inc. ("First Sierra"), or any Affiliate of any of them. Neither the Class B-2 Certificates nor the Leases are insured by any governmental agency.

         CUSIP:  33641QAE8
                                                             Class B-2
         Certificate      $1,800,611 Initial                 Percentage
         No. B-2          Principal Amount                   Interest: 100%


                 THIS CERTIFIES THAT _________________________ is the
registered owner of a ONE MILLION, EIGHT HUNDRED THOUSAND, SIX HUNDRED ELEVEN DOLLARS ($1,800,611) nonassessable, fully-paid, 100% Class B-2 Percentage Interest in the Class B-2 Certificates issued by First Sierra Equipment Trust 1996-2 (the "Trust") formed by First Sierra. The Trust hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class B-2 Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class B-2 Certificates are entitled to receive, as hereinafter set forth in this Class B-2 Certificate and as more fully set forth in the Agreement (defined below), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

                 The property of the Trust includes a pool of equipment finance leases, installment sale contracts and loan contracts (the "Leases"), the equipment financed or leased thereby, if any, (the "Equipment"), all Scheduled Payments, Residual Receipts, Defaulted Residual Receipts and other monies due thereunder after November 1, 1996 (the "Cut-Off Date"), and other property.
The Trust was created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1996, by and among First Sierra, as Servicer, the Depositor and Bankers Trust Company, as trustee of the Trust (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

                 This Class B-2 Certificate is one of the duly authorized Class B-2 Certificates designated as "8.22% Equipment Lease Backed Certificates of First Sierra Equipment Lease Trust 1996-2, Class B" (the "Class B-2 Certificates"). This Class B-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B-2 Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                 IN WITNESS WHEREOF, the Trust has caused this Class B-2 Certificate to be duly executed.

                                FIRST SIERRA EQUIPMENT LEASE TRUST 1996-2

                                By:     BANKERS TRUST COMPANY,
                                        not in its individual capacity,
                                        but solely as Trustee

Dated:  November 15, 1996


                                  By:
                                     -----------------------------------

                         CERTIFICATE OF AUTHENTICATION

This is one of the Class B-2 Certificates of the Series designated herein, issued under the within-mentioned Pooling and Servicing Agreement.

                                        BANKERS TRUST COMPANY,
                                        not in its individual capacity
                                        but solely as Trustee


                                        By:
                                           --------------------------------

                 This Class B-2 Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class B-2 Certificateholder, at its expense, upon a written request to the Servicer:
Texas Commerce Tower, 70th Floor, 600 Travis Street, Houston, Texas 77002;
Attention: Sandy Ho, Chief Financial Officer.

                 Under the Agreement, the Trust is obligated to pay, to the extent that monies are available in the Collection Account for such distributions, on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing in December 1996, to the person in whose name this Class B-2 Certificate is registered and at the address specified in the Certificate Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the product of the Class B-2 Percentage Interest evidenced by this Class B-2 Certificate and an amount equal to the sum of (i) the Class B-2 Certificate Interest and (ii) on and after the Payment Date which is also the Initial Amortization Date, but not prior thereto, the sum of (A) Class B-2 Base Principal Distribution Amount and (B) one-half of the Residual Receipts received by the Servicer during the prior Collection Period. The Initial Amortization Date is the earlier to occur of (x) the Payment Date occurring in November 1997 and (y) the Payment Date which immediately follows the Early Amortization Event. The final payment of principal and interest on this Class B-2 Certificate will not be later than the November 10, 2004 Payment Date.

                 Payments on this Class B-2 Certificate will be made by the Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Agreement or by such other means as the Person entitled thereto and the Trustee shall agree, without the presentation or surrender of this Class B-2 Certificate or the making of any notation hereon.

                 The Holder hereof, by its acceptance of this Class B-2 Certificate, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class B-2 Certificate or the Agreement.

                 The Class B-2 Certificates do not represent an obligation of, or an interest in, the Trustee or any Affiliate thereof. The Class B-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Leases, all or more specifically set forth above in the Agreement. Pursuant to the Agreement, the Trust shall, in addition to the Class B-2 Certificates, issue Class A Certificates, the Class B-1 Certificates and the Trust Certificate. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE CLASS B-2 CERTIFICATES IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES ON EACH PAYMENT DATE.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the rights of the Class B-2 Certificateholders under the Agreement at any time by the Servicer, the Depositor and the Trustee with, for so long as the Class B-2 Certificates remain outstanding, the consent of Class B-2 Certificateholders owning Class B-2 Certificates representing an aggregate Class B-2 Percentage Interest of not less than 50%. Any such consent by the Holder of this Class B-2 Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Class B-2 Certificate and of any Class B-2 Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B-2 Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Class B-2 Certificateholders.

                 As provided in the Agreement, the transfer of this Class B-2 Certificate is registrable in the Certificate Register upon surrender of this Class B-2 Certificate for registration of transfer at the offices or agencies maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B-2 Certificates of authorized denominations evidencing the same aggregate Class B-2 Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                 The Class B-2 Certificates are issuable only as registered Class B-2 Certificates without coupons in minimum denominations of $1,000 of the Initial Class B-2 Certificate Principal Amount. As provided in the Agreement and subject to certain limitations therein set forth, Class B-2 Certificates are exchangeable for new Class B-2 Certificates of authorized denominations evidencing the same aggregate Class B-2

Percentage Interest, as requested by the Class B-2 Certificateholder surrendering the same.

                 No transfer of any Class B-2 Certificate shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements of the Securities Act of 1933, as amended (the "Act"). If such a transfer is to be made in reliance upon an exemption from the Act other than Rule 144A under the Act, (i) the Trustee shall require an Opinion of Counsel that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Trust, or (ii) the Trustee shall require the transferee to execute a certification, substantially in the form attached as an Exhibit to the Agreement, setting forth the facts surrounding such transfer. In the event that a transfer is to be made in reliance on Rule 144A under the Act, the Holder of the Class B-2 Certificate shall cause its prospective transferee to execute and deliver a certificate substantially in the form attached as an Exhibit to the Agreement. The Servicer shall promptly furnish to any Holder, or any prospective purchaser designated by a Holder, the information required to be delivered to holders and prospective purchasers of Class B-2 Certificates in connection with resales of the Class B-2 Certificates to permit compliance with the Rule 144A in connection with such resales.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Holder of the Trust Certificate will have the option, subject to certain conditions set forth in the Agreement, including the deposit of the sum specified in the Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Payment Date following the date on which the aggregate Class A Certificate Principal Balance, Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance is less than 10% of the Initial Class A Certificate Principal Amount and the Initial Class B-2 Certificate Principal Amount. In the event of such removal, the entire outstanding Class A Certificate Principal Balance and the Class B-2 Certificate Principal Balance, together with accrued interest thereon at the related Certificate Rate, will be required to be paid to the Class A Certificateholders and the Class B-2 Certificateholders on such Payment Date.

                 The Servicer, the Depositor and the Trustee and any agent of any of the foregoing may treat the person in whose name this Class B-2 Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

                                   EXHIBIT H

                               TRUST CERTIFICATE

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT APPLICABLE TO SUCH TRANSFER.


                   FIRST SIERRA EQUIPMENT LEASE TRUST 1996-2
                               TRUST CERTIFICATE

         evidencing a Trust Certificate Percentage Interest in a Trust, the property of which includes a pool of equipment, the related equipment leases and other property appurtenant thereto conveyed to the Trust by First Sierra Receivables II, Inc. (the "Depositor").

         Principal in respect of this Trust Certificate is payable monthly as set forth herein.

         This Trust Certificate does not represent any interest in or obligation of the Depositor, First Sierra Financial, Inc. ("First Sierra"), or any Affiliate of any of them. Neither the Trust Certificate nor the Leases are insured by any governmental agency.

                                                      Trust Certificate
                 Certificate                          Percentage
                 No. 1                                Interest: 100%

                 THIS CERTIFIES THAT First Sierra Receivables II, Inc. is the registered owner of a nonassessable, fully-paid, 100% Trust Certificate Percentage Interest in the Trust Certificate issued by First Sierra Equipment Trust 1996-2 (the "Trust") formed by the Depositor. The Trust hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Trust Certificate Percentage Interest held by such registered Holder) of the amounts which all Holders of the Trust Certificates are entitled to receive, as hereinafter set forth in this Trust Certificate and as more fully set forth in the Agreement (as defined below), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement.

                 The property of the Trust includes a pool of equipment finance leases, installment sale contracts and loan contracts (the "Leases"), the equipment financed or leased thereby, if any, (the "Equipment"), all Scheduled Payments, Residual Receipts, Defaulted Residual Receipts and other monies due thereunder after November 1, 1996 (the "Cut-Off Date"), and other property.
The Trust was created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1996, by and among First Sierra, as the Servicer, the Depositor and Bankers Trust Company, as trustee of the Trust (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

                 This Trust Certificate is the duly authorized Trust Certificate designated as "Trust Certificate of First Sierra Equipment Lease Trust 1996-2" (the "Trust Certificate"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Trust Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

                 IN WITNESS WHEREOF, the Trust has caused this Trust Certificate to be duly executed.

                                    FIRST SIERRA EQUIPMENT LEASE TRUST 1996-2

                                    By:  BANKERS TRUST COMPANY, not in its
                                         individual capacity,
                                         but solely as Trustee

Dated:  NOVEMBER 15, 1996


                                    By:
                                       --------------------------------

                         CERTIFICATE OF AUTHENTICATION

This is the Trust Certificate of the Series designated herein, issued under the within-mentioned Pooling and Servicing Agreement.

                                        BANKERS TRUST COMPANY,
                                        not in its individual
                                        capacity but solely as Trustee


                                        By:
                                           --------------------------------

                 This Trust Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Holder of this Trust Certificate, at its expense, upon a written request to the Servicer:
Texas Commerce Tower, 70th Floor, 600 Travis Street, Houston, Texas 77002;
Attention: Sandy Ho, Chief Financial Officer.

                 Under the Agreement, the Trust is obligated to pay, to the extent that monies are available in the Collection Account for such distributions, on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing in December 1996, to the person in whose name this Trust Certificate is registered and at the address specified in the Certificate Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the product of the Trust Certificate Percentage Interest evidenced by this Trust Certificate and the amount distributable to all Holders of the Trust Certificate as set forth in the Agreement. The final payment on this Trust Certificate will not be later than the November 10, 2004 Payment Date.

                 Payments on this Trust Certificate will be made by the Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Agreement or by such other means as the Person entitled thereto and the Trustee shall agree, without the presentation or surrender of this Trust Certificate or the making of any notation hereon.

                 The Holder hereof, by its acceptance of this Trust Certificate, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Trust Certificate or the Agreement.

                 The Trust Certificate does not represent an obligation of, or an interest in, the Trustee or any Affiliate thereof. The Trust Certificate is limited in right of payment to certain collections and recoveries respecting the Leases, all or more specifically set forth above in the Agreement.
Pursuant to the Agreement, the Trust shall, in addition to the

Trust Certificate, issue Class A Certificates and Class B Certificates. THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE TRUST CERTIFICATE IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES ON EACH PAYMENT DATE.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Servicer and the rights of Holder of the Trust Certificate under the Agreement at any time by the Servicer, the Depositor and the Trustee with, for so long as the Trust Certificates remain outstanding, the consent of Holder of the Trust Certificate. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Trust Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holder of the Trust Certificate.

                 As provided in the Agreement, the transfer of this Trust Certificate is registrable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate Trust Certificate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                 The Holder of the Trust Certificate will have the option, subject to certain conditions set forth in the Agreement, including the deposit of the sum specified in the Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Payment Date following the date on which the aggregate Class A Certificate Principal Balance and the Class B Certificate Principal Balance is less than 10% of the Initial Class A Certificate Principal Amount and the Initial Class B Certificate Principal Amount. In the event of such removal, the entire outstanding Class A Certificate Principal Balance and the Class B Certificate Principal Balance, together with accrued interest thereon at the related Certificate Rate, will be required to be paid to the Class A Certificateholders and the Class B Certificateholders on such Payment Date.

                 No transfer of any Trust Certificate shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements of the Securities Act of 1933, as amended (the "Act"). If such a transfer is to be made in reliance upon an exemption from the Act other than Rule 144A under the Act, (i) the Trustee shall require an Opinion of Counsel that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Trust, or (ii) the Trustee shall require the transferee to execute a certification, substantially in the form attached as an Exhibit to the Agreement, setting forth the facts surrounding such transfer. In the event that a transfer is to be made in reliance on Rule 144A under the Act, the Holder of the Trust Certificate shall cause its prospective transferee to execute and deliver a certificate substantially in the form attached as an Exhibit to the Agreement. The Servicer shall promptly furnish to any Holder, or any prospective purchaser designated by a Holder, the information required to be delivered to holders and prospective purchasers of Trust Certificates in connection with resales of the Trust Certificate to permit compliance with the Rule 144A in connection with such resales.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Servicer, the Depositor, the Trustee and any agent of any of the foregoing may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

                                   EXHIBIT I

                        FORM OF TRANSFEREE CERTIFICATION
                                   (NON-144A)


First Sierra Financial, Inc.
Texas Commerce Tower, 70th Fl.
600 Travis Street
Houston, Texas 77002

Bankers Trust Company
Four Albany Street
New York, New York 10006



                          Re: First Sierra Equipment Lease Trust 1996-2, [Class B/Trust] Lease-Backed Certificate, Series 1996-2, No. __, issued under that certain Pooling and Servicing Agreement, dated as of November 1, 1996, among First Sierra Financial, Inc., as servicer (the "Servicer"), First Sierra Receivables II, Inc., as depositor (the "Depositor") and Bankers Trust Company, as trustee (the "Trustee")

Dear Sirs:

                 ________________________________________ as registered holder
("Seller") intends to transfer the captioned Certificate to
____________________________ ("Purchaser"), for registration in the name of
___________________________.

                 1.  In connection with such transfer and in accordance with
Article VIII of the captioned Agreement, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                 2. The Purchaser warrants and represents to, and covenants with, the Seller, the Trustee and the Servicer pursuant to Article VIII of the Pooling and Servicing Agreement as follows:

                          a. The Purchaser understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state.

                          b. The Purchaser is acquiring the certificate for investment for its own account only and not for any other person.

                          c. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate.

                          d. The Purchaser has been furnished with all information regarding the Certificate that it has requested from the Contributor, the Trustee or the Servicer.

                          e. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificate under the 1933 Act or that would render the disposition of the Certificate a violation of
         Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Certificate.

                 3. The Purchaser warrants and represents to, and covenants with, the Servicer, the Depositor and the Trustee that the Purchaser is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Purchaser is not directly or indirectly purchasing the certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

                 4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                 IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.




----------------------------      -----------------------------
   Seller                         Purchaser

By:                               By:
   -------------------------         --------------------------
   Name:                             Name:
   Title:                            Title:
   Taxpayer Identification           Taxpayer Identification
         No.                           No.
            ----------------              ---------------------
Date:                             Date:
     -----------------------           ------------------------

                                   EXHIBIT J

                        FORM OF TRANSFEREE CERTIFICATION
                                   (144A QIB)



First Sierra Financial, Inc.
Texas Commerce Tower, 70th Fl.
600 Travis Street
Houston, Texas 77002

Bankers Trust Company
Four Albany Street
New York, New York 10006

                 Re: First Sierra Equipment Lease Trust 1996-2, [Class B/Trust] Lease-Backed Certificates, No. __, issued under that certain Pooling and Servicing Agreement, dated as of November 1, 1996, by and among First Sierra Financial, Inc., as servicer (the "Servicer"), First Sierra Receivables II, Inc., as depositor (the "Depositor") and Bankers Trust Company, as trustee (the "Trustee")


Dear Sirs:

                 __________________________________ as registered holder
("Seller") intends to transfer the captioned Certificate to ___________________ ____________________________________________ ("Purchaser"), for registration in the name of ______________ ___________________.

                 1.  In connection with such transfer and in accordance with
Article VIII of the captioned Agreement, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security, offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                 2. The Purchaser warrants and represents to, and covenants with, the Depositor, the Trustee and the Servicer pursuant to Article VIII of the Pooling and Servicing Agreement as follows:

                 a. The Purchaser understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state.

                 b. The Purchaser is acquiring the Certificate for investment for its own account only and not for any other person.

                 c. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate.

                 d. The Purchaser has been furnished with all information regarding the Certificate that it has requested from the Contributor, the Trustee or the Servicer.

                 e. The Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act ("Rule 144") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Purchaser is aware that the sale to it is being made in reliance on Rule 144A. The Purchaser is acquiring the Certificate for its own account or for the account of a qualified institutional buyer, understands that the Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                 3. The Purchaser warrants and represents to, and covenants with, the Servicer, the Depositor, and the Trustee that the Purchaser is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Purchaser is not directly or indirectly purchasing the Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

                 4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

FIRST SIERRA RECEIVABLES II SERIES 1996-1


                 IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.


----------------------------            ------------------------------
  Seller                                  Purchaser

By:                                     By:
   -------------------------               ---------------------------
   Name:                                   Name:
   Title:                                  Title:
   Taxpayer Identification                 Taxpayer Identification
   No.                                     No.
      -----------------------                -------------------------

Date:                                   Date:
     ------------------------                -------------------------

                     ANNEX 1 TO TRANSFEREE CERTIFICATION

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Purchasers Other Than Registered Investment Companies]


                 The undersigned hereby certifies as follows to the parties addressed in the Transferee Certificate to which this certification relates with respect to the Certificate described therein:

                 1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Purchaser.

                 2. In connection with purchases by the Purchaser, the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Purchaser owned and/or invested on a discretionary basis more than $100,000,000(1) in securities (except for the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         ___ Bank. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.





-----------------------------
    (1) The Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless the Purchaser is a dealer registered pursuant to Section 15 of the Securities
Exchange Act of 1934, and, in that case, the Purchaser must own and/or invest on a discretionary basis at least $10,000,000 in securities.

         ___ Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.


         ___ Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940.

                 3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                 4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted, accounting principles and if the investments of such subsidiaries are managed under the Purchaser's direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934.

                 5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.


_____            ______           Will the Purchaser be purchasing the
Yes              No               Certificate only for the Purchaser's own
                                  account?


                 6. If the answer to the foregoing question is "no", the Purchaser agrees that, in connection with any purchase of securities sold to the Purchaser for the account of a third party (including any separate account) in reliance on Rule 144A, the Purchaser will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Purchaser agrees that the Purchaser will not purchase securities for a third party unless the Purchaser has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                 7. The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase.




                                         -------------------------------
                                         Print Name of Purchaser


                                         By:
                                            ---------------------------
                                            Name:
                                            Title:

                                         Date:
                                              -------------------------

                                             ANNEX 2 TO TRANSFEREE CERTIFICATION


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Purchasers That Are Registered Investment Companies]


                 The undersigned hereby certifies as follows to the parties addressed in the Transferee Certificate to which this certification relates with respect the Certificate described therein:

                 1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Purchaser or, if the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                 2. In connection with purchases by Purchaser, the Purchaser is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Purchaser alone, or the Purchaser's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser's Family of Investment Companies, the cost of such securities was used.

____ The Purchaser owned $______________________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Purchaser is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                 3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same party or because one investment adviser is a majority owned subsidiary of the other).

                 4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                 5. The Purchaser is familiar with Rule 144A and understands that the seller to it and the other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A. In addition, the Purchaser will only purchase for the Purchaser's own account.

                 6. The undersigned will notify the parties addressed in the Transferee Certificate to which this certification relates of any changes in the information and conclusion herein. Until such notice, the Purchaser's purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                               ---------------------------------------
                                 Print Name of Purchaser or Adviser


                               By
                                 -------------------------------------
                               Name:
                               Title:

                               IF AN ADVISER:

                               ---------------------------------------
                                      Print Name of Purchaser


                               Date:
                                    ----------------------------------

                                   EXHIBIT K

                        FORM OF TRANSFEREE CERTIFICATION
                              (INVESTMENT COMPANY)



First Sierra Financial, Inc.
Texas Commerce Tower, 70th Fl.
600 Travis Street
Houston, Texas 77002

Bankers Trust Company
Four Albany Street
New York, New York 10006


                 Re: First Sierra Equipment Lease Trust 1996-2, [Class B/Trust] Lease-Backed Certificate, Series 1996-2, No. __, issued under that certain Pooling and Servicing Agreement, dated as of November 1, 1996, among First Sierra Financial, Inc., as servicer (the "Servicer"), First Sierra Receivables II, Inc., as depositor (the "Depositor") and Bankers Trust Company, as trustee (the "Trustee")

Dear Sirs:

                 _________________________________________ as registered holder
("Seller") intends to transfer the captioned Certificate to __________________ _____________________________ ("Purchaser"), for registration in the name of
_____________________________.

                 1. Seller certifies to the Trustee that it is an investment company registered under the Investment Company Act of 1940, as amended.

                 Attached hereto is a true and correct copy of the Qualified Institutional Buyer's Certificate of the Purchaser. We have required no further information with respect to the Purchaser's status as "qualified institutional buyer" other than the following:

                 2. The Purchaser warrants and represents to, and covenants with, the Servicer, the Depositor, and the Trustee that the Purchaser is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the

Purchaser is not directly or indirectly purchasing the Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

                 IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.




----------------------------            --------------------------
  Seller                                  Purchaser

By                                     By:
   -------------------------              ------------------------
   Name:                                  Name:
   Title:                                 Title:
   Taxpayer Identification                Taxpayer Identification
   No.                                    No.
      ----------------------                 ---------------------
Date:                                  Date:
     -----------------------                ----------------------

                                                                      Addendum 1

                                   RULE 144A
                   QUALIFIED INSTITUTIONAL BUYER CERTIFICATE



Dear Sirs:

                 In connection with our purchase(s) from or through you (or others) of privately offered debt or equity securities ("Rule 144A Eligible Securities") pursuant to Rule l44A under the Securities Act of 1933, we certify as follows:

                 1. We are a "qualified institutional buyer" as defined in Rule 144A.

                 2. As of the date set forth below, which date is subsequent to the close of our most recent fiscal year on ____________________, we beneficially owned and/or invested on a discretionary basis an amount of securities (as determined in accordance with Rule
                          144A) in excess of $100,000,000.

                 We represent that we will only purchase Rule 144A Eligible Securities for our own account or for the account of other qualified institutional buyers.

                 You, any issuer of Rule 144A Eligible Securities, trustee, paying or fiscal agent, and other participants in any transaction in Rule 144A Eligible Securities purchased by us may rely upon this certificate, and we will advise you promptly should we cease to be a qualified institutional buyer.

                 This certificate has been executed on our behalf by one of our executive officers.



                                       -----------------------------------
                                       Name of Company


                                       By:
                                           -------------------------------
                                       Name:
                                             -----------------------------
                                       Title:
                                              ----------------------------
                                       Date:
                                             -----------------------------

                                   EXHIBIT L

                         FORM OF INSTRUMENT OF TRANSFER


                 THIS ASSIGNMENT dated as of the __ day of _________, ____, by and between __________ ("Assignor") and __________("Assignee"), provides:

                 That for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

                 A. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Certificateholder, in, to and under that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1996 among First Sierra Financial, Inc., as servicer (the "Servicer"), First Sierra Receivables II, Inc., as depositor (the "Depositor") and Bankers Trust Company, as trustee (the "Trustee") and that certain [Class B/Trust] Certificate, No. _, Series 1996-1 (the "Certificate") issued thereunder by the Trustee.

                 B. For the purpose of inducing Assignee to purchase the Certificate from Assignor, Assignor warrants and represents that:

                          a.   Assignor is the lawful owner of the Certificate
with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever;

                          b.  The Assignor has not received notice, and has no
knowledge of any offsets, counterclaims or other defenses available to the Servicer with respect to the Pooling and Servicing Agreement or the Certificate; and

                          c.  The Assignor has no knowledge of and has not
received notice of any amendments to the Pooling and Servicing Agreement or the Certificate.

                 C. By execution hereof Assignee agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement and the Certificate and from and after the date hereof Assignee assumes for the benefit of each of the Depositor, the Servicer, the Transferor, the Trustee and the Assignor all of Assignor's obligations as Certificateholder thereunder.

                 D. This Assignment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                      WITNESS the following signatures.




[ASSIGNOR]                             [ASSIGNEE]

By                                     By
  -----------------------------           ----------------------------
Its                                    Its
   ----------------------------           ----------------------------
Taxpayer                               Taxpayer
Identification No.                     Identification No.
                  -------------                           ------------

                            Annex A - Defined Terms


                 "Account" means any of the Collection Account, the Security Deposit Account and the New Transferred Property Funding Account.

                 "Actual Payment" means, with respect to a Collection Period and a Lease, all Scheduled Payments, Prepayments, proceeds from any Lease subject to a Casualty Loss, Final Lease Payments, Residual Receipts and Defaulted Residual Receipts received by the Servicer from or on behalf of a Lessee with respect to such Lease during such Collection Period. Actual Payments do not include Initial Unpaid Amounts, Reconveyance Amounts, Advance Payments and Servicer Advances.

                 "Addition Date" means the date upon which an Additional Lease is added to the Conveyed Assets pursuant to Section 2.01(d) of the Sale Agreement and the Trust Property pursuant to the Pooling and Servicing Agreement.

                 "Additional Equipment" means the Equipment leased to a Lessee pursuant to an Additional Lease.

                 "Additional Lease" means a Lease that is added to the Conveyed Assets pursuant to Section 2.01(d) of the Sale Agreement and the Trust Property pursuant to the Pooling and Servicing Agreement.

                 "Additional Lease Cut-Off Date" means, with respect to an Additional Lease, the close of business on the first day in the calendar month in which the related Addition Date occurs.

                 "Additional Lease Schedule" has the meaning specified in
Section 2.02(d) of the Sale Agreement.

                 "Advance Payment" means, with respect to a Lease and a Collection Period, any Scheduled Payment, Final Lease Payment, Purchase Option Payment or portion of either made by or on behalf of a Lessee and received by the Servicer during such Collection Period, which Scheduled Payment, Final Lease Payment, Purchase Option Payment or portion of either does not become due until a subsequent Collection Period.

                 "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Aggregate Discounted Contract Principal Balance" means at any time of determination, an amount equal to the sum of the Discounted Contract Principal Balances of all Leases.

                 "Applicable Certificates" means, for so long as the Class A Certificate Principal Balance is greater than zero, the Class A Certificates. Following reduction of the Class A Certificate Principal Balance to zero, and for so long as the Class B-1 Certificate Principal Balance is greater than zero, the Class B-1 Certificates. Following reduction of the Class B-1 Certificate Principal Balance to zero, and for so long as the Class B-2 Certificate Principal Balance is greater than zero, the Class B-2 Certificates. Following reduction of the Class B-2 Certificate Balance to zero, the Trust Certificates.

                 "Applicant" has the meaning specified in Section 8.06 of the Pooling and Servicing Agreement.

                 "Assignment" means, the assignment substantially in the form of Exhibit B to the Sale Agreement and delivered by First Sierra to the Company pursuant to Section 2.01(d) of the Sale Agreement.

                 "Available Distribution Amount" has the meaning specified in
Section 6.04(a) of the Pooling and Servicing Agreement.

                 "Available Funds" means, with respect to a Payment Date, all amounts held in the Collection Account on the related Determination Date other than any such amounts which relate to amounts due during the Collection Period in which such Payment Date or any subsequent Payment Date occurs.

                 "Available Funds Shortfall" has the meaning specified in
Section 6.04(b) of the Pooling and Servicing Agreement.

                 "Back-up Servicer" means Bankers Trust Company.

                 "Back-up Servicer Fee" means, the fee payable to the Servicer on each Payment Date in consideration for the Back-up Servicer's performance of its duties under the Pooling and Servicing Agreement, in an amount equal to the product of (a) one-twelfth of the Back-up Servicer Fee Rate and (b) the Aggregate Discounted Contract Principal Balances as of the prior Calculation Date.

                 "Back-up Servicer Fee Rate" means 0.02% per annum.

                 "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

                 "Base Principal Amount" means, with respect to any Payment Date other than the Payment Date which is also the Initial Amortization Date, an amount equal to the excess of (a) the Aggregate Discounted Contract Principal Balances of the Leases as of the close of business on the last day of the second preceding Collection Period over (b) the Aggregate Discounted Contract Principal Balances of the Leases as of the close of business on the last day of the immediately preceding Collection Period. With respect to the Payment Date which is also the Initial Amortization Date an amount equal to the excess of (i) the Aggregate Discounted Contract Principal Balances of the Leases as of the close of business on the Cut-Off Date over (ii) the Aggregate Discounted Contract Principal Balances of the Leases as of the close of business on the last day of the immediately preceding Collection Period.

                 "Business Day" means, any day other than a Saturday, a Sunday or a day on which banking institutions in Jupiter, Florida, New York, New York, Houston, Texas, or in the city and State where the Trustee's or the Servicer's principal offices are located, are authorized or obligated by law, executive order or governmental decree to be closed; provided, however, that the Servicer shall, from time to time, deliver written notice to the other parties hereto of any differences in Business Days between the States of Texas (or any other state where the Servicer has its principal office) and New York.

                 "Calculation Date" means, with respect to a Collection Period, the close of business on the last day of such Collection Period, or if such day is not a Business Day, the immediately preceding Business Day.

                 "Casualty Loss" means, with respect to a Lease, any loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Scheduled Payments due thereunder or in the termination of the Lessee's obligation to make future Scheduled Payments thereunder.

                 "Certificates" means the Class A Certificates, the Class B Certificates and the Trust Certificates.

                 "Certificateholder or Holder" means the Person in whose name a Certificate is registered in the Certificate Register.

                 "Certificate Insurance Policy" means the Certificate Guaranty Insurance Policy, Policy Number 22420.

                 "Certificate Insurer" means MBIA Insurance Corporation or any successor thereto, as issuer of the Certificate Insurance Policy.

                 "Certificate Insurer Default" means any period during which the Certificate Insurer has failed (and continues to fail) to honor a proper claim made under the Certificate Insurance Policy.

                 "Certificate of Title" means, with respect to a Vehicle, the certificate of title naming the related Source as titleholder of such Vehicle with a notation thereon evidencing the security interest of Bankers Trust Company, as custodian or trustee, in such Vehicle.

                 "Certificate Register" has the meaning specified in Section 8.03(a) of the Pooling and Servicing Agreement.

                 "Class" means all of the Class A Certificates, all of the Class B-1 Certificates, or all of the Class B-2 Certificates, as applicable.

                 "Class A Base Principal Distribution Amount" means (a) With respect to any Payment Date prior to the Class B-1 Termination Date or Class B-2 Termination Date, the product of (i) the Class A Percentage and (ii) the Base Principal Amount for such Payment Date;

                 (b) With respect to the Class B-1 Termination Date or the Class B-2 Termination Date, as the case may be, the amount described in clause
(a) above plus the portion of the Class B-1 Base Principal Distribution Amount or the Class B-2 Base Principal Distribution Amount, as applicable, not applied as a reduction of the Class B-1 Certificate Principal Balance or the Class B-2 Certificate Principal Balance, respectively, on such date (net of any portion of the Class B-1 Base Principal Amount applied as a reduction of Class B-1 Certificate Principal Balance or any portion of the Class B-2 Base Principal Amount applied as a reduction of the Class B-2 Certificate Principal Balance, as the case may be); and

                 (c) With respect to any Payment Date following the Class B-1 Termination Date, or the Class B-2 Termination Date, as the case may be, the Base Principal Amount for such Payment Date (net of any portion of the Class B-1 Base Principal Amount applied as a reduction of Class B-1 Certificate

Principal Balance or any portion of the Class B-2 Base Principal Amount applied as a reduction of the Class B-2 Certificate Principal Balance as the case may
be).

                 "Class A Certificate" means any one of the Class A Certificates executed and authenticated by the Trustee, substantially in the form of Exhibit E to the Pooling and Servicing Agreement.

                 "Class A Certificate Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Trustee and the Certificate Insurer on the related Determination Date representing the ratio of (a) the Class A Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class A Certificate Principal Amount.

                 "Class A Certificateholder" means the Person in whose name a Class A Certificate is registered in the Certificate Register.

                 "Class A Certificate Interest" means, with respect to any Payment Date, the interest accrued on the Class A Certificates during the related Interest Accrual Period, equal to the product of (a) one-twelfth of the Class A Certificate Rate and (b) the aggregate Class A Certificate Principal Balance outstanding immediately prior to such Payment Date.

                 "Class A Certificate Principal Balance" means, at any time, the Initial Class A Certificate Principal Amount minus all payments theretofore received by the Class A Certificateholders on account of principal.

                 "Class A Insured Distribution Amount" means, for any Payment Date (other than the Maturity Date), the sum of (i) Class A Certificate Interest, (ii) Class A Overdue Interest for the related Interest Accrual Period and (iii) the excess, if any, of (a) the Class A Certificate Principal Balance over (b) the Aggregate Discounted Contract Principal Balance of all leases other than Defaulted Leases; and for the Maturity Date, the sum of (i) Class A Certificate Interest, (ii) Class A Overdue Interest for the related Interest Accrual Period and (iii) the Class A Certificate Principal Balance then outstanding.

                 "Class A Certificate Rate" means 6.29% per annum.

                 "Class A Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of

                 (i) the excess, if any, of the Class A Certificate Interest due on the immediately preceding Payment Date over the Class A Certificate Interest paid on such immediately preceding Payment Date;

                 (ii)     without duplication of the amount described in clause
         (i), the amount of the Class A Overdue Interest due and unpaid as of the immediately preceding Date; and

                 (iii) the product of (A) the sum of clauses (i) and (ii) and (B) one-twelfth of the sum of the Class A Certificate Rate plus 1%,

and (b) any Class A Overdue Interest paid in the current period.

                 "Class A Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class A Certificateholders on all prior Payment Dates.

                 "Class A Percentage" means 88%.

                 "Class A Percentage Interest" means the interest in the Class A Portion of the Trust that is evidenced by a Class A Certificate and that is set forth on the face of such Certificate; provided, however, that the Trustee shall only issue Class A Certificates evidencing in the aggregate Class A Percentage Interests totalling 100%. To the extent that, for federal income tax purposes, the Class A Certificates constitute indebtedness, all references in this Agreement to Holders of Class A Certificates owning a specified percentage of the outstanding Class A Certificate Principal Balance shall be construed to mean Holders of Class A Certificates evidencing such specified percentage of the then outstanding indebtedness.

                 "Class A Portion" means the aggregate interest in the Trust evidenced by the Class A Certificates.

                 "Class B Certificates" means the Class B-1 Certificates and the Class B-2 Certificates.

                 "Class B-1 Base Principal Distribution Amount" means, with respect to any Payment Date, the product of (a) the Class B-1 Percentage and
(b) the Base Principal Amount for such Payment Date.

                 "Class B-1 Certificate" means any one of the Class B-1 Certificates executed and authenticated by the Trustee, substantially in the form of Exhibit F to the Pooling and Servicing Agreement.

                 "Class B-1 Certificate Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Trustee on the related Determination Date representing the ratio of (a) the Class B-1 Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class B-1 Certificate Principal Amount.

                 "Class B-1 Certificateholder" means the Person in whose name a Class B-1 Certificate is registered in the Certificate Register.

                 "Class B-1 Certificate Interest" means, with respect to any Payment Date, the interest accrued on the Class B-1 Certificates during the related Interest Accrual Period, equal to the product of (a) one-twelfth of the Class B-1 Certificate Rate and (b) the aggregate Class B-1 Certificate Principal Balance outstanding immediately prior to such Payment Date.

                 "Class B-1 Certificate Principal Balance" means, at any time, the Initial Class B-1 Certificate Principal Amount minus all payments theretofore received by the Class B-1 Certificateholders on account of principal.

                 "Class B-1 Certificate Rate" means 7.01% per annum.

                 "Class B-1 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of

                 (i) the excess, if any, of the Class B-1 Certificate Interest due on the immediately preceding Payment Date over the Class B-1 Certificate Interest paid on such immediately preceding Payment Date;

                 (ii)     without duplication of the amount described in clause
         (i), the amount of Class B-1 Overdue Interest due and unpaid as of the immediately preceding Payment Date; and

                 (iii) the product of (A) the sum of clauses (i) and (ii) and (B) one-twelfth of the sum of the Class B-1 Certificate Rate plus 1%,

and (b) any Class B-1 Overdue Interest paid in the current period.

                 "Class B-1 Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B-1 Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B-1 Certificateholders on all prior Payment Dates.

                 "Class B-1 Percentage" means 3%.

                 "Class B-1 Percentage Interest" means the interest in the Class B-1 Portion of the Trust that is evidenced by a Class B-1 Certificate and that is set forth on the face of such Certificate; provided, however, that the Trustee shall only issue Class B-1 Certificates evidencing in the aggregate Class B-1 Percentage Interests totalling 100%. To the extent that, for federal income tax purposes, the Class B-1 Certificates constitute indebtedness, all references in this Agreement to Holders of Class B-1 Certificates owning a specified percentage of the outstanding Class B-1 Certificate Principal Balance shall be construed to mean Holders of Class B-1 Certificates evidencing such specified percentage of the then outstanding indebtedness.

                 "Class B-1 Portion" means the aggregate interest in the Trust evidenced by the Class B-1 Certificates.

                 "Class B-1 Termination Date" means the Payment Date on which the Class B-1 Certificate Principal Balance is reduced to zero.

                 "Class B-2 Base Principal Distribution Amount" means, with respect to any Payment Date, the product of (a) the Class B-2 Percentage and
(b) the Base Principal Amount for such Payment Date.

                 "Class B-2 Certificate" means any one of the Class B-2 Certificates executed and authenticated by the Trustee, substantially in the form of Exhibit G to the Pooling and Servicing Agreement.

                 "Class B-2 Certificate Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Trustee on the related Determination Date representing the ratio of (a) the Class B-2 Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class B-2 Certificate Principal Amount.

                 "Class B-2 Certificateholder" means the Person in whose name a Class B-2 Certificate is registered in the Certificate Register.

                 "Class B-2 Certificate Interest" means, with respect to any Payment Date, the interest accrued on the Class B-2 Certificates during the related Interest Accrual Period, equal to the product of (a) one-twelfth of the Class B-2 Certificate Rate and (b) the aggregate Class B-2 Certificate Principal Balance outstanding immediately prior to such Payment Date.

                 "Class B-2 Certificate Principal Balance" means, at any time, the Initial Class B-2 Certificate Principal Amount minus all payments theretofore received by the Class B-2 Certificateholders on account of principal.

                 "Class B-2 Certificate Rate" means 8.22% per annum.

                 "Class B-2 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of

                 (i) the excess, if any, of the Class B-2 Certificate Interest due on the immediately preceding Payment Date over the Class B-2 Certificate Interest paid on such immediately preceding Payment Date;

                 (ii)     without duplication of the amount described in clause
         (i), the Class B-2 Overdue Interest due and unpaid as of the immediately preceding Payment Date; and

                 (iii) the product of (A) the sum of clauses (i) and (ii) and (B) one-twelfth of the sum of the Class B-2 Certificate Rate plus 1%,

and (b) any Class B-2 Overdue Interest paid in the current period.

                 "Class B-2 Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B-2 Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B-2 Certificateholders on all prior Payment Dates.

                 "Class B-2 Percentage" means 2.5%.

                 "Class B-2 Percentage Interest" means the interest in the Class B-2 Portion of the Trust that is evidenced by a Class B-2 Certificate and that is set forth on the face of such Certificate; provided, however, that the Trustee shall only issue Class B-2 Certificates evidencing in the aggregate Class B-2 Percentage Interests totalling 100%. To the extent that, for federal income tax purposes, the Class B-2 Certificates constitute indebtedness, all references in this Agreement to Holders of Class B-2 Certificates owning a specified percentage of the outstanding Class B-2 Certificate Principal Balance shall be construed to mean Holders of Class

B-2 Certificates evidencing such specified percentage of the then outstanding indebtedness.

                 "Class B-2 Portion" means the aggregate interest in the Trust evidenced by the Class B-2 Certificates.

                 "Class B-2 Termination Date" means the Payment Date on which the Class B-2 Certificate Principal Balance is reduced to zero.

                 "Closing Date" means November 15, 1996.

                 "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder, as the same may be in effect from time to time and any successor thereto.

                 "Collection Account" means the Eligible Bank Account established pursuant to Section 6.01 of the Pooling and Servicing Agreement.

                 "Collection Period" means with respect to any Payment Date, the period from the second day of the immediately preceding calendar month to the first day of the calendar month in which such Payment Date occurs.

                 "Collections" means all payments received on or with respect to the Leases or the related Equipment, including, without limitation, Scheduled Payments, Liquidation Proceeds, Reconveyance Amounts, Insurance Proceeds, Early Termination Lease Proceeds, proceeds from any Lease subject to a Casualty Loss, Expired Lease Proceeds (to the extent of any amounts then due from a related Source under the related Source Agreement), and Prepayments and amounts received in respect of the Leases or related Equipment pursuant to any Source Agreements (including amounts received under any recourse agreements), all as related to amounts attributable to the Equipment and the Leases for such Collection Period, but excluding any Excluded Amounts.

                 "Company" means First Sierra Receivables II, Inc., a Delaware corporation.

                 "Computer Tape" means, collectively, the computer tapes generated by the Servicer which provide information relating to the Leases and which were, or will be, used by the Servicer in selecting the Leases conveyed by First Sierra to the Depositor pursuant to the Sale Agreement.

                 "Conveyance Date" means, with respect to the Initial Leases, the Cut-Off Date, and with respect to Additional Leases or Substitute Leases, the Addition Date or the Transfer Date, respectively.

                 "Conveyed Assets" means, with respect to the Sale Agreement
(a) all of First Sierra's right, title and interest in and to, but not its obligations under the Original Equipment and the Additional Equipment relating to Additional Leases and Substitute Leases (except for any licensed products that may accompany the Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Equipment, including all proceeds upon any sale or other disposition of the Equipment, (b) all of First Sierra's right, title and interest in and to, but not its obligations under, the Initial Leases, the Additional Leases and Substitute Leases, and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto, (c) all monies due or to become due in payment of the Leases on or after the related Conveyance Date, including all Scheduled Payments thereunder (whether or not due), any Prepayments, any payments in respect of a casualty or early termination, any Residual Receipts, and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (d) the Lease Files, (e) all Insurance Proceeds relating to the foregoing and First Sierra's rights and interests in the Insurance Policies relating to the foregoing, (f) all Source Agreements and Source Agreement Rights to the extent they relate to any Lease and any Equipment covered by the Leases, and (g) all proceeds and income of the foregoing or relating thereto.

                 "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Agreement is specified in
Section 14.05 of the Pooling and Servicing Agreement.

                 "Covered Lease" means any Lease for which the related Lessee deposited a Security Deposit with the Source at the origination of such Lease.

                 "Credit and Collection Policies and Procedures" means the credit and collection policies and procedures of the Servicer.

                 "Credit File" means, with respect to each Lease, the following documents: (a) copies of the Lease, any UCC financing statements and any other original documents related to the Lease, (b) the application of the related Lessee, (c) documentation evidencing the information with respect to such Lease input into the Lease Management System and (d) any other information required by the Servicer pursuant to its customary policies and procedures or the Certificate Insurer.

                 "Cut-Off Date" means, with respect to the Initial Leases, the close of business on November 1, 1996 and with respect to each Additional Lease, the related Additional Lease

Cut-Off Date, and with respect to each Substitute Lease, the related Substitute Lease Cut-Off Date.

                 "DCR" means Duff & Phelps Credit Rating Co.

                 "Defaulted Lease" means a Lease as to which (i) the Servicer has determined in its sole discretion, but in accordance with the Servicing Standard and its customary servicing procedures that such Lease is not collectible, or (ii) all or part of a Scheduled Payment thereunder is more than 160 days delinquent; (iii) the Servicer elected not to make a Servicer Advance or for which the Servicer has determined that a prior Servicer Advance is not recoverable and (iv) that was repurchased by a Source pursuant to a Source Agreement.

                 "Defaulted Residual Receipts" means all proceeds of the sale of Equipment related to Defaulted Leases and any amounts collected related to the failure of such Lessee to pay any required amounts under the related Lease or to return the Equipment, in each case as reduced by (a) any unreimbursed Servicer Advances with respect to such Lease or such Equipment and (b) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Lease or in liquidating such Equipment, including any applicable taxes and any attorneys' fees.

                 "Delinquency Trigger Event" means the event that exists on any Payment Date on which the average of the Delinquency Trigger Ratios for such Payment Date and the two immediately preceding Payment Dates exceeds 7%.

                 "Delinquency Trigger Ratio" means, with respect to any Payment Date, the quotient, expressed as a percentage of (a) the sum of the Discounted Contract Principal Balance of all Leases as to which all or a portion of a Scheduled Payment remained unpaid for more than 30 days from its due date, determined as of the end of the immediately preceding calendar month, divided by (b) the Aggregate Discounted Contract Principal Balance of all Leases as of the last day of the immediately preceding calendar month (including any contracts which were repossessed or substituted).

                 "Delinquent Lease" means, as of any date of determination, a Lease (a) as to which the Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due and (b) which is not a Defaulted Lease.

                 "Depositor" means First Sierra Receivables II, Inc., a Delaware corporation.

                 "Depository" means The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named.

                 "Determination Date" means, with respect to a Collection Period, a date which is the seventh day of the calendar month in the month immediately succeeding the month in which such Collection Period ends, or if such day is not a Business Day, the immediately preceding Business Day; provided, however, that in no event shall such Determination Date be later than three Business Days prior to the Payment Date for such Collection Period.

                 "Direct Participant" means any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depositary.

                 "Discount Rate" means, as of any date 7.10%. The Discount Rate equals the sum of (a) the weighted average sum of the Class A Certificate Rate, the Class B-1 Certificate Rate and the Class B-2 Certificate Rate computed as of the Closing Date, (b) the Servicing Fee Rate, (c) the Premium Rate times the Class A Percentage, (d) the Trustee Fee Rate and (e) the Back-up Servicing Fee Rate.

                 "Discounted Contract Principal Balance" means, with respect to any Lease, at any time of determination, the sum of (a) the present value of all of the remaining Scheduled Payments becoming due under such Lease after such date of determination, discounted monthly at the Discount Rate in the manner described below and (b) the aggregate amount of all Scheduled Payments (due after the applicable Cut-Off Date) then due and payable under such Lease which have not been received by the Servicer (or with respect to the calculation of the Base Principal Amount for which a Servicer Advance has been made in accordance with the provisions of the Pooling and Servicing Agreement); provided, however, that except to the extent expressly provided in the Pooling and Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Lease, Early Termination Lease, or Expired Lease or Lease purchased by First Sierra pursuant to the Sale Agreement, or the Depositor or the Servicer pursuant to the Pooling and Servicing Agreement shall be equal to zero.

                 In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Lease shall be calculated assuming:

                 (i) all payments are due on the last day of such calculation period which shall be the 30 day period following such date of determination;

                 (ii) payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                 (iii) payments are discounted to the last day of the calculation period in which the date of determination falls.


                 "Early Amortization Event" has the meaning specified in
Section 10.01 of the Pooling and Servicing Agreement.

                 "Early Termination Lease" means any Lease that has terminated prior to its scheduled expiration date, other than a Defaulted Lease.

                 "Early Termination Lease Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Early Termination Lease (net of remarketing expenses).

                 "Eligible Bank Account" means a segregated account, which may be an account maintained with the Trustee, which is either (a) maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least BBB+ by DCR and Baa1 by Moody's and whose short-term unsecured obligations are rated at least A-1 by S&P; provided, that if DCR does not rate such entity then the ratings of S&P and Moody's shall suffice, or (b) a segregated trust account or similar account maintained with a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b).

                 "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require the registration of the Trust as an investment company pursuant to the Investment Company Act):

                             (a)    negotiable instruments or securities
              represented by instruments in bearer or registered or book-entry form which evidence:

                                      (i)  obligations which have the benefit
                                of the full faith and credit of the United
                                States of America, including depository
                                receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt,

                                     (ii)  demand deposits or time deposits in,
                                or bankers' acceptances issued by, any
                                depositary institution or trust company
                                incorporated under the laws of the United
                                States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,

                                    (iii)  certificates of deposit having a
                                rating in the highest rating category by the Rating Agencies, or

                                     (iv)  investments in money market funds
                                which are (or which are composed of instruments or other investments which are) rated in the highest rating category by the Rating Agencies (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

                             (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above;

                             (c)    commercial paper (having original or
              remaining maturities of no more than 270 days) having a credit rating in the highest rating category by the Rating Agencies;

                             (d)    Eurodollar time deposits that are
              obligations of institutions whose time deposits carry a credit rating in the highest rating category by the Rating Agencies;

                             (e)    repurchase agreements involving any
              Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by the Rating Agencies and so long as the Certificate Insurer has approved of such repurchase agreement in writing; and

                             (f) any other investment with respect to which the Rating Agency Condition has been satisfied and to which MBIA has consented in writing.

                 Any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.

                 "Eligible Lease" means any Lease that is not a Defaulted Lease and with respect to which all of the representations and warranties set forth in Section 3.01 of the Sale Agreement were true as of the date made.

                 "Equipment" means the equipment leased to a Lessee pursuant to any Lease.

                 "ERISA" means The Employee Retirement Income Security Act of 1974, as amended.

                 "Event of Back-up Servicing Termination" has the meaning specified in Section 11.06 of the Pooling and Servicing Agreement.

                 "Event of Servicing Termination" has the meaning specified in
Section 11.01 of the Pooling and Servicing Agreement.

                 "Excess Amounts" means, with respect to any Lease, any payment required to be paid by the related Lessee pursuant to such Lease at the maturity of such Lease in excess of the Final Lease Payment with respect to such Lease.

                 "Excess Cash" means, the amount that would otherwise be payable to the holder of the Trust Certificate if the Trust Certificate Principal Balance on such Payment Date is below 6.50% of the Aggregate Discounted Contract Principal Balance from Available Funds and Residual Receipts then remaining in the Collection Account and from the amount then remaining in the New Transferred Property Funding Account, up to an amount equal to the Aggregate Discounted Contract Principal Balance of the Leases available to be transferred to the Trust.

                 "Excluded Amounts" means any payments received from a Lessee or Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges, taxes, fees or other charges imposed by any Governmental Authority, any indemnity payments made by a Lessee for the benefit of the lessor under the related Lease or any payments collected from a Lessee or received from a Source relating to servicing and/or maintenance payments pursuant to the related Lease or maintenance agreement, as applicable or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections as to which the Servicer has made an unreimbursed Servicer Advance in accordance with the provisions of the Pooling and Servicing Agreement.

                 "Expired Lease" means any Lease that has terminated on its scheduled expiration date.

                 "Expected Final Payment Date" means the June 10, 2002 Payment Date.

                 "Expired Lease Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Expired Lease.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any successor thereto.

                 "Filing Locations" means the jurisdictions in which any Equipment is located under Leases as of the applicable Cut-Off Date.

                 "Filing Requirements" means (a) a UCC-1 financing statement with respect to the assignment of all Leases to the Trust pursuant to the Pooling and Servicing Agreement, (b) a UCC-1 Financing Statement naming the related Lessee, as debtor, the related Source, as secured party, the Trustee as assignee and the related Equipment as collateral with respect to Leases as to which the related Equipment (other than Vehicles) had an original cost of $75,000 or more and (c) with respect to each Lease which is a true lease, a UCC-1 with respect to the related Equipment in the applicable Filing Location, naming the Source as debtor, First Sierra as secured party and the Trustee as assignee.

                 "Final Lease Payment" means, with respect to any Lease, any payment set forth in such Lease other than the regular Scheduled Payment which is required to be paid by the related Lessee at the maturity of such Lease.

                 "Financing Statements" means a form UCC-1 financing statement.

                 "First Sierra" means First Sierra Financial, Inc., a Delaware corporation.

                 "First Sierra Group" means, as of any relevant date, the affiliated group within the meaning of section 1504 of the Code of which First Sierra, or any successor thereto, is the common parent, or of which the Company is a member, and shall mean any group eligible to file consolidated, combined or unitary returns for state, local or foreign tax purposes which includes the Company, regardless of the identity of the common parent.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar function of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

                 "Gross Charge-Off Event" means the event that exists on any Payment Date on which the average of the Gross Charge-Off Ratio for such Payment Date and the two immediately preceding Payment Dates exceeds 2.5%.

                 "Gross Charge-Off Ratio" means, with respect to any Payment Date, 12 times the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all Leases that become Defaulted Leases during the immediately preceding calendar month less all recoveries received during the immediately preceding calendar month, including, but not limited to, Source buybacks, Source reserve fund payments, liquidation proceeds and residual proceeds, divided by (b) the Aggregate Discounted Contract Principal Balance of all Leases as of the end of the immediately preceding calendar month. For the purposes of the calculation of the Gross Charge-Off Ratio, the Discounted Contract Principal Balance of any Lease which is a Defaulted Lease shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last clause of such definition.

                 "Gross Defaults" means, with respect to any Payment Date, the product of (a) a fraction (i) the numerator of which is the sum of the Monthly Gross Defaults with respect to the three immediately preceding calendar months and (ii) the denominator of which is the Three-Month Average Discounted Contract Principal Balance and (b) 4.

                  "Income Taxes" means any federal, state, local or foreign taxes based upon, measured by, or imposed upon gross or net income, gross or net receipts, capital, net worth, or the privilege of doing business, and any minimum taxes or withholding taxes based upon any of the foregoing, including any penalties, interest or additions to tax imposed with respect thereto.

                 "Indebtedness" means, as to any Person, (a) all indebtedness of such Person for borrowed money, (b) all leases of equipment of such Person as lessee, (c) to the extent not included in clause (b), above, all capital leases of such Person as lessee, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business and not more than ninety
(90) days past due), (e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is nonrecourse to the credit of such Person, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and
(g) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

                 "Indemnification Agreement" means the Indemnification Agreement, dated November 8, 1996, among First Sierra, the Company, the Certificate Insurer and the Underwriter.

                 "Independent Public Accountant" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young
(e) KPMG Peat Marwick and (f) Price Waterhouse (and any successors thereof); provided, that such firm is independent with respect to the Servicer or any Subservicer, as the case may be, within the meaning of the Securities Act of 1933, as amended.

                 "Indirect Participant" means any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

                 "Initial Aggregate Discounted Contract Principal Balance" means the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date.

                 "Initial Amortization Date" means the earlier to occur of (a) the Payment Date in November 1997 and (b) in the event that an Early Amortization Event occurs on a Payment

Date, such Payment Date, or otherwise, on the Payment Date which immediately follows the occurrence of an Early Amortization Event or (c) an Event of Servicer Termination occurs which is not cured within the time period set forth in the Pooling and Servicing Agreement.

                 "Initial Certificate Principal Amount" means the sum of (a) the Initial Class A Certificate Principal Amount (b) the Initial Class B-1 Certificate Principal Amount and (c) the Initial Class B-2 Certificate Principal Amount.

                 "Initial Class A Certificate Principal Amount" means
$63,381,510.

                 "Initial Class B-1 Certificate Principal Amount" means $2,160,733.

                 "Initial Class B-2 Certificate Principal Amount" means $1,800,611.

                 "Initial Equipment" means, the Equipment transferred to the Trust on the Closing Date.

                 "Initial Leases" means the Leases transferred to the Trust on the Closing Date.

                 "Initial Transferred Property" means the property transferred and assigned by the Depositor to the Trust pursuant to Section 2.01 of the Pooling and Servicing Agreement, except for the Initial Unpaid Amounts relating thereto.

                 "Initial Unpaid Amount" means, with respect to a Lease, the excess of (a) the aggregate amount of all Scheduled Payments due prior to the related Cut-Off Date over (b) the aggregate of all Scheduled Payments made prior to the related Cut-Off Date with respect to such Lease.

                 "Insurance Agreement" means the Insurance Agreement, dated as of November 1, 1996, among First Sierra, as seller and as servicer, the Company, the Certificate Insurer and the Trustee.

                 "Insurance Policy" means with respect to an item of Equipment and the related Lease, any insurance policy required to be maintained by the Lessee pursuant to such Lease that covers physical damage to such Equipment and liability resulting from the use, operation or possession of such Equipment (including policies procured by or on behalf of First Sierra on behalf of the Lessee).

                 "Insurance Proceeds" means, with respect to an item of Equipment and the related Lease, any amount received during a Collection Period pursuant to an Insurance Policy issued with respect to such Equipment and related Lease.

                 "Insured Payment" means, (i) on any Payment Date, an amount equal to the Available Funds Shortfall plus (ii) any Preference Amounts.

                 "Interest Accrual Period" means, with respect to each Payment Date, the period commencing on the prior Payment Date.

                 "Interest-Only Period" means the period of time beginning on the Closing Date and continuing until, but excluding, the Initial Amortization Date.

                 "Investment Company Act" means the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.), as the same may be in effect from time to time, or any successor statute thereto.

                 "Investment Earnings" means any and all income from the investment of monies held, from time to time, in the Collection Account, the Security Deposit Account and the New Transferred Property Funding Account pursuant to Section 6.03 of the Pooling and Servicing Agreement, net of any losses on any investments held in such accounts.

                 "IRS" means the Internal Revenue Service and any successor thereto.

                 "Issuer Delinquency Ratio" means, with respect to any calendar month, a fraction, (a) the numerator of which is the Monthly 90 Day Delinquent Aggregate Discounted Contract Principal Balance with respect to such calendar month and (b) the numerator of which the Monthly Aggregate Discounted Contract Principal Balance with respect to such calendar month.

                 "Issuer Delinquency Trigger Ratio" means, with respect to any Payment Date, the fraction, expressed as a percentage, of (i) the numerator of which is the sum of the Issuer Delinquency Ratios with respect to each of the three immediately preceding calendar months and (ii) the denominator of which is three.

                 "Issuer Restricting Event" means the event that shall be deemed to occur on a Payment Date if (a) Gross Defaults with respect to such Payment Date exceeds (b) the quotient of (i) a fraction (A) the numerator of which is the Subordinated Percentage and (B) the denominator of which is the weighted average life of the Leases determined as of the end of the immediately preceding calendar month with respect to any date of determination with respect to the Interest Only

Period and, with respect to any date of determination with respect to the Amortization Period, as of the end of the last day of the Interest Only Period divided by (ii) two or (c) the Issuer Delinquency Trigger Ratio exceeds 2.5%.

                 "Late Payment Rate" shall have the meaning specified in the Insurance Agreement.

                 "Lease" means each of the agreements evidencing the indebtedness of the related Lessee conveyed to the Trust, including, as applicable, schedules, supplements and amendments thereto, under which a Source leases specified Equipment to a Lessee and which are identified on the List of Initial Leases delivered on the Closing Date or, with respect to Additional Leases or Substitute Leases, on the List of Additional Leases delivered on the related Transfer Date.

                 "Lease File" means, with respect to each Lease, (1) a certified copy of the master Lease, (2) the executed original counterpart of the Lease that constitutes "chattel paper" or an "instrument" for purposes of Sections 9-105(l)(b) and 9-305 of the UCC, legended to reflect the security interest of the Trustee, on behalf of the Certificateholders and the Certificate Insurer, (3) an original certificate, executed by Lessee, evidencing delivery and acceptance of the Equipment, (4) Lessee's corporate resolutions and secretary's certificate, (5) a guaranty, if any, (6) copies of documentation relating to the purchase of the Equipment, (7) documents evidencing or related to any Insurance Policy (such documents required to be included therein only with respect to Equipment which had an original cost of more than $35,000), (8) copies of all UCC financing statements filed with respect to the Equipment or the Lease in accordance with the Filing Requirements, (9) a certified copy of the related sale and assignment agreement between the Source and First Sierra, (10) copies of any additional lease documents evidencing any changes or modifications of a Lease by the Servicer in accordance with the terms of the Pooling and Servicing Agreement, (11) with respect to a Lease relating to a Vehicle (as indicated on the List of Leases), the original Certificate of Title (or, in the event that the original Certificate of Title has not been returned from the appropriate titling office, a copy of any preceding certificates of title, if any, all assignments thereof, if any, and a copy of the application for the Certificate of Title shall be included in the Lease File with the original Certificate of Title to be included therein promptly upon return from the appropriate titling office but, in any event, within 60 days from the related Conveyance Date), and (12) reference to the applicable Lease Management Code and any other documents relating thereto held by First Sierra, as Servicer.

                 "Lease Management Code" shall have the meaning set forth in
Section 2.01(c) of the Sale Agreement.

                 "Lease Management System" means the computerized electronic lease management system maintained by First Sierra for all Leases and other agreements similar to the Leases.

                 "Lease Number" means, with respect to each Lease, its identifying number.

                 "Lease Pool" means, at any time, all Leases held as part of the Trust Property.

                 "Lessee" means with respect to any Lease, the Person or Persons obligated to make payments with respect to such Lease, including any guarantor thereof.

                 "Lien" means any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any and, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

                 "Liquidation Proceeds" means with respect to a Defaulted Lease, proceeds from the sale or re-lease of the Equipment, proceeds of the related Insurance Policy, proceeds from any Source Agreements and any other recoveries with respect to such Defaulted Lease and the related Equipment, net of remarketing expenses and amounts so received that are required to be refunded to the Lessee on such Lease.

                 "List of Additional Leases" means the List of Additional Leases delivered pursuant to 6.05(a)(iv) of the Pooling and Servicing Agreement.

                 "List of Initial Leases" means the List of Initial Leases delivered pursuant to Section 2.03(a) of the Pooling and Servicing Agreement.

                 "List of Leases" means the List of Initial Leases and each List of Additional Leases.

                 "Lockbox Account" means the lockbox account established pursuant to the Lockbox Agreement.

                 "Lockbox Agreement" means the Lockbox Agreement among First Sierra, the Company and Texas Commerce Bank, National Association.

                 "Lockbox Bank" means Texas Commerce Bank, National
Association.

                 "Majority Holders" means Holders of the Applicable Certificates that together own Certificates with an aggregate Percentage Interest in excess of 50%.

                 "Maturity Date" means the November 10, 2004 Payment Date.

                 "Monthly Aggregate Discounted Contract Principal Balance" means with respect to any calendar month, the Aggregate Discounted Contract Principal Balance of all Leases calculated as of the end of such calendar month.

                 "Monthly Gross Defaults" means with respect to any calendar month, the Aggregate Discounted Contract Principal Balance of each Lease as to which all or a portion of a Scheduled Payment remained unpaid for 180 days from its due date, calculated as of the end of the such calendar month.

                 "Monthly 90 Day Delinquent Aggregate Discounted Contract Principal Balance" means, with respect to any calendar month, the Aggregated Discounted Contract Principal Balance of all Leases as to which all or a portion of a Scheduled Payment remained unpaid for 90 days from its due date, calculated as of the end of the such calendar month.

                 "Monthly Statement" has the meaning specified in Section 5.07(a) of the Pooling and Servicing Agreement.

                 "Moody's" means Moody's Investors Service.

                 "Necessary Consents" means, with respect to any Person, all necessary consents to the closing of the transactions contemplated by the Transaction Documents.

                 "New Transferred Property" means the property transferred and assigned from the Depositor to the Trust pursuant to Section 6.05(a) of the Pooling and Servicing Agreement, except for the Initial Unpaid Amounts relating thereto.

                 "New Transferred Property Funding Account" means the Eligible Bank Account established and maintained pursuant to Section 6.02(d) of the Pooling and Servicing Agreement.

                 "Offset Amount" has the meaning specified in Section 5.12 of the Pooling and Servicing Agreement.

                 "Opinion of Counsel" means a written opinion of counsel, who may be counsel employed by the Servicer or other counsel, in each case acceptable to the Certificate Insurer and the addressees thereof.

                 "Original Equipment" means any of the Equipment relating to the Initial Leases.

                 "Payment Date" means the 10th day of each calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on December 10, 1996.

                 "Percentage Interest" means, with respect to the Class A Certificates, the Class A Percentage Interest; with respect to the Class B-1 Certificates, the Class B-1 Percentage Interest; with respect to the Class B-2 Certificates, the Class B-2 Percentage Interest; or with respect to the Trust Certificate, the Trust Certificate Percentage Interest.

                 "Permitted Liens" means:

                 (a) Liens granted in favor of the Company under the Sale Agreement or the Sale Agreement or the Trustee on behalf of the Certificateholders and the Certificate Insurer pursuant to the Pooling and Servicing Agreement;

                 (b) Liens constituting the rights of Lessees under Leases.

                 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

                 "Pool Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(a) the Aggregate Discounted Contract Principal Balance of the Leases as of the immediately preceding Calculation Date to (b) the aggregate Discounted Contract Principal Balance as of the most recent Cut-Off Date.

                 "Pooling and Servicing Agreement" means, the Pooling and Servicing Agreement, dated as of November 1, 1996 among the Company, as Depositor, First Sierra, as Servicer, and Bankers Trust Company, as Trustee.

                 "Preference Amount" has the meaning specified in the Certificate Insurance Policy.

                 "Premium Amount" means for any Payment Date, the product to
(i) one twelfth times the Premium Rate times (ii) the Class A Certificate Principal Balance.

                 "Premium Rate" shall have the meaning assigned thereto in the Insurance Agreement.

                 "Prepayment" means, with respect to a Collection Period and a Lease (except a Defaulted Lease), the amount received by the Servicer during such Collection Period from or on behalf of a Lessee with respect to such Lease in excess of the sum of (a) the Scheduled Payment and any Final Lease Payment due, or any Purchase Option Payment made during such Collection Period, plus
(b) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Lease, so long as such amount is designated by the Lessee as a prepayment and the Servicer has consented to such prepayment. Neither Residual Receipts nor Defaulted Residual Receipts are "Prepayments." The term "Reconveyance Amount" and the provisions relating to payment of Reconveyance Amounts shall govern the prepayment in full of any Lease during the period from the Cut-Off Date to and excluding the Closing Date.

                 "Prepayment Amount" means, with respect to a Payment Date and a Lease, an amount, without duplication, equal to the sum of (a) the Discounted Contract Principal Balance as of close of business on the second preceding Collection Period (without any deduction for any Security Deposit paid by a Lessee, unless such Security Deposit has been deposited in the Collection Account pursuant to Section 5.12 of the Pooling and Servicing Agreement); (b) the product of (i) such Lease's Discounted Contract Principal Balance as of the immediately preceding Payment Date and (ii) one-twelfth of the Discount Rate;
(c) any Scheduled Payments theretofore due and not paid by a Lessee; and (d) any Final Lease Payment or Purchase Option Payment due or to become due under the Lease.

                 "Purchase Option Payment" means, with respect to a Lease, any payment set forth in such Lease payable by the Lessee (including any Security Deposit applied in respect thereof) upon the exercise of a purchase option for the Equipment relating to such Lease, whether or not the Lessee actually exercises such purchase option, or with respect to any Lease which does not set forth a purchase option, any payment made by a Lessee to purchase the Equipment relating to such Lease at the end of the term of such Lease.

                 "Rating Agency Condition" means written confirmation from each Rating Agency that the use of such investment will not result in the reduction or withdrawal of the rating assigned by such Rating Agency to the Certificates.

                 "Rating Agencies" means  DCR, Moody's and S&P.

                 "Receivables Transfer Agreement" means the Receivables Transfer Agreement dated as of November 1, 1996, between First Sierra and First Sierra Receivables, Inc.

                 "Reconveyance Amount" means, with respect to any Lease, the sum, without duplication, of (a) the Discounted Contract Principal Balance as of the second preceding Collection Period (without any deduction for any Security Deposit paid by a Lessee, unless such Security Deposit has been deposited in the Collection Account pursuant to Section 5.12 of the Pooling and Servicing Agreement); (b) the product of (i) such Lease's Discounted Contract Principal Balance as of the immediately preceding Payment Date and (ii) one-twelfth of the Discount Rate; (c) any Scheduled Payments theretofore due and not paid by a Lessee; and (d) any Final Lease Payment or Purchase Option Payment due or to become due under the Lease.

                 "Record Date" means, with respect to any Payment Date other than the December 10, 1996 Payment Date, the last day of the immediately preceding Collection Period. With respect to the December 10, 1996 Payment Date, the Record Date shall be the Closing Date.

                 "Registration Statement" shall mean the Registration Statement filed with the SEC under the Securities Act (Reg. No. 333-12199) in the form in which it was declared effective.

                 "Regulations G, T, U and X" means, collectively, Regulations G, T, U and X adopted by the Federal Reserve Board (12 C.F.R. Parts 207, 220, 221 and 224, respectively) and any other regulation in substance substituted therefor.

                 "Reimbursement Amount" means as of any Payment Date, the sum of (x)(i) all Insured Payments previously received by the Trustee by the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to Section 6.06(b)(xi) or 6.06(c)(xii) hereof plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Insured Payment to, but not including, such Payment Date and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement plus
(ii) interest on such amounts at the Late Payment Rate.

                 "Representation Letter" means letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Certificate Register under the nominee name of the Depository.

                 "Repurchase Lease" means any Lease that has been repurchased by the Depositor pursuant to Section 7.01 of the Pooling and Servicing Agreement.

                 "Required Capital Contribution" means the capital contribution described in Section 2.01(a) of the Sale Agreement.

                 "Residual Receipts" means, all Purchase Option Payments, Excess Amounts to the extent such proceeds exceed any Scheduled Payments and Final Lease Payments remaining unpaid.

                 "Responsible Officer" means when used with respect to the Trustee or the Back-up Servicer, any officer assigned to the Corporate Trust Office, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Managing Director, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "Restricting Event" means the event that shall be deemed to occur on a Payment Date on which (a) an Event of Servicing Termination has occurred under the Pooling and Servicing Agreement and is not cured within the grace period set forth in the Pooling and Servicing Agreement, (b) the Certificate Insurer makes an Insured Payment, (c) a Gross Charge-Off Event exists or (d) a Delinquency Trigger Event exists.

                 "Sale Agreement" means, the Sale and Contribution Agreement, dated as of November 1, 1996, between First Sierra and the Depositor.

                 "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill Inc.

                 "Scheduled Payments" means with respect to a Payment Date and a Lease, the periodic payment (exclusive of any amounts in respect of insurance or taxes and reflecting any adjustment for any partial Prepayment and further reflecting the effect of any permitted modification to such Lease) set forth in such Lease due from the Lessee in the related Collection Period.

                 "SEC" means the Securities and Exchange Commission and any successor thereto.

                 "Securities Act" means, the Securities Act of 1933, as amended.

                 "Security Deposit" means any refundable deposit collected from, or on behalf of, a Lessee as a security deposit at the time of origination of a Lease.

                 "Security Deposit Account" means the Eligible Bank Account established and maintained pursuant to Section 6.03 of the Pooling and Servicing Agreement.

                 "Servicer" means the Person performing the duties of the Servicer hereunder, initially First Sierra Financial, Inc.

                 "Servicer Advance" means any amount paid by the Servicer with respect to a Delinquent Lease pursuant to Section 5.03 of the Pooling and Servicing Agreement.

                 "Servicer Fee" means the fee payable to the Servicer on each Payment Date in consideration for the Servicer's performance of its duties pursuant to Article V of the Pooling and Servicing Agreement in an amount equal to the product of (a) one-twelfth of the Servicer Fee Rate and (b) the Aggregate Discounted Contract Principal Balances as of the prior Calculation Date.

                 "Servicer Fee Rate" means 0.50% percent per annum.

                 "Servicer Termination Notice" means the notice described in
Section 11.01 of the Pooling and Servicing Agreement.

                 "Servicing Charges" means the sum of (a) any late payment charges paid by a Lessee on a Delinquent Lease after application of any such charges to amounts then due under such Lease and (b) any other incidental charges or fees received from a Lessee.

                 "Servicing Officer" means any representative of the Servicer involved in, or responsible for, the administration and servicing of the Leases whose name appears on a list of servicing officers furnished to Company, the Certificate Insurer and the Trustee by the Servicer, as such list may from time to time be amended.

                 "Servicing Standard" has the meaning specified in Section 5.01(a) of the Pooling and Servicing Agreement.

                 "Source" means the lessor from whom First Sierra acquired the Leases.

                 "Source Agreement" means an agreement between First Sierra and a Source pursuant to which First Sierra acquired all right, title and interest of the Source in and to a Lease





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and a security interest in the Source's right, title and interest in and to the related Equipment.

                 "Source Agreement Rights" means any and all rights of First Sierra under the Source Agreement with respect to such Source Agreement to the extent such Source Agreement relates to any Lease and any Equipment covered by the Leases.

                 "State" means any state of the United States of America and, in addition, the District of Columbia and Puerto Rico.

                 "Subordinated Amount" means, as of any Payment Date, the excess, if any, of (a) the Aggregate Discounted Contract Principal Balance of the Leases as of the immediately preceding Calculation Date over (b) the Class A Certificate Principal Balance as of such Payment Date, and after taking into account all payments to be made on such Payment Date.

                 "Subordinated Percentage" means, with respect to each Payment Date, a fraction (a) the numerator of which is the sum of (i) the Class B-2 Certificate Principal Balance as of the end of the immediately preceding calendar month and (ii) the Trust Certificate Principal Balance as of the end of the immediately preceding calendar month and (b) the denominator of which is the sum of (i) Monthly Aggregate Discounted Contract Principal Balance with respect to the immediately preceding calendar month, (ii) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date of all Additional Leases to be conveyed to the Trust on such Payment Date and
(iii) the amount on deposit in the New Transferred Property Funding Account or retained in the Collection Account as of such Payment Date (and after taking into account any deposits or withdrawals therein on such Payment Date).

                 "Substitute Lease" has the meaning specified in Section 7.02(a) of the Pooling and Servicing Agreement.

                 "Substitute Lease Cut-Off Date" means, with respect to a Substitute Lease, the close of business on the first day of the calendar month in which the related Transfer Date occurs.

                 "Tape" means the data base with respect to the Leases used to calculate the information in the Monthly Servicer Reports.

                 "Tax Sharing Agreement" means any tax allocation agreement or arrangement with respect to the First Sierra Group, including any arrangement for payments by or to member of the First Sierra Group with respect to its liability for taxes (including taxes excluded from the definition of Income





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Taxes hereunder) of the First Sierra Group or arising from its contribution to taxable income or loss of the First Sierra Group.

                 "Three-Month Average Aggregate Discounted Contract Principal Balance" means, with respect to any Payment Date a fraction, (a) the numerator of which is the sum of the Monthly Aggregate Discounted Contract Principal Balance for each of the three immediately preceding calendar months and (b) the denominator of which is three.

                 "Total Capitalization" has the meaning specified in the Insurance Agreement.

                 "Transaction Documents" means the Sale Agreement, the Receivables Transfer Agreement, the Lockbox Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement.

                 "Transfer Date" means any date on which the Trust acquires New Transferred Property pursuant to Section 6.05(a) of the Pooling and Servicing Agreement or a Substitute Lease pursuant to Section 7.02 of the Pooling and Servicing Agreement.

                 "Transferred Property" means the property conveyed, transferred and assigned by the Transferor to the Trust pursuant to Section
2.01 and 6.05(a) of the Pooling and Servicing Agreement, except for the Initial Unpaid Amounts relating thereto.

                 "True Lease Equipment" means the Equipment leased under the Leases that are treated as "true leases" for federal income tax purposes.

                 "Trust" means the trust created by the Pooling and Servicing Agreement, the estate of which consists of the Trust Property.

                 "Trust Certificate" means the Trust Certificates executed and authenticated by the Trustee, substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

                 "Trust Certificate Percentage" means, as of any Payment Date the percentage equivalent of a fraction (a) the numeration of which is the Trust Certificate Principal Balance and (b) the denominator of which is the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period.

                 "Trust Certificate Percentage Interest" means the interest in the Trust Certificate Portion of the Trust that is evidenced by a Trust Certificate and that is set forth on the





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face of such Certificate; provided, however, that the Trustee shall only issue
Trust Certificates evidencing in the aggregate Trust Certificate Percentage Interests totalling 100%.

                 "Trust Certificate Portion" means the aggregate interest in the Trust evidenced by the Trust Certificates.

                 "Trust Certificate Principal Balance" means, as of any Payment Date, the positive difference, if any, between (a) the sum of (i) the aggregate Discounted Contract Principal Balances of all Leases as of the immediately preceding Calculation Date (ii) the aggregate Discounted Contract Principal Balances as of the related Cut-Off Date of all Additional Leases to be conveyed to the Trust on such Payment Date and (iii) the amount on deposit in the New Transferred Property Funding Account as of such Payment Date (and after taking into account any deposits or withdrawals therein on such Payment Date) and (b) the sum of (i) the outstanding Class A Certificate Principal Balance, (ii) the outstanding Class B-1 Certificate Principal Balance and (iii) the outstanding Class B-2 Certificate Principal Balance as of such Payment Date, after taking into account any distribution of the Base Principal Amount, Residual Receipts and Defaulted Residual Receipts on such Payment Date.

                 "Trust Operating Expenses" means, with respect to any Payment Date, an amount equal to the amounts owing to the Servicer, the Back-up Servicer, the Certificate Insurer and the Trustee pursuant to Section 6.06 of the Pooling and Servicing Agreement and payable out of Available Funds in priority to amounts owing the Certificateholder.

                 "Trust Property" means the Transferred Property, and funds from time to time deposited in the Collection Account, the Security Deposit Account and the New Transferred Property Funding Account.

                 "Trustee" means the institution executing the Pooling and Servicing Agreement as Trustee, or its successor in interest, and any successor Trustee appointed as provided herein, or any successor to the Trustee's corporate trust business (or a substantial portion thereof) and initially shall mean Bankers Trust Company, a New York banking corporation.

                 "Trustee Fee" means, with respect to each Payment Date, an amount equal to $291.67.

                 "Trustee Fee Rate" means, for the purposes of calculating the Discount Rate, 0.01%.





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

                 "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

                 "Underwriter" means First Union Capital Markets Corp., a North Carolina corporation.

                 "Unscheduled Principal Payments" means, with respect to any Payment Date, the aggregate amounts received during the immediately preceding Collection Period pursuant to any Source Agreement in respect of Leases or the related Equipment (excluding Excluded Amounts).

                 "Vehicles" means automobiles and light, medium and heavy duty trucks.

                 "Warranty Event" has the meaning provided in Section 3.03 of the Sale and Contribution Agreement.

                 "Weighted Average Certificate Rate" means the sum of (a) the product of (i) the Class A Certificate Rate and (ii) a fraction, (A) the numerator of which is the Initial Class A Certificate Principal Amount and (B) the denominator of which is the Initial Certificate Principal Amount, plus (b) the product of (i) the Class B-1 Certificate Amount and (ii) a fraction, (A) the numerator of which is the Initial Class B-1 Certificate Principal Amount and (B) the denominator of which is the Initial Certificate Principal Amount, plus (c) the product of (i) the Class B-2 Certificate Rate and (ii) a fraction,
(A) the numerator of which is the Initial Class B-2 Certificate Principal Balance and (B) the denominator of which is the Initial Certificate Principal Amount.





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